Exhibit 10.6

EXECUTION VERSION

Up to $500,000,000

LOAN AND SECURITY AGREEMENT

by and among

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING,

(Collateral Manager)

AP LEAF, LLC

(Borrower)

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING,

(Equityholder)

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

(Lenders)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Administrative Agent)

STATE STREET BANK AND TRUST COMPANY,

(Trustee)

and

STATE STREET BANK AND TRUST COMPANY,

(Collateral Agent)

Dated as of December 20, 2023

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-ii-

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EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	Form of Approval Notice
EXHIBIT B	[Reserved]
EXHIBIT C	Form of Officer’s Certificate as to Solvency
EXHIBIT D	Form of Officer’s Closing Certificate
EXHIBIT E	Form of Release of Underlying Instruments
EXHIBIT F	Form of Assignment of Underlying Instruments
EXHIBIT G	[Reserved]
EXHIBIT H	Form of Joinder Supplement
EXHIBIT I-1 to I-4	Form of U.S. Tax Compliance Certificate
EXHIBIT J	Form of Certificate of Required Loan Documents
EXHIBIT K	Form of Portfolio Acquisition and Disposition Certificate

SCHEDULES

SCHEDULE I	Legal Names
SCHEDULE II	Closing Date Loans
SCHEDULE III	Loan List
SCHEDULE IV	Agreed-Upon Procedures
SCHEDULE V	S&P Industry Classification Group List

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Commitments

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of December 20, 2023, by and among:

(1) MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING, a Delaware statutory trust, as equityholder (the “Equityholder”), and as Collateral Manager (the “Collateral Manager”);

(2) AP LEAF, LLC, a Delaware limited liability company (the “Borrower”);

(3) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender,” collectively, the “Lenders”);

(4) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”);

(5) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity but as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) and

(6) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity but as the Trustee (together with its successors and assigns in such capacity, the “Trustee”).

RECITALS

WHEREAS, the Borrower has requested that the Lenders extend credit hereunder by providing Commitments and making Advances (each as defined below) from time to time prior to the Reinvestment Period End Date (as defined below) for the general business purposes of the Borrower;

WHEREAS, the Borrower has requested that the Collateral Manager act as the collateral manager of the Borrower and manage the Collateral (as defined below);

WHEREAS, the Borrower and the Lenders have requested the Trustee to act as Trustee hereunder, with all covenants and agreements made by the Borrower herein being for the benefit and security of the Secured Parties; and the Trustee is willing to accept the trusts created hereby; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”: The Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account”: Any of the Collateral Account, the General Collection Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account and any sub-accounts thereof deemed appropriate or necessary by the Collateral Agent or Securities Intermediary for convenience in administering such accounts.

“Accreted Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues.

“Accrual Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to and including the Determination Date preceding the first Payment Date, and (b) any subsequent Payment Date, the period from but excluding the Determination Date preceding the previous Payment Date to and including the Determination Date preceding the current Payment Date (or, in the case of the final Payment Date, to and including such Payment Date).

“Adjusted Borrowing Value”: For any Eligible Loan, on any date of determination, an amount equal to the Assigned Value for such Eligible Loan on such date multiplied by the funded principal balance of such Loan (exclusive of any interest and Accreted Interest); provided that, the parties hereby agree that the Adjusted Borrowing Value of any Loan that is no longer an Eligible Loan shall be zero.

“Administrative Agent”: Wells Fargo, in its capacity as administrative agent, together with its successors and assigns, including any successor appointed pursuant to Section 11.6.

“Administrative Expenses”: All fees, costs, expenses and indemnification payments (other than such amounts specified in Section 2.7(a)(1), (a)(2), (a)(3), (a)(7) and (a)(9), Section 2.7(b)(1), (b)(2), (b)(3), (b)(8) and (b)(10) and Section 2.8(1), (2), (3), (8) and (10)) due or accrued and payable by the Borrower to any Person pursuant to any provision of any Transaction Document.

“Advance”: The meaning specified in Section 2.1(a).

“Advance Date”: With respect to any Advance, the date on which such Advance is made.

“Advance Rate”: With respect to (a) Loans denominated in Dollars, 70.0% or (b) Loans denominated in an Eligible Currency other than Dollars, 67.5%.

“Advances Outstanding”: On any date of determination, the aggregate principal amount in Dollars, as determined by the Administrative Agent using the Applicable Conversion Rate, of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day; provided, that for purposes of the determination of Interest and in connection with any reduction pursuant to Section 2.3(b) or any payments made in accordance with Section 2.7 or Section 2.8, “Advances Outstanding” shall refer only to Advances outstanding in the applicable Eligible Currency.

“Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Affected Party”: The Administrative Agent, the Lenders and each of their respective assigns.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and, for the avoidance of doubt, does not include ownership of non-voting preferred equity interest in any such Person. Furthermore, the term Affiliate shall exclude any Person that would be deemed an Affiliate of Apollo Capital Management, L.P. (“Apollo”) owing solely to (1) Apollo’s or its affiliates’ ownership of non-voting preferred equity interests in such Person, (2) Apollo’s or its affiliates’ management of clients (including investment funds or accounts managed by Apollo or its affiliates) or (3) investments and portfolio companies owned by Apollo or its affiliates (including investment funds or accounts managed by Apollo or its affiliates). Notwithstanding anything in this definition to the contrary, solely for purposes of Sections 4.1(z), 4.1(cc), 4.1(dd), 4.3(k), 4.3(l), 4.3(m), 4.7(b), 5.1(aa), 5.2(p), 5.3(o), 5.4(d), 5.10(c) and 5.10(d) with respect to any Borrower Group Entity (in its relevant capacities under the Transaction Documents), references to Affiliates shall not include any other Person other than (i) prior to the BDC Election Date, any Borrower Group Entity and the MDC Entities or (ii) after the BDC Election Date, Apollo Credit Management, LLC.

“Agented Loan”: Any Loan originated as part of a syndicated loan transaction that has one (1) or more administrative, paying and/or collateral agents who receive payments and hold the collateral pledged by the related Obligor on behalf of all lenders with respect to the related credit facility.

“Agreement”: The meaning specified in the Preamble.

“Anti-Corruption Laws”: (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Collateral Manager, the Seller, the Equityholder or any of their respective Subsidiaries or Related Parties is located or doing business.

“Anti-Money Laundering Laws”: Applicable Laws in any jurisdiction in which the Borrower, the Collateral Manager, the Seller, the Equityholder or any of their respective Subsidiaries or Related Parties are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Accounting Standard”: (a) With respect to any Person organized in the United States (or any State thereof), GAAP and (b) with respect to any Person not organized in the United States (or any State thereof), generally accepted accounting principles as in effect from time to time in the applicable jurisdiction, including IFRS.

“Applicable Conversion Rate”: With respect to Euros, GBPs and CADs on any date (x) the applicable currency-Dollar spot rate obtained by the Collateral Manager through customary banking channels or (y) if the Collateral Manager fails to obtain a spot rate pursuant to clause (a), the applicable currency-Dollar spot rate provided (either by publication or otherwise provided or made available to the Administrative Agent) on the Thomson Reuters screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Spread”: The rate per annum set forth in the applicable Fee Letter.

“Approval Notice”: An approval notice delivered by the Administrative Agent to the Collateral Agent substantially in the form of Exhibit A-5 hereto.

“Approved Country”: Each of Austria, Belgium, Canada, Denmark, Finland, France, Germany, Norway, the Republic of Ireland, Luxembourg, the Netherlands, Sweden, Switzerland and the United Kingdom and any other country subject to the prior written approval of the Administrative Agent in its sole discretion.

“Approved Lender”: A Person that owns and invests on a discretionary basis $25,000,000 or more in securities other than securities of an issuer that controls, is controlled by, or is under common control with, such Person; provided that, in determining whether a Person is an Approved Lender, there shall be deducted from the amount of such Person’s securities the amount of any outstanding indebtedness incurred to acquire the securities owned by such Person.

“Asset Coverage Ratio”: The asset coverage ratio of the Equityholder as a “business development company” under the 1940 Act calculated in accordance with the 1940 Act.

“Assigned Value”: With respect to each Loan:

(a) on the date upon which such Loan is acquired by the Borrower, the lower of (i) the Purchase Price of such Loan and (ii) the value of such Loan (expressed as a percentage of par) as determined by the Controlling Lender in its sole discretion;

(b) on any date following the occurrence of an Assigned Value Adjustment Event (other than as described in clause (d) or (e) below) with respect to such Loan, the value of such Loan (expressed as a percentage of par) as determined by the Controlling Lender in its sole discretion; provided that solely with respect to the occurrence of an Assigned Value Adjustment Event of the type described in clause (a) of the definition thereof, immediately after giving effect to any such re-valuation, the Assigned Value shall, to the extent applicable, not be lower than the lower of (1) the original Assigned Value and (2) such value that would result in the greater of (A) zero and (B) the Facility Attachment Ratio for such Loan being lower than the “Minimum Facility Attachment Ratio” specified therefore in accordance with the grid below:

Middle Market Loans
Net Senior Leverage Ratio	Minimum Facility Attachment Ratio
Less than 4.25x	2.90x

Greater than or equal to 4.25 and less than 5.00x	2.80x

Greater than or equal to 5.00 and less than 6.00x	2.70x

Greater than or equal to 6.00 and less than 7.00x	2.60x

Greater than or equal to 7.00 and less than 8.00x	2.40x

Greater than or equal to 8.00x	0.00x

Middle Market Loans
Designated Loans
Total Net Leverage Ratio	Minimum Facility Attachment Ratio
Less than 6.00x	Lesser of (x) the Facility Attachment
Ratio as of the date of acquisition of such Loan and (y) 2.00x

Greater than or equal to 6.00x	0.00x

(c) on any date on which the Controlling Lender assigns a new value to such Loan in its sole discretion in accordance with its receipt of a written request from the Borrower as provided below, such higher Assigned Value as determined by the Controlling Lender in its sole discretion; provided that in connection with any such adjustment (with notice to the Borrower), the Controlling Lender may, in its sole discretion, reset the Original Cash Interest Coverage Ratio, Original Total Net Leverage Ratio and the Original Net Senior Leverage Ratio for such Loan;

(d) the Assigned Value shall automatically be deemed to be zero, unless otherwise determined by the Administrative Agent in its sole discretion, following the occurrence of an Assigned Value Adjustment Event described in clauses (c), (e) (solely with respect to a Material Modification described in clause (f) of “Material Modification”), (f) or (g) of the definition thereof;

(e) the Assigned Value shall be zero for any Principal Reduced Loan unless and until such Principal Reduced Loan is given a new Assigned Value by the Controlling Lender in its sole discretion; and

(f) the Assigned Value shall be zero for any Loan that is not an Eligible Loan.

If the Net Senior Leverage Ratio, Total Net Leverage Ratio or Cash Interest Coverage Ratio that gave rise to an Assigned Value Adjustment Event described in clauses (a) or (b) of the definition thereof has been remedied or is no longer in existence, the Borrower may request in writing an increase to or, absent a Borrower request, the Controlling Lender may, increase the Assigned Value of the related Loan in accordance with clause (c) above; provided that, the Assigned Value of the related Loan may not increase above the Assigned Value given to such Loan on the date of its acquisition by the Borrower.

Any Assigned Value determined hereunder with respect to any Loan on any date after the date such Loan is transferred to the Borrower shall be communicated by the Controlling Lender to the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent and all other Lenders pursuant to an Assigned Value Notice.

“Assigned Value Adjustment Event”: With respect to any Eligible Loan, the occurrence of any one or more of the following events after the related Funding Date:

(a) (x) if such Eligible Loan is a Designated Loan, the Total Net Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is both (i) greater than 3.50 and (ii) greater than 0.75 higher than the Original Total Net Leverage Ratio or (y) otherwise, the Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is both (i) greater than 3.50 and (ii) greater than 0.75 higher than the Original Net Senior Leverage Ratio; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Controlling Lender (with the consent of the Collateral Manager (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the total Net Leverage Ratio or the Net Senior Leverage Ratio for any Eligible Loan as determined on the applicable Funding Date;

(b) the Cash Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is (i) less than 1.50 and (ii) 85% or less of the Original Cash Interest Coverage Ratio; provided that in connection any Revenue Recognition Implementation or any Operating Lease Implementation, the Controlling Lender (with the consent of the Collateral Manager (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Cash Interest Coverage Ratio for any Eligible Loan as determined on the applicable Funding Date;

(c) an Obligor payment default in the payment of principal or interest under such Loan (without giving effect to any applicable grace period);

(d) an Obligor default under such Loan, together with the election by any agent or lender (including, without limitation, the Borrower) to accelerate such Loan or to enforce any of their respective rights or remedies under the applicable UCC or by other institution of legal or equitable proceedings, in each case pursuant to the applicable Underlying Instruments;

(e) the occurrence of a Material Modification with respect to such Loan;

(f) the occurrence of an Insolvency Event with respect to the related Obligor; (g) unless otherwise agreed to by the Controlling Lender in its sole discretion, the failure to deliver (i) to the extent provided by the related Obligor, monthly reports by the date that is no later than forty-five (45) days after the end of any calendar month, (ii) with respect to quarterly reports, any financial statements (including unaudited financial statements) to the Administrative Agent sufficient to calculate the Net Senior Leverage Ratio, Total Net Leverage Ratio or the Cash Interest Coverage Ratio of the related Obligor by the date that is no later than sixty (60) days after the end of the first, second or third quarter of any fiscal year and (iii) with respect to annual reports, any audited financial statements to the Administrative Agent sufficient to calculate either the Net Senior Leverage Ratio, Total Net Leverage Ratio or the Cash Interest Coverage Ratio of the related Obligor by the date that is no later than one hundred fifty (150) days after the end of any fiscal year;

(h) the enactment of any regulation or any change in law which results in the redenomination or revaluation of the Eligible Currency in which such Loan is denominated; or

(i) the Borrower delivers a written notice to the Controlling Lender requesting that the Assigned Value with respect to such Loan be re-determined.

For the avoidance of doubt, an Eligible Loan shall not cease to be an Eligible Loan solely as a result of a change in Assigned Value pursuant to an Assigned Value Adjustment Event, but will remain an Eligible Loan at the new Assigned Value.

“Assigned Value Notice”: A notice (which may be sent by e-mail) which shall be delivered by the Administrative Agent to the Borrower, the Lenders, the Collateral Manager and the Collateral Agent following any re-determination of an Assigned Value under this Agreement, specifying the value of a Loan determined in accordance with terms of the definition of “Assigned Value” in this Section 1.1.

“Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections) as of the last day of the related Collection Period.

“Available Tenor”: As of any date of determination and with respect to any then-current Benchmark for any currency, as applicable, (x) if such then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Accrual Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Accrual Period” pursuant to Section 2.20.

“Bank of America”: Bank of America, N.A., a national banking association

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: For any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1⁄2 of 1% and (b) the Prime Rate in effect on such day.

“BDC Election Date”: The date on which the Equityholder elects to be treated as a “business development company” under the 1940 Act.

“Benchmark”: Initially, the Screen Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to a Screen Rate or the applicable then-current Benchmark, then “Benchmark” with respect to Obligations denominated in such currency means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20.

“Benchmark Replacement”: With respect to any Benchmark Transition Event with respect to a then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the currency applicable to such Benchmark at such time and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment”: With respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for each applicable Accrual Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor or such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the currency applicable to such Benchmark at such time.

“Benchmark Replacement Date”: The earliest to occur of the following events with respect to any then-current Benchmark:

(i) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(ii) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to any then-current Benchmark:

(a) public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Eligible Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date”: In the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”: The period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.20 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.20.

“Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Borrower”: The meaning specified in the Preamble.

“Borrower Group Entity”: Middle Market Apollo Institutional Private Lending, a Delaware statutory trust and AP Leaf, LLC, a Delaware limited liability company.

“Borrower’s Notice”: Any (a) Funding Notice or (b) Reinvestment Notice.

“Borrowing Base (Aggregate)”: As of any Measurement Date, an amount calculated in Dollars (and converted to Dollars, if necessary, by the Collateral Manager using the Applicable Conversion Rate) equal to the least of:

(a) the aggregate sum of (i) the sum of the products, for each Eligible Loan as of such date, of (A) the Advance Rate for each such Eligible Loan as of such date and (B) (x) the Adjusted Borrowing Value of each such Eligible Loan as of such date minus (y) the Excess Concentration Amount, plus (ii) the amount on deposit in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Equity Amount, plus (iv) the amount on deposit in the Unfunded Exposure Account as of such date;

(b) (i) the aggregate Adjusted Borrowing Value of all Eligible Loans as of such date, minus (ii) the Minimum Equity Amount, plus (iii) the amount on deposit in the Principal Collection Account as of such date, minus (iv) any Excess Concentration Amount, minus (v) the Unfunded Exposure Equity Amount, plus (vi) the amount on deposit in the Unfunded Exposure Account as of such date; and

(c) (i) the Maximum Facility Amount, minus (ii) the Unfunded Exposure Amount, plus (iii) the amount on deposit in the Unfunded Exposure Account as of such date.

“Borrowing Base (CADs)”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in CADs as of such date, of (A) the Advance Rate for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Principal Collections denominated in CADs on deposit in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Equity Amount with respect to each Eligible Loan denominated in CADs, plus (iv) the amount denominated in CADs on deposit in the Unfunded Exposure Account.

“Borrowing Base (Dollars)”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Dollars as of such date, of (A) the Advance Rate for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Principal Collections denominated in Dollars on deposit in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Equity Amount with respect to each Eligible Loan denominated in Dollars, plus (iv) the amount denominated in Dollars on deposit in the Unfunded Exposure Account.

“Borrowing Base (Euros)”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Euros as of such date, of (A) the Advance Rate for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Principal Collections denominated in Euros on deposit in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Equity Amount with respect to each Eligible Loan denominated in Euros, plus (iv) the amount denominated in Euros on deposit in the Unfunded Exposure Account.

“Borrowing Base (GBPs)”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in GBPs as of such date, of (A) the Advance Rate for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Principal Collections denominated in GBPs on deposit in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Equity Amount with respect to each Eligible Loan denominated in GBPs, plus (iv) the amount denominated in GBPs on deposit in the Unfunded Exposure Account.

“Borrowing Base Certificate”: A certificate setting forth the calculation of each Borrowing Base as of each Measurement Date, in the form of Exhibit A-4, prepared by the Collateral Manager.

“Borrowing Base Deficiency”: A condition occurring on any date on which:

(a) if such date is a Payment Date (v) the Advances Outstanding exceed the Borrowing Base (Aggregate), (w) the aggregate principal amount of all CAD Advances outstanding hereunder exceeds the Borrowing Base (CADs), (x) the aggregate principal amount of all Dollar Advances outstanding hereunder exceeds the Borrowing Base (Dollars), (y) the aggregate principal amount of all Euro Advances outstanding hereunder exceeds the Borrowing Base (Euros) or (z) the aggregate principal amount of all GBP Advances outstanding hereunder exceeds the Borrowing Base (GBPs), in each case measured after giving effect to the provisions of Section 2.7 and Section 2.8, as applicable; or

(b) if such date is not a Payment Date (v) the Advances Outstanding exceed the Borrowing Base (Aggregate), (w) the aggregate principal amount of all CAD Advances outstanding hereunder exceeds the Borrowing Base (CADs) by 2.0% or more of the Borrowing Base (CADs) on such date, (x) the aggregate principal amount of all Dollar Advances outstanding hereunder exceeds the Borrowing Base (Dollars), (y) the aggregate principal amount of all Euro Advances outstanding hereunder exceeds the Borrowing Base (Euros) by 2.0% or more of the Borrowing Base (Euros) on such date or (z) the aggregate principal amount of all GBP Advances outstanding hereunder exceeds the Borrowing Base (GBPs) by 2.0% or more of the Borrowing Base (GBPs) on such date.

“Borrowing Bases”: Collectively, the Borrowing Base (Aggregate), the Borrowing Base (CADs), the Borrowing Base (Dollars), the Borrowing Base (Euros) and the Borrowing Base (GBPs).

“Breakage Costs”: With respect to any Lender and to the extent requested by such Lender in writing (which writing shall set forth in reasonable detail the basis for requesting any such amounts), any amount or amounts as shall compensate such Lender for any loss (excluding loss of anticipated profits), out-of-pocket cost or out-of-pocket expense actually incurred by such Lender as a result of the liquidation or re-employment of deposits or other funds required by the Lender if any payment by the Borrower of Advances Outstanding or Interest occurs on a date other than a Payment Date (for avoidance of doubt, the Breakage Costs in respect of any such payment by the Borrower on any Payment Date shall be deemed to be zero). All Breakage Costs shall be due and payable hereunder on each Payment Date in accordance with Section 2.7 and Section 2.8. The determination by the applicable Lender of the amount of any such loss, cost or expense shall be conclusive absent manifest error.

“Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York; Charlotte, North Carolina; or the United States location of the Collateral Agent or the Trustee’s Corporate Trust Office; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at a Benchmark, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the principal financial center of the country of such Eligible Currency. For avoidance of doubt, if the offices of the Collateral Agent or the Trustee are authorized by applicable law, regulation or executive order to close on any day but such offices remain open on such day, such day shall not be a “Business Day.”

“CAD”: Means the lawful currency of Canada.

“Capital Call Notice”: A notice from the Borrower to the Administrative Agent which (a) is delivered to the Administrative Agent not later than three (3) Business Days after the occurrence of a Borrowing Base Deficiency and (b) sets forth evidence satisfactory to the Administrative Agent in its sole discretion that a formal capital call has been made on investors in the Equityholder.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any partnership interests in a partnership, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

“Cash”: Cash or legal currency denominated in any Eligible Currency as at the time shall be legal tender for payment of all public and private debts in the applicable jurisdiction.

“Cash Interest Coverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Cash Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Cash Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Collateral Manager (on behalf of the Borrower) in good faith.

“Cash Interest Expense”: With respect to any Obligor for any period, the amount which, in conformity with the Applicable Accounting Standard, would be set forth opposite the caption “interest expense” (exclusive of any Accreted Interest that, according to the term of the Underlying Instruments, can never be converted to cash interest that is due and payable prior to maturity) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period.

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Change of Control”: That (a) Apollo Capital Management L.P., Apollo Capital Management, LLC or any affiliate thereof ceases to be the investment adviser to, and otherwise control the investment management and investment policies of, the Equityholder (b) the Equityholder shall cease to own and control, beneficially and directly, 100% of the Capital Stock of the Borrower. For purposes of this definition, “control,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, actions or policies of a Person, whether through voting rights, ownership rights, by contract or otherwise.

“Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.

“Closing Date”: December 20, 2023.

“Closing Date Loans”: Each Loan listed on Schedule II.

“Closing Date Participation Agreement”: The master participation and assignment agreement, dated as of December 27, 2023 by and between MMJV SPV LP, as seller, and the Borrower, as purchaser.

“Closing Date Participation Interest”: A Participation Interest sold to the Borrower pursuant to the Closing Date Participation Agreement.

“Code”: The Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:

(a) All of the Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all “Accounts” (as defined in the UCC), General Intangibles, Instruments and Investment Property and any and all other property of any type or nature owned by it, including but not limited to:

(i) all Loans, Permitted Investments and Equity Securities, all payments thereon or with respect thereto and all contracts to purchase, commitment letters, confirmations and due bills relating to any Loans, Permitted Investments or Equity Securities;

(ii) the Accounts and all Cash and Financial Assets credited thereto and all income from the investment of funds therein;

(iii) all Transaction Documents;

(iv) all funds delivered to the Collateral Agent (directly or through an Intermediary or bailee) (other than funds determined by the Controlling Lender in its sole discretion to be Excluded Amounts); and

(v) all accounts, accessions, profits, income benefits, proceeds, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Borrower described in the preceding clauses; and

(b) All of the Equityholder’s ownership interest in the Borrower, pledged pursuant to the Pledge Agreement;

provided, that the “Collateral” shall not include amounts paid to the Borrower pursuant to Section 2.7(a)(10), Section 2.7(b)(11) or Section 2.8(11).

“Collateral Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Collateral Account” in the name of the Borrower and subject to the Lien of the Trustee for the benefit of the Secured Parties.

“Collateral Administration Agreement”: The collateral administration agreement dated as of the Closing Date, among the Borrower, the Collateral Manager, and the Collateral Administrator, as amended from time to time in accordance with the terms hereof and thereof.

“Collateral Administration Duties”: The meaning specified in Section 7.2(b)(xiv).

“Collateral Administrator”: Virtus Group, LP, not in its individual capacity, but solely as Collateral Administrator, its successor in interest, or such other Person as shall have been appointed Collateral Administrator pursuant to the Collateral Administration Agreement.

“Collateral Administrator Fee”: The fees, expenses and indemnities set forth as such in the Collateral Agent and Collateral Administrator Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Collateral Agent”: State Street Bank and Trust Company, not in its individual capacity, but solely as Collateral Agent, its successor in interest pursuant to Section 7.3 or such Person as shall have been appointed Collateral Agent pursuant to Section 7.5.

“Collateral Agent and Collateral Administrator Fee Letter”: The fee schedule as acknowledged by the Borrower as of the Closing Date relating to the fees and expenses of the Collateral Agent and the Collateral Administrator.

“Collateral Agent Fee”: The fees, expenses and indemnities set forth as such in the Collateral Agent and Collateral Administrator Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Collateral Agent Termination Notice”: The meaning specified in Section 7.5.

“Collateral Database”: The meaning set forth in Section 7.2(b).

“Collateral Management Fee”: The fee payable to the Collateral Manager or its designee on each Payment Date in arrears in respect of each Accrual Period pursuant to Sections 2.7(a)(2) and (b)(2) or Section 2.8(2), as applicable, which fee shall be equal to the aggregate Adjusted Borrowing Value as of the Measurement Date immediately preceding such Payment Date multiplied by a rate equal to 0.50% per annum.

“Collateral Management Services Agreement”: The collateral management services agreement among the Collateral Management Service Provider, the Collateral Manager, the Administrative Agent and the Borrower.

“Collateral Management Service Provider”: Apollo Capital Management, L.P., a Delaware limited partnership, or any other Affiliate of Apollo Global Management, LLC that shall be appointed as collateral management service provider of the Equityholder and the Borrower.

“Collateral Management Service Provider Event”: That the Collateral Management Service Provider shall cease to act as the collateral management service provider under the Collateral Management Services Agreement.

“Collateral Manager”: The meaning specified in the Preamble.

“Collateral Manager Indemnified Party”: The meaning specified in the Section 10.2.

“Collateral Manager Reimbursable Expenses”: The meaning specified in Section 6.7.

“Collateral Manager Standard”: The meaning specified in Section 6.2(e).

“Collateral Manager Termination Event”: The occurrence of any one of the following:

(a) any failure by the Collateral Manager or the Seller to deposit (or caused to be deposited) into the Collection Account any Collections received by it, which failure continues unremedied for a period of five (5) Business Days;

(b) any failure on the part of the Collateral Manager to duly observe or perform in any material respect the covenants or agreements of the Collateral Manager set forth in any Transaction Document to which the Collateral Manager is a party, which failure has a material adverse effect on the Collateral or the Lenders, and the same continues unremedied for a period of forty-five (45) days after the earlier to occur of (i) the date on which written notice of such failure shall have been delivered to the Collateral Manager by the Administrative Agent or the Borrower, and (ii) the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(c) an Insolvency Event shall occur with respect to the Collateral Manager;

(d) the occurrence of an Event of Default (other than those specified in Section 9.1(e), (k), (l), (m) or (o)); provided that such Event of Default pursuant to Section 9.1(k) or (l) is not due to the affirmative action of the Collateral Manager;

(e) [reserved];

(f) any failure by the Collateral Manager to deliver any Required Reports (other than any Required Reports not yet received by the Collateral Manager) required to be delivered by the Collateral Manager hereunder or any other information reasonably requested by the Controlling Lender on or before the date occurring five (5) Business Days after notice of such failure or such request is delivered to the Collateral Manager by the Controlling Lender;

(g) any representation, warranty or certification made by the Collateral Manager in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which inaccuracy has a Material Adverse Effect on the Lenders and which continues to be unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such inaccuracy shall have been given to the Collateral Manager by the Administrative Agent or the Borrower and (ii) the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(h) the rendering against the Collateral Manager of one or more final and non-appealable judgments, decrees or orders for the payment of money in excess of $2,500,000, individually or in the aggregate, and the Collateral Manager shall not have either (i) had any such judgment, decree or order dismissed or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of such judgment, decree or order to be stayed during the pendency of the appeal or the Collateral Manager shall have made payments of amounts in excess of $2,500,000 in settlement of any litigation claim or dispute (excluding payments made from insurance proceeds);

(i) (A) the Collateral Manager commits any act that constitutes fraud or criminal activity in the performance of its obligations hereunder (as determined pursuant to a final adjudication by a court of competent jurisdiction) or (B) any Responsible Officer of the Collateral Manager or the Collateral Management Service Provider primarily responsible for the performance by the Collateral Manager or the Collateral Management Service Provider of its obligations hereunder (in the performance of his or her collateral management service duties) is indicted for a criminal offense materially related to the business of the Collateral Manager providing management services and continues to have responsibility for the performance by the Collateral Manager hereunder for a period of ten (10) days after such indictment;

(j) the occurrence or existence of any change with respect to the Collateral Manager or the Collateral Management Service Provider which has a Material Adverse Effect on the Lenders;

(k) the Collateral Management Services Agreement fails to be in full force and effect; or

(l) any material change to the Collateral Manager’s credit and investment policy with respect to senior secured loan assets that does not have the prior written consent of the Administrative Agent.

“Collateral Manager Termination Notice”: The meaning specified in Section 6.11.

“Collection Account”: Collectively, the General Collection Account, the Interest Collection Account and the Principal Collection Account.

“Collection Date”: The date on which the Obligations have been irrevocably paid in full in accordance with Section 2.3(b) and Section 2.7 or 2.8, as applicable, and the Commitments have been irrevocably terminated in full pursuant to Section 2.3(a) or as a result of the end of the Reinvestment Period.

“Collection Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to and including the sixth Business Day prior to such Payment Date, and (b) any subsequent Payment Date, the period from but excluding the last day of the immediately preceding Collection Period to and including the sixth Business Day prior to such Payment Date; provided that, the final Collection Period shall end on the earlier to occur of the Collection Date and the Termination Date.

“Collections”: (a) All cash collections and other cash proceeds of any Loan, including, without limitation or duplication, any Interest Collections, Principal Collections, amendment fees, late fees, prepayment fees, waiver fees or other amounts received in respect thereof (but excluding any Excluded Amounts) and (b) earnings on Permitted Investments or otherwise in any Account. For the avoidance of doubt, Advances shall not constitute Collections.

“Commitment”: With respect to each Lender, the commitment of such Lender to make Advances in accordance herewith prior to the Reinvestment Period End Date, in an amount not to exceed the Facility Amount and, for each Lender, the amount opposite such Lender’s name set forth on Annex B hereto or on Schedule I to the Joinder Supplement relating to each such Lender.

“Commitment Reduction Fee”: With respect to any reduction of the Facility Amount pursuant to Section 2.3(a), an amount equal to the product of (a) the amount of such reduction multiplied by (b) the applicable Commitment Reduction Percentage.

“Commitment Reduction Percentage”: (a) On or prior to the thirtieth (30th) Business Day prior to the second anniversary of the Closing Date, 1.00%, and (b) thereafter, zero percent.

“Conforming Changes”: With respect to either the use or administration of any Screen Rate or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.20 and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Borrower may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice in connection with the use, administration, adoption or implementation of any Benchmark Replacement is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlling Lender”: Wells Fargo, in its capacity as a Lender or, if Wells Fargo ceases to own at least 50% of the Commitments in accordance with Section 12.16, the Lender holding the majority of the then-outstanding Commitments (or, if the Commitments have been terminated, the Advances); provided that if no Lender meets the definition of “Controlling Lender” then the Administrative Agent shall be the Controlling Lender for all purposes hereunder.

“Corporate Trust Office”: The applicable designated corporate trust office of the Collateral Agent or the Trustee specified on Annex A hereto, as applicable, or such other address within the United States as the Collateral Agent or the Trustee may designate from time to time by notice to the Administrative Agent.

“CORRA”: A rate equal to the Canadian Overnight Repo Rate Average as administered by the CORRA Administrator.

“CORRA Adjustment”: A percentage equal to 0.32138 (32.138 basis points) per annum.

“CORRA Administrator”: The Bank of Canada (or any successor administrator).

“CORRA Administrator’s Website”: The website of the CORRA Administrator, currently at https://www.bankofcanada.ca, or any successor source for the Canadian Overnight Repo Rate Average identified as such by the CORRA Administrator from time to time.

“CORRA Determination Day”: The meaning specified in the definition of “Daily Simple CORRA.”

“CORRA Rate Day”: The meaning specified in the definition of “Daily Simple CORRA.”

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Compliance Period”: The period beginning on the Closing Date and ending on the date on which all Commitments have been terminated and the Obligations have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted).

“Covered Party”: Any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Currency Disruption Event”: The occurrence of any of the following with respect to any Eligible Currency: (a) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain such Eligible Currency in the applicable market to fund any Advance, (b) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of a determination by such Lender that the rate at which such Eligible Currency is being offered to such Lender in the applicable market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (c) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of the inability of such Lender, as applicable, to obtain such Eligible Currency in the applicable market to make, fund or maintain any Advance.

“Daily Simple CORRA”: For any day (a “CORRA Rate Day”), a rate per annum equal to the greater of (a) the sum of (x) CORRA for the day (such day, a “CORRA Determination Day”) that is five (5) Business Days prior to (i) if such CORRA Rate Day is a Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not a Business Day, the Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s Website, plus (y) the CORRA Adjustment and (b) zero. If by 5:00 p.m. (Toronto time) on the first (1st) Business Day immediately following any CORRA Determination Day, CORRA in respect of such CORRA Determination Day has not been published on the CORRA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Day will be CORRA as published in respect of the first preceding Business Day for which such CORRA was published on the CORRA Administrator’s Website; provided further that CORRA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple CORRA for no more than three (3) consecutive CORRA Rate Days. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to Borrower.

“Daily Simple SOFR”: On any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) zero. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SONIA”: For any day (a “SONIA Rate Day”), a rate per annum equal to the greater of (a) SONIA for the day (such day, a “SONIA Determination Day”) that is five (5) Business Days prior to (i) if such SONIA Rate Day is a Business Day, such SOFR Rate Day or (ii) if such SONIA Rate Day is not a Business Day, the Business Day immediately preceding such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (b) zero. If by 5:00 p.m. (London time) on the second (2nd) Business Day immediately following any SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SONIA has not occurred, then SONIA for such SONIA Determination Day will be SONIA as published in respect of the first preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three (3) consecutive SONIA Rate Days. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Defaulting Lender”: Any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Default Right”: The meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Deferrable Loan”: Any Loan that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest.

“Designated Loan”: Any Loan that the Administrative Agent, in its sole discretion, designates on the related Approval Notice as a “Designated Loan”.

“Determination Date”: With respect to each Payment Date, the fifth (5th) Business Day immediately prior to such Payment Date.

“Discretionary Sale”: The meaning specified in Section 2.14(c).

“Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States.

“EBITDA”: With respect to the Relevant Test Period with respect to the related Loan, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for such Loan, and in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the Obligors on such Loan (determined on a consolidated basis without duplication in accordance with the Applicable Accounting Standard) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such Relevant Test Period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with the Applicable Accounting Standard, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and (g) any other item the Borrower and the Administrative Agent mutually deem to be appropriate.

“Elevation”: The elevation of the Closing Date Participation Interests in accordance with the Closing Date Participation Agreement.

“Elevation Date”: The date on which an Elevation occurs with respect to a Closing Date Participation Interest pursuant to the Closing Date Participation Agreement

“Eligible Currency”: GBPs, CADs, Euros and Dollars.

“Eligible Loan”: Each Loan or, in the case of a Closing Date Participation Interest in a Loan, the Loan that is subject to such participation (A) for which the Administrative Agent and the Collateral Agent have received (or, in accordance with the definition of “Required Loan Documents,” will receive) the related Required Loan Documents; (B) which is on the Loan List or for which the Controlling Lender has executed an Approval Notice on or prior to the applicable Transaction date; and (C) that satisfies each of the following eligibility requirements (unless the Administrative Agent and the Required Lenders in their respective sole discretion agree, or, with respect to any Immaterial Waiver, the Administrative Agent in its sole discretion agrees, to waive any such eligibility requirement with respect to such Loan):

(a) such Loan is a Middle Market Loan which has been assigned (or in the case of a Closing Date Participation Interest in a Loan, will be assigned) to the Borrower pursuant to an assignment agreement either (A) complying with the related Underlying Instruments or (B) on the Loan Syndications and Trading Association standard assignment form;

(b) all or substantially all of the Underlying Assets for such Loan are located in the United States or any State or territory thereof or an Approved Country;

(c) such Loan is payable in an Eligible Currency and does not permit the currency in which such Loan is payable to be changed;

(d) provides for the Borrower to receive payments due under the terms of such Loan and proceeds from disposing of such Loan free and clear of withholding on amendment, waiver, consent and extension fees, letter of credit fees, commitment fees, and other similar fees or as to which the obligor or issuer must make additional payments so that the net amount received by the Borrower after satisfaction of such tax is the amount due to the Borrower before the imposition of any withholding tax;

(e) [reserved];

(f) such Loan is not a financing by a debtor-in-possession pursuant to any proceeding under Insolvency Law;

(g) the primary Underlying Asset for such Loan is not real property;

(h) [reserved];

(i) as of the date such Loan is first included as part of the Collateral, such Loan is not delinquent in payment of principal, interest or any other amounts required to be paid thereunder;

(j) as of the date such Loan is first included as part of the Collateral, such Loan and any Underlying Assets (or, with respect to clause (ii), the acquisition thereof) (i) have not, and will not, be used by the related Obligor in any manner or for any purpose that would result in any material risk of liability being imposed upon the Borrower or any Secured Party under any Applicable Law, and (ii) comply in all material respects with, and will not violate, any Applicable Law or cause any Lender (in its commercially reasonable judgment) to fail to comply with any request or directive from any Governmental Authority having jurisdiction over such Lender;

(k) (A) as of the date such Loan is first included as part of the Collateral, the Obligor with respect to such Loan had full legal capacity to execute and deliver the related Underlying Instruments and (B) such Loan, together with the Underlying Instruments related thereto, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor and each guarantor thereof, enforceable against such Obligor and each such guarantor in accordance with its terms, subject to customary bankruptcy, insolvency and equity limitations, (ii) is not subject to, or the subject of any assertions in respect of, any litigation, dispute or offset, and (iii) contains provisions substantially to the effect that the Obligor’s and each guarantor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the applicable Seller, the Borrower or any assignee;

(l) the Borrower has good and marketable title to, and is the sole owner of, such Loan, and the Borrower has granted to the Trustee for the benefit of the Secured Parties a valid and perfected first priority (subject to Permitted Liens) security interest in the Loan (or the Borrower’s interest therein in the case of a Closing Date Participation Interest) and the related Underlying Instruments; provided that with respect to any Closing Date Participation Interest purchased by the Borrower, the Borrower shall not be the record owner of the underlying Loan until the Elevation Date of such Closing Date Participation Interest;

(m) to the extent required by Applicable Law, for any Loan originated by the applicable Seller or its Affiliates, the applicable Seller or its applicable Affiliate had all necessary licenses and permits to originate such Loan in the jurisdiction where the related Obligor is located and the Borrower has all necessary licenses and permits to purchase and own such Loan and enter into the applicable Underlying Instruments as a lender in the jurisdiction where such Obligor is located;

(n) as of the date such Loan is first included as part of the Collateral, such Loan and the Underlying Instruments related thereto, are eligible to be sold, assigned or transferred to the Borrower and to have a security interest therein granted to the Trustee, as agent for the Secured Parties, and neither the sale, transfer or assignment of such Loan to the Borrower, nor the granting of a security interest hereunder to the Trustee, violates, conflicts with or contravenes (and are permitted by) any Applicable Law or any contractual or other restriction, limitation or encumbrance;

(o) such Loan requires the related Obligor to maintain the Underlying Assets for such Loan in good repair, to maintain adequate insurance with respect thereto and to pay all maintenance, repair, insurance and taxes, together with all other ancillary costs and expenses, with respect to the related Underlying Assets;

(p) as of the related Advance Date, such Loan has a remaining term to stated maturity that does not exceed seven (7) years;

(q) the Underlying Instruments for such Loan do not contain a confidentiality provision that would prohibit the Collateral Agent, the Administrative Agent or any Lender from accessing all necessary information with regard to such Loan, so long as the Administrative Agent, the Collateral Agent or such Lender, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments;

(r) the Primary Obligor with respect to such Loan is an Eligible Obligor;

(s) as of the date such Loan is first included as part of the Collateral, the Obligor with respect to such Loan, as calculated on a consolidated basis, has trailing twelve month EBITDA equal to or greater than $10,000,000;

(t) such Loan is not a participation interest unless (i) it is a Closing Date Participation Interest, (ii) less than sixty (60) days (or such longer period as the Administrative Agent may agree to in its sole discretion) have elapsed since the Closing Date and (iii) the seller under the Closing Date Participation Agreement has not defaulted in any respect in the performance of any of its payment obligations with respect to such Closing Date Participation Interest;

(u) all information provided by either the Borrower or the Collateral Manager with respect to such Loan is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Borrower or the Collateral Manager, as applicable, by a related Obligor or any other third party, such information is true, correct and complete to the best of the knowledge of the Borrower or of the Collateral Manager, as applicable;

(v) such Loan (A) is not an Equity Security and (B) does not provide by its terms for the conversion or exchange into an Equity Security at any time on or after the date it is included as part of the Collateral;

(w) such Loan does not constitute Margin Stock;

(x) as of the date such Loan is first included as part of the Collateral, the aggregate Adjusted Borrowing Value of all Loans made to (i) each of the three (3) Obligors collectively comprising the largest aggregate Adjusted Borrowing Values does not exceed $30,000,000 and (ii) any other Obligor and its Affiliates does not exceed $25,000,000;

(y) after giving effect to such Loan as part of the Collateral, the aggregate Adjusted Borrowing Value of all Loans (i) denominated in an Eligible Currency other than Dollars or (ii) with respect to which the related Primary Obligor is not domiciled, organized or incorporated in the United States or any State or territory thereof or Canada is not greater than 20.0% of the Maximum Facility Amount;

(z) there are no proceedings pending or, to the knowledge of the Borrower, threatened, (i) asserting the insolvency of the related Obligor or (ii) wherein the related Obligor, any other party obligated with respect to such Loan or any Governmental Authority has alleged that such Loan or any related Underlying Instrument is illegal or unenforceable;

(aa) if such Loan is acquired by the Borrower from the Seller, (i) such Loan was sourced or originated by the Seller or its Affiliates in the ordinary course of business, and (ii) the Seller has caused its master computer records to be clearly and unambiguously marked to indicate that such Loan has been sold to the Borrower;

(bb) as of the date such Loan is first included as part of the Collateral, the Unfunded Exposure Amount (converted to Dollars, if necessary, by the Collateral Manager using the Applicable Conversion Rate) does not exceed 15.0% of the Adjusted Borrowing Value of all Eligible Loans;

(cc) such Loan provides for periodic payments of interest thereon in cash no less frequently than quarterly;

(dd) if such Loan is a Deferrable Loan (i) the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Loan having an effective rate of current interest paid in cash on such day of not less than 2.75% per annum over the applicable index rate and (ii) as of the date such Loan is first included as part of the Collateral, the aggregate Adjusted Borrowing Value of all Deferrable Loans does not exceed 5.0% of the Adjusted Borrowing Value of all Eligible Loans;

(ee) as of the date such Loan is first included as part of the Collateral, the aggregate Adjusted Borrowing Value of all Fixed Rate Loans does not exceed 5.0% of the Adjusted Borrowing Value of all Eligible Loans;

(ff) such Loan is not a Structured Finance Loan;

(gg) the acquisition of such Loan will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act;

(hh) such Loan qualifies as an “Eligible Asset” as defined in Rule 3a-7 of the 1940 Act;

(ii) such Loan has not been sold, transferred, assigned or pledged by the Borrower to any person other than the Collateral Agent for the benefit of the secured parties;

(jj) such Loan provides for a fixed amount of principal payable in Cash no later than its stated maturity; and

(kk) the Obligor with respect to such Loan is not an MRB; and the proceeds of such Loan will not be used to finance the activities of an MRB.

“Eligible Obligor”: On any date of determination, any Obligor that:

(a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b) is not a Governmental Authority;

(c) is not an Affiliate of, or controlled by, the Borrower, the Seller or the Collateral Manager;

(d) is domiciled and organized or incorporated in, or has its principal place of business in, the United States or any State or territory thereof or an Approved Country; and

(e) (x) is not the subject of and, to the best of the Collateral Manager’s knowledge is not threatened with any proceeding which would result in, an Insolvency Event with respect to such Obligor and (y) as of the date on which such Loan becomes part of the Collateral, such Obligor is not in financial distress or experiencing a material adverse change in its condition, financial or otherwise.

“EMU Legislation”: The legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Equityholder”: The meaning specified in the Preamble.

“Equity Security”: Any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any put, call, straddle, or other option or privilege of buying such a security from or selling such a security to another without being bound to do so.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower.

“Erroneous Payment”: The meaning specified in Section 11.9(a).

“Erroneous Payment Deficiency Assignment”: The meaning specified in Section 11.9(a).

“Erroneous Payment Return Deficiency”: The meaning specified in Section 11.9(a).

“EURIBOR Rate”: The greater of (i) for any day during the applicable Accrual Period with respect to each Advance, (a) the rate per annum appearing on Reuters Screen EURIBOR01 Page (or any successor or substitute page) as the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for deposits in Euros at approximately 11:00 a.m., London time, for such day; provided that, if such day is not a Business Day, the immediately preceding Business Day, for a one-month maturity; and (b) if no rate specified in clause (a) of this definition so appears on Reuters Screen EURIBOR01 Page (or any successor or substitute page), the interest rate per annum at which Euro deposits of €5,000,000 and for a one-month maturity are offered by the principal London office of Wells Fargo in immediately available funds in the euro interbank market at approximately 11:00 a.m., London time, for such day, and (ii) 0.0%.

“Euro” or “EUR”: Means, and the conventional “€” signifies, the lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.

“Events of Default”: The meaning specified in Section 9.1.

“Excepted Persons”: The meaning specified in Section 12.13(a).

“Excess Concentration Amount”: The excess, if any, of the aggregate Outstanding Balance of all Eligible Loans in any single S&P Industry Classification over 15.0% of the aggregate Outstanding Balance of all Eligible Loans; provided that (i) the aggregate Outstanding Balance of all Eligible Loans with the Highest Concentration Industry Classification may be up to 25.0% of the aggregate Outstanding Balance of all Eligible Loans and (ii) the aggregate Outstanding Balance of all Eligible Loans with the Second Highest Concentration Industry Classification and the Third Highest Concentration Industry Classification may be up to 20.0% each of the aggregate Outstanding Balance of all Eligible Loans; provided, further that for purposes of determining the Excess Concentration Amount, the Healthcare Industries collectively shall be deemed to be a single S&P Industry Classification.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: (i) Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller or any other Person from whom the Borrower purchased such Loan

(including, without limitation, interest accruing prior to the date such Loan is purchased by the Borrower), (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Affected Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest (other than pursuant to an assignment effected as a result of Section 2.12(g)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.13(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Amount”: The Maximum Facility Amount; provided that on or after the Reinvestment Period End Date, the Facility Amount shall mean the Advances Outstanding.

“Facility Attachment Ratio”: As of any date of determination, with respect to (a) any Designated Loan an amount equal to the product of (i) its Total Net Leverage Ratio, (ii) its Advance Rate and (iii) its Assigned Value or (b) any other Loan, an amount equal to the product of (i) its Net Senior Leverage Ratio, (ii) its Advance Rate and (iii) its Assigned Value.

“Facility Maturity Date”: The day that is the fifth anniversary of the Closing Date.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements.

“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Rate”: For any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as reported in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

“Fee Letter”: Any Fee Letter among the Borrower, the Administrative Agent and/or any Lenders, as the same may be amended, restated, modified or supplemented from time to time.

“Fees”: All fees required to be paid by the Borrower pursuant to this Agreement and the applicable Fee Letter.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“Fixed Rate Loan”: Any Loan that bears a fixed rate of interest.

“Foreign Currency Advance Amount”: On any Measurement Date, the sum of (a) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in Euros outstanding on such date, as determined by the Collateral Manager using the Applicable Conversion Rate plus (b) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in GBP outstanding on such date, as determined by the Collateral Manager using the Applicable Conversion Rate plus (c) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in CADs outstanding on such date, as determined by the Collateral Manager using the Applicable Conversion Rate, in each case after giving effect to all repayments of Advances and the making of new Advances on such date.

“Foreign Currency Sublimit”: On any Measurement Date, a Dollar amount equal to 25.0% of the Maximum Facility Amount on such date.

“Foreign Currency Sublimit Breach”: A condition occurring on any Measurement Date on which the Foreign Currency Advance Amount exceeds the Foreign Currency Sublimit.

“Foreign Lender”: A Lender that is not a U.S. Person.

“Funding Date”: With respect to any Advance, the Business Day of receipt by the Administrative Agent and Collateral Agent of a Funding Notice and other required deliveries in accordance with Section 2.2.

“Funding Notice”: A notice in the form of Exhibit A-1 requesting an Advance, including the items required by Section 2.2.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“GBP”: Means, and the conventional “£” signifies, the lawful currency of the United Kingdom.

“General Collection Account”: The collective reference to the Securities Accounts and any sub-accounts (a) with respect to Dollars, created and maintained on the books and records of the Securities Intermediary entitled “General Collection Account”, (b) with respect to Euros, created and maintained on the books and records of the Securities Intermediary entitled “EUR General Collection Account”, (c) with respect to GBPs, created and maintained on the books and records of the Securities Intermediary entitled “GBP General Collection Account” and (d) with respect to CADs, created and maintained on the books and records of the Securities Intermediary entitled “CAD General Collection Account”, in each case, subject to the Lien of the Trustee for the benefit of the Secured Parties.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“Governing Documents”: (a) With respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, limited liability company agreement or constitution, and (c) with respect to any partnership, exempted limited partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization or limited partnership agreement and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation, registration or organization of such entity.

“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Guarantee Obligation”: As to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “guarantee” and “guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee

Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Healthcare Industries”: Each of the following S&P Industry Classifications (i) Health Care Providers & Services, (ii) Health Care Technology, (iii) Health Care Equipment & Supplies and (iv) Pharmaceuticals; provided, that if the Administrative Agent elects to update the S&P Industry Classifications in accordance with the definition thereof, the definition of “Healthcare Industries” shall be correspondingly updated to reflect each of the revised S&P industry classifications related to healthcare.

“Highest Concentration Industry Classification”: On any date of determination, the S&P Industry Classification shared by Obligors of Eligible Loans having the highest aggregate Outstanding Balance.

“IFRS”: International financial reporting standards applicable to private enterprises in the applicable jurisdiction, which are applicable to the circumstances as of any day.

“Immaterial Waiver”: A waiver of any of the criteria listed in the definition of “Eligible Loan” with respect to a Loan if the Borrower and the Administrative Agent shall have jointly agreed that such waiver is of an obvious error or any error or omission of a technical nature.

“Increased Costs”: Any amounts required to be paid by the Borrower to an Indemnified Party pursuant to Section 2.12.

“Indebtedness”: With respect to any Person at any date without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (d) above. The amount of any Indebtedness under clause (d) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the Property subject to the relevant Lien. The amount of any Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Amounts”: The meaning specified in Section 10.1(a).

“Indemnified Parties”: The meaning specified in Section 10.1(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Manager”: The meaning specified in Section 4.1(u)(xxvi).

“Indorsement”: The meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs or the presentation of a petition for such Person’s winding-up, and such decree, order, petition or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, winding up, administration, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy”: With respect to any Loan, an insurance policy covering liability and physical damages to, or loss of, the related Underlying Assets.

“Interest”: For each Accrual Period and the Advances Outstanding, the sum of the products (for each day during such Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Interest Rate applicable on such day;

P	=	the Advances Outstanding on such day;

D	=	360 days (or, to the extent the Interest Rate is the Base Rate, 365 or 366 days, as applicable).

provided that, (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law, and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collection Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account”, subject to the Lien of the Trustee for the benefit of the Secured Parties.

“Interest Collections”: All (a) payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by or on behalf of the Borrower on the Collateral, including the accrued interest received in connection with a sale thereof, (b) principal and interest payments received by or on behalf of the Borrower on Permitted Investments purchased with Interest Collections and (c) all amendment and waiver fees, late payment fees, ticking fees and other fees received by the Borrower, except for those in connection with a Material Modification of the related Loan; provided that Interest Collections shall not include (x) Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of a Loan (including in connection with a Substitution) and (y) interest received in respect of a Loan (including in connection with any sale thereof), which interest was purchased with Principal Collections.

“Interest Rate”: With respect to any Advance in any Eligible Currency (a) the applicable Screen Rate plus (b) the Applicable Spread.

“Intermediary”: (a) A Clearing Corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity, which in each case is not an Affiliate of the Borrower or the Collateral Manager.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans, Permitted Investments and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans.

“Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC.

“Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit H to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date, as contemplated by Section 2.1(c), a copy of which shall be delivered to the Collateral Agent and the Collateral Manager.

“Lenders”: The meaning specified in the Preamble, including Wells Fargo and each financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower as contemplated by Section 2.1(c).

“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person.

“Limited Liability Company Agreement”: The Amended and Restated Limited Liability Company Agreement of the Borrower dated December 20, 2023, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Loan”: Any commercial loan, note or security (in each case, including any Closing Date Participation Interest therein) (i) which is sourced or originated by the Seller or any of its Affiliates or MMJV SPV LP and which the Borrower acquires or (ii) which the Borrower acquires from a third party in the ordinary course of its business.

“Loan Checklist”: An electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Agent and the Collateral Administrator, for each Loan, of all Required Loan Documents to be included within the respective Loan File, which shall specify whether such document is an original or a copy.

“Loan File”: With respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed originals and copies of any other relevant records relating to such Loans and the Underlying Assets pertaining thereto.

“Loan List”: The list of Eligible Loans as of the Closing Date set forth on Schedule III.

“Loan Register”: The meaning specified in Section 5.3(l).

“Loan Schedule”: The schedule listing each Loan owned or scheduled to be acquired by the Borrower and each Underlying Instrument in respect of each such Loan, along with a notation as to whether each such Underlying Instrument has been delivered by the Borrower to the Collateral Agent and the Administrative Agent or, if any such Underlying Instrument has not been delivered and is a Required Loan Document, the anticipated delivery date of each such Underlying Instrument.

“Margin Stock”: “Margin Stock” as defined under Regulation U.

“Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition, management conditions (financial or otherwise), operations, performance, properties or prospects of the Collateral Manager, (b) the business, financial condition, management conditions (financial or otherwise), operations, performance, or prospects of the Borrower excluding any such change resulting from any change in value or performance of all or any part of the Collateral, (c) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans generally or any material portion of the Loans, (d) the rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders with respect to matters arising under this Agreement or any other Transaction Document, (e) the ability of each of the Borrower or the Collateral Manager, as applicable, to perform its respective obligations under any Transaction Document to which it is a party, or (f) the status, existence, perfection, priority or enforceability of the Trustee’s Lien on the Collateral.

“Material Modification”: Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing an Eligible Loan executed or effected on or after the date on which such Loan is transferred to the Borrower, that:

(a) extends or delays the stated maturity date of such Loan;

(b) waives one or more interest payments or permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Loan (other than any deferral or capitalization already allowed by the terms of any Deferrable Loan), in each case other than that portion of interest payable as a result of a default over the stated non-default interest rate;

(c) contractually or structurally subordinates such Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Loan;

(d) substitutes, alters or releases (other than as permitted by such Underlying Instruments) the Underlying Assets securing such Loan, and each such substitution, alteration or release, as determined in the sole reasonable discretion of the Controlling Lender, materially and adversely affects the value of such Loan;

(e) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio,” “Cash Interest Coverage Ratio”, “EBITDA” or, solely for any Designated Loan, “Total Net Leverage Ratio” (or any respective comparable definitions in its Underlying Instruments) or the definition of any component thereof in a manner that, in the sole reasonable discretion of the Controlling Lender, is materially adverse to any Lender; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Controlling Lender may waive any Material Modification resulting from such implementation pursuant to this clause (e); or

(f) makes such Loan a Principal Reduced Loan.

“Maximum Facility Amount”: The aggregate Commitments as then in effect, after giving effect to any decrease pursuant to Section 2.3 or increase pursuant to Section 2.19; provided that at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“MDC Entities” means Mubadala Investment Company PJSC, an Abu Dhabi public joint stock company, and its Subsidiaries.

“Measurement Date”: Each of (i) the Closing Date; (ii) the date on which any Borrower’s Notice is submitted; (iii) the date that a Responsible Officer of the Collateral Manager has actual knowledge of the occurrence of any Assigned Value Adjustment Event; (iv) the date that the Assigned Value of any Loan is adjusted; (v) the date that is two (2) Business Days prior to each Payment Date; (vi) the date on which any Loan included in the latest calculation of any Borrowing Base fails to meet one or more of the criteria listed in the definition of “Eligible Loan” (other than any criteria thereof waived by the Administrative Agent and/or the Required Lenders, as applicable); (vii) on or prior to each Reinvestment, Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14 and Section 3.2, as applicable; (viii) each Reporting Date; (ix) the date on which funds on deposit in the Principal Collection Account are converted into another Eligible Currency pursuant to Section 2.9(f)(iii); and (x) each other date requested by the Controlling Lender.

“Middle Market Loan”: A Loan that, as of the date the Borrower acquires such Loan, (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor (except with respect to liquidation preferences, if any, for trade claims, working capital facilities, purchase money indebtedness, capitalized leases and other similar obligations in respect of certain specified pledged collateral, if any) in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Liens permitted by the applicable Underlying Instrument as of the date of the related Approval Notice and Liens accorded priority by law in favor of the United States or any State or agency), and (iii) has a value of collateral, as determined in good faith by the Collateral Manager, securing such Loan which, together with other attributes of the related Obligor (including its enterprise value), equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by the same collateral.

“Minimum Equity Amount”: As of any date of determination, $120,000,000.

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Mortgage”: The mortgage, deed of trust or other instrument creating a Lien on an interest in real property securing a Loan, including the assignment of leases and rents, if any, related thereto.

“MRB”: A company whose primary business is, or whose primary source of revenue is directly derived from, the sale or dispensing of, trade in, cultivation of or promotion of, marijuana, or which is engaged in any of the foregoing activities in contravention of laws applicable to such company.

“Mubadala”: MIC Capital Management 85 RSC Ltd., a company organized under the laws of the Emirate of Abu Dhabi.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the preceding five (5) years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“Net Senior Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower or the Collateral Manager in good faith.

“Non-Hardwired Currency”: Each Eligible Currency other than Dollars.

“Non-Usage Fee”: The meaning set forth in the applicable Fee Letter.

“Noteless Loan”: A Loan with respect to which the Underlying Instruments either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan, and as to which the Borrower has not requested a promissory note from the related Obligor.

“Notice of Exclusive Control”: The meaning specified in the applicable Securities Account Control Agreement.

“Obligations”: The unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Advances and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Transaction Document, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Agent, the Trustee or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Transaction Documents) or otherwise.

“Obligor”: With respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof.

“Offer”: A tender offer, voluntary redemption, exchange offer, conversion or other similar action.

“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.

“Operating Lease Implementation”: The implementation by an Obligor of IFRS 16/ASC 842.

“Opinion of Counsel”: A written opinion of nationally recognized counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion.

“Optional Sale”: The meaning specified in Section 2.14(d).

“Original Cash Interest Coverage Ratio”: With respect to any Loan, the Cash Interest Coverage Ratio for such Loan on the date such Loan was acquired by the Borrower.

“Original Net Senior Leverage Ratio”: With respect to any Loan, the Net Senior Leverage Ratio for such Loan on the date such Loan was acquired by the Borrower.

“Original Total Net Leverage Ratio”: With respect to any Loan, the Total Net Leverage Ratio for such Loan on the date such Loan was acquired by the Borrower.

“Other Connection Taxes”: With respect to any Affected Party, Taxes imposed as a result of a present or former connection between such Affected Party and the jurisdiction imposing such Tax (other than connections arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Obligation or Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment as a result of Section 2.12(g)).

“Outstanding Balance”: With respect to any Loan as of any date of determination, (a) if such Loan is denominated and payable in Dollars, the outstanding principal balance of any advances or loans made by the Borrower to the related Obligor pursuant to the related Underlying Instruments as of such date of determination and (b) if such Loan is denominated and payable in an Eligible Currency other than Dollars, the equivalent in Dollars of the outstanding principal balance of any advances or loans made by the Borrower to the related Obligor pursuant to the related Underlying Instruments as of such date of determination, determined by the Collateral Manager using the Applicable Conversion Rate, in each case exclusive of any interest, any Accreted Interest and any deferred or capitalized interest on any Deferrable Loan; provided that for purposes of calculating the “Outstanding Balance” of any Deferrable Loan, principal payments received on such Loan shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest.

“Participant Register”: The meaning specified in Section 12.16(d).

“Participation Interest”: An undivided 100% participation interest in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) the Loan to which such participation relates the Loan to which such participation relates participation would constitute an Eligible Loan were it acquired directly, (ii) the seller of the participation is the lender on the subject loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition, (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) is not a sub-participation. For the avoidance of doubt, no Participation Interest other than a Closing Date Participation Interest shall constitute an Eligible Loan.

“Payment Date”: Monthly on the 10th day of each month, or, if such day is not a Business Day, the next succeeding Business Day, commencing in February 2024.

“Payment Date Statement”: A statement prepared by the Collateral Agent and verified by the Collateral Manager prior to each Payment Date setting forth the calculation of each amount payable out of available Collections on such Payment Date pursuant to either Section 2.7 or 2.8, as applicable, together with the payment information for each recipient of such amounts.

“Payment Duties”: The meaning specified in Section 7.2(b)(iv).

“Payment Recipient”: The meaning specified in Section 11.9(a).

“Pension Plans”: “Employee pension benefit plans,” as such term is defined in Section 3(2) of ERISA which are subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code and maintained by the Borrower, or in which employees of the Borrower are entitled to participate, other than a Multiemployer Plan.

“Permitted Investment Required Ratings”: With respect to any obligation or security, (a) if such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or better (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is “Aaa” (not on credit watch for possible downgrade) or (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) for securities (x) with original maturities up to 30 days, a short-term credit rating of at least “F1” and a long-term credit rating of at least “A” (if such long-term rating exists) from Fitch or (y) with original maturities of more than 30 days but not in excess of 365 days, a short-term credit rating of “F1+” and a long-term credit rating of at least “AA-” (if such long-term rating exists) from Fitch.

“Permitted Investments”: (i) Cash in any Eligible Currency or (ii) any investment in an Eligible Currency that, at the time it is delivered to the Collateral Agent (directly or through an intermediary or bailee), is one or more of the following obligations or securities (which may include obligations or securities for which the Collateral Agent or an Affiliate of the Collateral Agent provides services or receives compensation):

(a) direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States and which satisfy the Permitted Investment Required Ratings;

(b) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of an Approved Country or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Permitted Investment Required Ratings;

(c) commercial paper (excluding extendible commercial paper or asset backed commercial paper) which (x) is payable in an Eligible Currency and (y) satisfies the Permitted Investment Required Ratings; and

(d) shares or other securities of registered money market funds which funds have, at all times, credit ratings of “Aaa-mf” by Moody’s and “AAAm” by S&P;

provided, however, (A) Permitted Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (d) above, as mature (or are putable at par to the issuer or obligor thereof) no later than the Business Day prior to the next Payment Date (unless such Permitted Investments are issued by the Collateral Agent in its capacity as a banking institution, in which case such Permitted Investments may mature on such Payment Date) and (B) Permitted Investments shall exclude any investments that have a rate of return of less than zero. The Collateral Agent and the Trustee shall have no obligation to determine or oversee compliance with the foregoing.

The Collateral Agent may, pursuant to the direction of the Collateral Manager or the Administrative Agent, as applicable, purchase or sell to itself or an Affiliate, as principal or agent, the Permitted Investments described above.

“Permitted Liens”:

(a) with respect to the Equityholder’s ownership interests in the Borrower: Liens in favor of the Trustee created pursuant to the Pledge Agreement;

(b) with respect to the interest of the Seller or the Borrower in the Loans included in the Collateral: (i) Liens in favor of the Borrower created pursuant to the Sale Agreement or the Closing Date Participation Agreement, as applicable, (ii) Liens in favor of the Trustee created pursuant to this Agreement and (iii) Liens in the nature of a customary “backup security interest” in favor of the transferee of any Loans in connection with any permitted disposition of such Loans and related assets; and

(c) with respect to the interest of the Seller or the Borrower in the other Collateral (including any Underlying Assets): (i) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) purchase money security interests in certain items of equipment, (iii) Liens for Taxes that are not material Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with the Applicable Accounting Standard have been provided on the books of such Person, (iv) other customary Liens permitted by the applicable Underlying Instruments with respect thereto consistent with the Collateral Manager Standard, (v) Liens in favor of the Borrower created by the Seller or MMJV SPV LP, as applicable, under the Sale Agreement or the Closing Date Participation Agreement, as applicable, and transferred by the Borrower pursuant to this Agreement, (vi) Liens in favor of the Trustee created pursuant to this Agreement, (vii) with respect to Agented Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of Indebtedness of such Obligor, (viii) with respect to any Equity Security comprising a portion of the Underlying Assets with respect to a Loan, any Liens granted (x) on such Equity Security to secure Indebtedness of the related Obligor and/or (y) under any governing documents or other agreement between or among or binding upon the Borrower as the holder of such Equity Security (provided that, in each case, such Liens have no higher priority than they did on the date such Loan was approved by the Administrative Agent) and (ix) with respect to any Underlying Assets, Liens permitted by the applicable Underlying Instruments.

“Permitted RIC Distribution”: Distributions on any Payment Date to the Equityholder (from the Collection Account) to the extent required to allow the Equityholder to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.

“Permitted Securitization”: Any private or public term or conduit securitization transaction undertaken by the Borrower or an Affiliate thereof that is secured, directly or indirectly, by any Loan currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization or term facility.

“Person”: An individual, partnership or exempted limited partnership (including, where applicable, the general partner of such partnership or exempted limited partnership), corporation, company, limited liability company, limited liability partnership, joint stock company, trust (including a statutory or business trust), estate, unincorporated association, sole proprietorship, joint venture, nonprofit corporation, group, sector, government (or any agency, instrumentality or political subdivision thereof), territory or other entity or organization.

“Pledge Agreement”: The Pledge Agreement, dated as of the Closing Date, provided by the Equityholder to the Trustee pledging 100% of the Capital Stock of the Borrower to the Trustee for the benefit of the Secured Parties.

“Portfolio Acquisition and Disposition Requirements”: With respect to any acquisition (whether by purchase or substitution) or disposition of a Loan, each of the following conditions, which shall be certified to in writing in the form of Exhibit K hereto by the Collateral Manager on behalf of the Borrower to the Collateral Agent: (a) such Loan, if being acquired by the Borrower, meets the requirements set forth in clause (aa) of the definition of Eligible Loan in this Section 1.1; (b) such Loan is being acquired or disposed of in accordance with Section 6.2(m) and the other terms and conditions set forth herein; and (c) such Loan is not being acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

“Primary Obligor”: With respect to any Loan, each “Primary Obligor” designated as such after reasonable consultation between the Administrative Agent and the Collateral Manager either (a) on the related Approval Notice or (b) in writing thereafter.

“Prime Rate”: The rate announced by Wells Fargo from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wells Fargo or any other specified financial institution in connection with extensions of credit to debtors.

“Principal Collection Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account, subject to the Lien of the Trustee for the benefit of the Secured Parties.

“Principal Collections”: All amounts received by the Borrower or the Collateral Agent that are not Interest Collections to the extent received in cash by or on behalf of the Borrower or the Collateral Agent.

“Principal Reduced Loan”: Any Loan where any or all of the principal amount due thereunder (other than any portion of the principal amount due thereunder relating to a capitalized fee in respect of such Loan) is reduced, waived or forgiven or any lenders’ rights to payment of principal as and when due thereunder has been waived or delayed or lenders thereunder have agreed to forbear from enforcing their rights to such payment.

“Pro Rata Share”: With respect to any Lender, the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of Commitment) by the aggregate Commitments of all the Lenders (as determined pursuant to the definition of Commitment) or, if the Commitments have been terminated, based on the Advances Outstanding.

“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Price”: With respect to any Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price in the applicable Eligible Currency (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Loan (exclusive of any interest, Accreted Interest, original issue discount and upfront fees) divided by (ii) the principal balance of the portion of such Loan purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest, original issue discount and upfront fees); provided that, with respect to any Loan acquired by the Borrower from one or more of its Affiliates the purchase price of which (expressed as a percentage of par) is equal to or greater than 97.5%, the “Purchase Price” shall be deemed to be equal to par.

“QFC”: The meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Institution”: A depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC.

“Qualifying Lender”: the meaning specified in Section 2.18.

“Register”: The meaning specified in Section 12.16(b).

“Registered”: With respect to any registration-required obligation within the meaning of Section 163(f)(2) of the Code, a debt obligation that was issued after July 18, 1984 and that is in registered form within the meaning of Section 5f.103-1(c) of the U.S. Treasury Regulations.

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any successor regulation.

“Reinvestment”: The meaning specified in Section 2.14(a)(i).

“Reinvestment Notice”: Each notice required to be delivered by the Collateral Manager in respect of any Reinvestment of Principal Collections pursuant to Section 3.2(b) in the form of Exhibit A-3.

“Reinvestment Period”: The period commencing on the Closing Date and ending on the day preceding the Reinvestment Period End Date.

“Reinvestment Period End Date”: The earliest to occur of (a) the date of the declaration of the Reinvestment Period End Date pursuant to Section 9.2(a), (b) the Termination Date pursuant to Section 9.2(a), (c) the date of the termination of all of the Commitments pursuant to Section 2.3(a), or (d) the third anniversary of the Closing Date.

“Related Parties”: With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body”:

(a) with respect to a Benchmark Replacement in respect of Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and

(b) with respect to a Benchmark Replacement in respect of any Non-Hardwired Currency, (1) the central bank for the currency in which such amounts are denominated hereunder or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such amounts are denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Test Period”: With respect to any Loan, the relevant test period for the calculation of Net Senior Leverage Ratio, Total Net Leverage Ratio, Cash Interest Coverage Ratio or EBITDA as applicable, for such Loan in accordance with the related Underlying Instruments or, if no such period is provided for therein, (i) for Obligors delivering monthly financial statements, each period of the last twelve (12) consecutive reported calendar months, and (ii) for Obligors delivering quarterly financial statements, each period of the last four (4) consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that with respect to any Loan for which the relevant test period is not provided for in the related Underlying Instruments, if an Obligor is a newly-formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth (12th) calendar month or fourth (4th) fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last twelve (12) consecutive reported calendar months or four (4) consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Remediation Plan”: The meaning specified in Section 9.10.

“Repayment Notice”: Each notice required to be delivered by the Borrower in respect of any reduction of the Commitments or by the Borrower or the Collateral Manager (on behalf of the Borrower) in respect of any repayment of Advances Outstanding, in the form of Exhibit A-2.

“Reportable Event”: Any non-exempt prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events within the meaning of 4043 of ERISA, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived.

“Reporting Date”: The date that is two (2) Business Days prior to the 10th of each calendar month, commencing in February 2024.

“Required Lenders”: (a) If it is a Lender hereunder, Wells Fargo Bank, National Association, in its capacity as a Lender and (b) the Lenders representing an aggregate of more than 50% of the aggregate Commitments (or, if the applicable Commitments have been terminated, Advances Outstanding); provided that if at any time there is more than one non-Defaulting Lender, at least two unaffiliated non-Defaulting Lenders shall be required to constitute “Required Lenders”; provided, further that for the purposes of determining the Required Lenders, in the event that a Lender is a Defaulting Lender, such Lender, as applicable, shall not constitute a Required Lender hereunder (and the Commitment of such Lender, as applicable, shall be disregarded for purposes of determining whether the consent of the Required Lenders has been obtained).

“Required Loan Documents”: For each Loan, copies (except as otherwise indicated) of the following documents or instruments, all as specified on the related Loan Checklist:

(a) unless such Loan is a Noteless Loan, the original executed promissory note (or, in the case of a lost promissory note, a copy of the executed underlying promissory note accompanied by an executed affidavit and indemnity); and

(b) (i) unless such Loan is a Noteless Loan, an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower, (ii) executed copies of an unbroken chain of assignment and assumption agreements, transfer documents or instruments relating to such Loan evidencing the assignment of such Loan from each prior owner thereof to the Borrower, (iii) an executed assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan to the Borrower that, to the extent required by the Underlying Instruments, is counter-signed by the applicable underlying administrative agent, (iv) a copy of an excerpt of the loan register held by the administrative agent for such Loan showing that the Borrower is the lender of record with respect to such Loan or (v) a copy of the executed credit or loan agreement to which the Borrower was an original signatory (which includes the Borrower’s commitment).

“Required Reports”: Collectively, the Borrowing Base Certificate, the Payment Date Statement, financial statements of each Obligor, the Collateral Manager and the Borrower required to be delivered under the Transaction Documents (including, without limitation, pursuant to Section 5.1(q), 5.3(f) and 6.8(a) hereof), the annual statements as to compliance and the annual independent public accountant’s report pursuant to Section 5.1(q).

“Responsible Officer”: With respect to any Person, any duly authorized officer of such Person or of the general partner, administrative manager, or managing member or collateral management services provider of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person or of the general partner, administrative manager, or managing member or collateral management services provider of such Person (and, in the case of the Collateral Manager, any duly authorized officer of the general partner of the Collateral Management Service Provider duly authorized by the general partner of the Collateral Management Service Provider to act with respect to such matter) to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Payment”: (i) Any dividend or other distribution, direct or indirect, on account of any class of beneficial ownership interests of the Borrower now or hereafter outstanding, except a dividend or distribution paid solely in interests of that class of beneficial ownership interests or in any junior class of beneficial ownership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of beneficial ownership interests of the Borrower now or hereafter outstanding and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire beneficial ownership interests of the Borrower now or hereafter outstanding.

“Revenue Recognition Implementation”: The implementation by an Obligor of IFRS 15/ASC 606.

“Review Criteria”: The meaning specified in Section 7.2(b)(i).

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“S&P Industry Classification”: The industry classifications set forth in Schedule V, as such industry classifications shall be updated at the option of the Administrative Agent (in consultation with the Collateral Manager) if S&P publishes revised industry classifications.

“Sale Agreement”: The Loan Sale Agreement between the Seller and the Borrower. “Sale Proceeds”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out-of-pocket expenses of the Borrower, the Collateral Manager and the Collateral Agent incurred in connection with any such sale.

“Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State or, the U.S. Department of Commerce; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; (e) the Japanese Ministry of Finance, the Japanese Ministry of Economy, Trade and Industry, or any other applicable Japanese Governmental Authority; (f) the Cayman Islands and/or (g) the United Arab Emirates.

“Sanctioned Person”: Any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-SDN List; (c) a Person that is a Sanctions target pursuant to any territorial or country-based comprehensive Sanctions program (as of the date hereof, Cuba, Iran, North Korea, Syria, the Crimea, the so-called Donetsk People’s Republic region of Ukraine and the so-called Luhansk People’s Republic region of Ukraine) or (d) any Person directly or, to the knowledge of the Borrowers or their respective Affiliates, indirectly 50% or more owned or controlled (individually or in the aggregate) by any such Person or Persons described in clause (a), (b) or (c) above.

“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable.

“Screen Rate”: (a) With respect to Dollar Advances, Daily Simple SOFR, (b) with respect to GBP Advances, Daily Simple SONIA, (c) with respect to Euro Advances, the EURIBOR Rate and (d) with respect to CAD Advances, Daily Simple CORRA; provided that, upon and during the occurrence of a Currency Disruption Event, with respect to the Advances affected by such Currency Disruption Event, the applicable “Screen Rate” shall be the Base Rate.

“SEC”: The Securities and Exchange Commission or any successor Governmental Authority.

“Second Highest Concentration Industry Classification”: On any date of determination, the S&P Industry Classification shared by Obligors of Eligible Loans having the second highest aggregate Outstanding Balance.

“Section 28(e)”: The meaning specified in Section 6.2(l).

“Secured Party”: (i) Each Lender, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Trustee, (v) the Securities Intermediary and (vi) solely with respect to the right to receive fees, expenses and indemnities owing to it hereunder, the Collateral Manager.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC. “Securities Account Control Agreement”: An Account Control Agreement, dated as of the date hereof, among the Borrower, the Administrative Agent, the Collateral Manager, the Trustee and State Street Bank and Trust Company, as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary”: With respect to the Borrower, State Street Bank and Trust Company or any subsequent (i) Clearing Corporation; or (ii) Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity, agreeing to act in such capacity pursuant to the Securities Account Control Agreement.

“Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Seller”: The Equityholder.

“Similar Law”: The meaning specified in Section 4.1(w)(iii).

“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or any successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: The website of the SOFR Administrator, currently at http://www.newyorkfed.orghttp://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day”: The meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day”: The meaning specified in the definition of “Daily Simple SOFR”.

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“SONIA”: A rate equal to the sterling overnight index average as administered by the SONIA Administrator.

“SONIA Administrator”: The Bank of England (or any successor administrator of the sterling overnight index average).

“SONIA Administrator’s Website”: The Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the sterling overnight index average identified as such by the SONIA Administrator from time to time.

“SONIA Determination Day”: The meaning specified in the definition of “Daily Simple SONIA.”

“SONIA Rate Day”: The meaning specified in the definition of “Daily Simple SONIA.”

“Standstill Period”: The period commencing on the date on which an Event of Default occurs (other than an Event of Default described in Section 9.1(d)) and ending on the earlier of (a) the date on which such Event of Default is waived or cured in accordance with the terms hereof, and (b) the date that is forty-five (45) days after the occurrence of such Event of Default.

“Structured Finance Loan”: Any obligation issued by a special purpose entity secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor (excluding any Loan made to an operating business that buys, sells and/or liquidates such assets in the ordinary course of business), including (but not limited to) collateralized debt obligations, collateralized loan obligations, asset backed securities and mortgage backed securities or any resecuritization thereof or any similar obligation deemed to be a “Structured Finance Loan” for regulatory purposes by the Administrative Agent in its reasonable discretion.

“Subsidiary”: As to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”: The meaning specified in Section 2.14(b).

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date”: The earliest of (a) the date of the termination of all the Commitments pursuant to Section 2.3(a), (b) the Facility Maturity Date, and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

“Third Highest Concentration Industry Classification”: On any date of determination, the S&P Industry Classification shared by Obligors of Eligible Loans having the third highest aggregate Outstanding Balance.

“Total Net Leverage Ratio”: With respect to any Loan for any Relevant Test Period either (a) the meaning of “Total Net Leverage Ratio” or any comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Total Net Leverage Ratio” or comparable definition, the ratio of the ratio of (i) Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower or the Collateral Manager in good faith.

“Transaction”: The meaning specified in Section 3.2.

“Transaction Documents”: This Agreement, the Sale Agreement, the Pledge Agreement, the Fee Letter, the Closing Date Participation Agreement, the Collateral Management Services Agreement, the Securities Account Control Agreement, any Joinder Supplement, the Collateral Agent and Collateral Administrator Fee Letter and the Trustee Fee Letter.

“Trustee”: State Street Bank and Trust Company, not in its individual capacity, but solely as Trustee, its successor in interest pursuant to Section 7.3A or such Person as shall have been appointed Trustee pursuant to Section 7.5A.

“Trustee Fee”: The fees, expenses and indemnities set forth as such in the Trustee Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Trustee Fee Letter”: The fee schedule as acknowledged by the Borrower as of the Closing Date.

“Trustee Termination Notice”: The meaning specified in Section 7.5A.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(l8) of the UCC.

“Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Underlying Instruments”: The loan agreement, credit agreement or other agreement pursuant to which a Loan has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or of which the holders of such Loan are the beneficiaries.

“Unfunded Exposure Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Unfunded Exposure Account”, subject to the Lien of the Trustee for the benefit of the Secured Parties.

“Unfunded Exposure Amount”: As of any date of determination, an amount equal to the aggregate amount (without duplication) in each applicable Eligible Currency of all unfunded commitments associated with the Loans.

“Unfunded Exposure Equity Amount”: As of any date of determination, an amount equal to the sum, for each Loan owned by the Borrower, of (i) the product of (a) the Unfunded Exposure Amount with respect to such Loan multiplied by (b) the difference of (x) 100% minus (y) the Advance Rate for such Loan plus (ii) any Assigned Value reductions (expressed in the applicable Eligible Currency) associated with the Unfunded Exposure Amount with respect to such Loan.

“United States” or “U.S.”: The United States of America.

“Unrestricted Cash”: The meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“U.S. Obligor”: Any Obligor that is domiciled, organized or incorporated in the United States or any State thereof

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for the purposes of the notice requirements in Section 2.3(b), such day is also a Business Day.

“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“U.S. Tax Compliance Certificate”: The meaning set forth in Section 2.13(f).

“USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Wells Fargo”: The meaning specified in the Preamble.

“Withholding Agent”: The Borrower and the Administrative Agent.

Section 1.2 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with the Applicable Accounting Standard. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4 Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c) reference to any gender includes each other gender;

(d) reference to day or days without further qualification means calendar days;

(e) reference to any time means Charlotte, North Carolina time;

(f) the word “including” is not limiting and means “including without limitation;”

(g) the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise;

(h) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(i) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(j) reference to any delivery or transfer to the Collateral Agent with respect to the Collateral means delivery or transfer to the Collateral Agent on behalf of the Secured Parties;

(k) if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;

(l) reference to the date of any acquisition, sale or other disposition of any Collateral, or the date on which any asset is added to or removed from the Collateral shall mean the related “settlement date” and not the related “trade date”;

(m) on any date when more than one (1) Borrower is party to this Agreement, the obligations of each Borrower hereunder shall be joint and several in all respects, including, without limitation, for purposes of Article X;

(n) for purposes of calculating the Adjusted Borrowing Value on any date of determination (other than the calculation of the Adjusted Borrowing Value in determining the Borrowing Base (CADs), the Borrowing Base (Dollars), the Borrowing Base (Euros) and the Borrowing Base (GBPs)), the Adjusted Borrowing Value of the applicable Loans shall be converted to Dollars, if necessary, by the Collateral Manager using the Applicable Conversion Rate;

(o) for purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is waived in accordance with Section 12.1;

(p) any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its sole discretion;

(q) references herein to the knowledge or actual knowledge of a Person shall mean the actual knowledge following due inquiry of a Responsible Officer of such Person;

(r) [reserved];

(s) [reserved];

(t) unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to Administrative Agent a written reconciliation in form and substance reasonably satisfactory to Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles; and

(u) the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Daily Simple SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.20, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and

its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE ADVANCES

Section 2.1 The Advances.

(a) During the Reinvestment Period, the Borrower may, at its option, request the Lenders to make advances of funds in an Eligible Currency (each, an “Advance”) pursuant to a Funding Notice; provided, however, that no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the Reinvestment Period End Date, unless the Borrower has entered into a binding commitment to purchase an Eligible Loan prior to the declaration of the Termination Date or the Reinvestment Period End Date pursuant to Section 9.2(a) and the related Advance Date is not more than thirty (30) days after such declaration.

(b) Following the receipt of a Funding Notice during the Reinvestment Period and subject to the terms and conditions hereinafter set forth, the Lenders shall fund such Advance. Notwithstanding anything to the contrary herein, no Lender shall make any Advance if, after giving effect to such Advance and the addition to the Collateral of the Eligible Loans to be acquired by the Borrower with the proceeds of such Advance, (i) in the sole discretion of any such Lender, a Default or Event of Default would or could reasonably be expected to result therefrom, (ii) a Borrowing Base Deficiency or a Foreign Currency Sublimit Breach would occur.

(c) The Borrower may, with the written consent of the Administrative Agent, add additional Persons who satisfy the requirements set forth in Section 12.16 as Lenders and increase the Commitments hereunder; provided that the Commitment of any Lender may only be increased with the prior written consent of such Lender and the Administrative Agent. Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower a Joinder Supplement.

Section 2.2 Procedures for Advances by the Lenders.

(a) Subject to the limitations set forth in Section 2.1(a), the Borrower may request an Advance from the Lenders by delivering to the Lenders at certain times the information and documents set forth in this Section 2.2.

(b) With respect to (x) all Advances denominated in Dollars, no later than 1:00 p.m. on the proposed Funding Date, (y) all Advances denominated in an Eligible Currency other than Dollars or GBPs, no later than 3:00 p.m. three (3) Business Days prior to the proposed Funding Date and (z) all Advances denominated in GBPs, no later than 3:00 p.m. five (5) Business Days prior to the proposed Funding Date, the Borrower shall deliver:

(i) to the Administrative Agent and the Collateral Agent a wire disbursement and authorization form, to the extent not previously delivered; and

(ii) to the Administrative Agent, each Lender and the Collateral Agent a duly completed Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) which shall (i) specify the desired amount of such Advance in the applicable Eligible Currency, which amount shall (x) not cause a Borrowing Base Deficiency and (y) be at least equal to the lesser of (A) the equivalent of $500,000 in such Eligible Currency and (B) the equivalent in such Eligible Currency of the Foreign Currency Sublimit on such day minus the Foreign Currency Advance Amount on such day before giving effect to the requested Advance as of such date, in each case (1) as determined by the Collateral Manager using the Applicable Conversion Rate and (2) to be allocated to each Lender in accordance with its Pro Rata Share, (ii) specify the proposed Funding Date of such Advance, (iii) specify the Loan(s) (if any) to be financed on such Funding Date (including the appropriate file number, Obligor, Outstanding Balance, Eligible Currency, Approved Country, Assigned Value and Purchase Price for such Loan(s) (if any)), and (iv) include a representation that all conditions precedent for an Advance described in Article III hereof have been met. Each Funding Notice shall be irrevocable. If any Funding Notice is received by the Administrative Agent, the Collateral Agent and each Lender after the applicable time set forth in the first sentence of this Section 2.2(b) on any Business Day or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Administrative Agent, the Collateral Agent and each Lender at 9:00 a.m. on the next Business Day.

(c) On the proposed Funding Date, subject to the limitations set forth in Section 2.1(a) and upon satisfaction or waiver of the applicable conditions set forth in Article III, each Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the Borrower for such Advance, (ii) the aggregate unused Commitments then in effect and (iii) the maximum amount that, after taking into account the proposed use of the proceeds of such Advance, could be advanced to the Borrower hereunder without causing (x) a Borrowing Base Deficiency or (y) a Foreign Currency Sublimit Breach.

(d) On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be severable from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not cause any other Lender to be responsible for any amounts in excess of its Pro Rata Share of any such Advance nor relieve any other Lender of its obligation hereunder.

Section 2.3 Reduction of the Facility Amount; Principal Repayments.

(a) The Borrower (or the Collateral Manager on behalf of the Borrower) may irrevocably terminate the Commitments in whole or irrevocably reduce in part the portion of the Commitments that exceed the sum of the Advances Outstanding and accrued Interest and Breakage Costs with respect thereto; provided that (i) the Borrower shall provide a Repayment Notice at least one (1) Business Day prior to the date of such termination or reduction to the Administrative Agent (with a copy to the Collateral Manager); (ii) any partial reduction of the Commitments shall be in an amount equal to at least $5,000,000 and in integral multiples of $500,000 in excess thereof, and (iii) in the case of such termination or reduction on or prior to the thirtieth (30th) Business Day before the second anniversary of the Closing Date other than in connection with a Permitted Securitization, the Borrower shall pay to the Administrative Agent for distribution to the Lenders the applicable Commitment Reduction Fee; provided, further, that no Commitment Reduction Fee shall be due and payable if such termination or reduction occurs as a result of any Lender imposing increased costs or seeking compensation pursuant to Section 2.12 or Section 2.13. Each notice of a reduction or termination pursuant to this Section 2.3(a) shall be irrevocable. The applicable Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of the Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(a).

(b) The Borrower (or the Collateral Manager on behalf of the Borrower) may, at any time, reduce Advances Outstanding in any Eligible Currency; provided that (i) the Borrower shall provide a Repayment Notice at least one (1) U.S. Government Securities Business Day prior to the date of such reduction to the Administrative Agent, the Collateral Agent and the Lenders (provided that same day notice may be given with respect to curing any Borrowing Base Deficiency or Foreign Currency Sublimit Breach) and (ii) any reduction of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that no Borrowing Base Deficiency or Foreign Currency Sublimit Breach exists) shall be in a minimum amount of the equivalent of $500,000 and in integral multiples of the equivalent of $100,000 (in each case, as determined by the Collateral Manager using the Applicable Conversion Rate) in excess thereof. In connection with any such reduction of Advances Outstanding, the Borrower shall deliver (1) to the Administrative Agent, the Collateral Agent and each Lender of such Advances, a Repayment Notice and (2) funds to the Collateral Agent for payment to the Lenders of such Advances sufficient to repay such Advances Outstanding, accrued Interest thereon and any Breakage Costs which may include instructions to the Collateral Agent to use funds from the Principal Collection Account and/or funds otherwise provided by the Borrower or the Equityholder to the Collateral Agent with respect thereto; provided that, the Advances Outstanding will not be reduced unless sufficient funds have been remitted to pay all such amounts in the succeeding sentence in full. Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Reinvestment Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable.

(c) Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and the Lenders.

Section 2.4 Determination of Interest.

(a) The Collateral Agent shall determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Accrual Period and shall advise the Collateral Manager and the Borrower thereof on the third Business Day prior to such Payment Date.

(b) No provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.

(c) No Interest shall be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

Section 2.5 Conforming Changes.

In connection with the use, administration, adoption or implementation of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that the Administrative Agent provides prompt written notice of such amendment to the other parties hereto.

Section 2.6 Borrowing Base Deficiency and Foreign Currency Sublimit Breach Cures.

(a) Any Borrowing Base Deficiency may be cured by the Borrower taking one or more of the following actions in the aggregate amount necessary to cure such Borrowing Base Deficiency:

(i) crediting Cash into the Principal Collection Account;

(ii) repaying the applicable Advances Outstanding in accordance with Section 2.3(b);

(iii) posting additional Eligible Loans and/or Permitted Investments as Collateral; provided that the amount of any reduction of a Borrowing Base Deficiency pursuant to any such additional Eligible Loans shall be the Adjusted Borrowing Value of such Eligible Loans; or

(iv) selling one or more Loans in accordance with Section 2.14.

(b) Any Foreign Currency Sublimit Breach may be cured by the Borrower by repaying the applicable Advances Outstanding in accordance with Section 2.3(b).

For the avoidance of doubt, the Borrower may cure a Borrowing Base Deficiency by any combination of (i), (ii), (iii) or (iv) of this Section 2.6 (or by any other action with the prior written consent of the Required Lenders). Notwithstanding any other provisions of this Agreement, if the Borrower has eliminated a Borrowing Base Deficiency pursuant to clause (i) of this Section 2.6, upon written request of the Borrower to the Collateral Agent to release such funds from the Principal Collection Account and certification by the Borrower that immediately after giving effect to the return of any such Cash, no Borrowing Base Deficiency will exist, the Borrower shall be permitted the return of all or a portion of the Cash so deposited in the Principal Collection Account and the Collateral Agent shall pay the amount so requested to the Borrower and, for the avoidance of doubt, such amount shall not constitute Available Funds.

Section 2.7 Priority of Payments.

(a) Interest Collection Account. On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Interest Collection Account to the extent of Available Funds (which, for the avoidance of doubt, shall include Available Funds in the Interest Collection Account of the Borrower), in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1) pro rata to (i) (x) the applicable Governmental Authority in respect of accrued and unpaid Taxes and (y) accrued and unpaid registered office fees, in each case owing by the Borrower; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(1)(i), Section 2.7(b)(1)(i) and Section 2.8(1)(i) shall not exceed $50,000 per annum, (ii)(A) the Collateral Agent and the Collateral Administrator, in an amount equal to any accrued and unpaid Collateral Agent Fees and Collateral Administrator Fees, respectively, (B) the Trustee, in an amount equal to any accrued and unpaid Trustee Fees and (C) the Securities Intermediary, in an amount equal to any amounts payable to the Securities Intermediary under the Securities Account Control Agreement; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(1)(ii), Section 2.7(b)(1)(ii) and Section 2.8(1)(ii) shall not exceed $100,000 per annum;

(2) pro rata to the Collateral Manager or its designee, in an amount equal to the sum of (A) any accrued and unpaid Collateral Management Fee not waived by the Collateral Manager in accordance with Section 6.6 and (B) all reasonable and documented Collateral Manager Reimbursable Expenses due and owing to the Collateral Manager; provided that, the Collateral Manager Reimbursable Expenses payable under this Section 2.7(a)(2), together with Collateral Manager Reimbursable Expenses paid pursuant to Sections 2.7(b)(2) and 2.8(2) shall not exceed $20,000 during any Collection Period;

(3) pro rata to each Lender, in an amount equal to any accrued and unpaid Interest, Breakage Costs and Non-Usage Fee;

(4) pro rata to the Indemnified Parties and the Secured Parties, as applicable, all Administrative Expenses and any Increased Costs payable hereunder;

(5) pro rata to the Lenders to reduce the Advances Outstanding (i) if a Borrowing Base Deficiency exists, in an amount necessary to cure such Borrowing Base Deficiency and (ii) in the amount necessary such that after giving effect to such reduction the Foreign Currency Advance Amount is less than the Foreign Currency Sublimit;

(6) to the Equityholder, to make any applicable Permitted RIC Distribution;

(7) pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee;

(8) (i) first, to the extent not paid pursuant to Section 2.7(a)(1)(ii) as a result of the limitation set forth therein, pro rata to (A) the Collateral Agent, in an amount equal to any accrued and unpaid Collateral Agent Fees, (B) the Trustee, in an amount equal to any accrued and unpaid Trustee Fees and (C) the Securities Intermediary, in an amount equal to any amounts payable to the Securities Intermediary under the Securities Account Control Agreement, and (ii) second, pro rata to each applicable party to pay all other outstanding amounts under the Transaction Documents;

(9) to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral; and

(10) so long as no Default has occurred and is continuing, any remaining amounts shall be deemed released from the Lien of the Trustee hereunder and distributed to the Borrower.

(b) Principal Collection Account. On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Principal Collection Account to the extent of Available Funds (which, for the avoidance of doubt, shall include Available Funds in the Principal Collection Account of the Borrower), in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1) to the extent not paid pursuant to Section 2.7(a)(1), pro rata to (i) (x) the applicable Governmental Authority in respect of accrued and unpaid Taxes and (y) accrued and unpaid registered office fees, in each case owing by the Borrower; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(i), this Section 2.7(b)(1)(i) and Section 2.8(1)(i) shall not exceed $50,000 per annum, (ii)(A) the Collateral Agent and the Collateral Administrator, in an amount equal to any accrued and unpaid Collateral Agent Fees and Collateral Administrator Fees, respectively, (B) the Trustee, in an amount equal to any accrued and unpaid Trustee Fees or (C) the Securities Intermediary, in an amount equal to any amounts payable to the Securities Intermediary under the Securities Account Control Agreement; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(ii), this Section 2.7(b)(1)(ii) and Section 2.8(1)(ii) shall not exceed $100,000 per annum;

(2) to the extent not paid pursuant to Section 2.7(a)(2), pro rata to the Collateral Manager or its designee, in an amount equal to the sum of (A) any accrued and unpaid Collateral Management Fee not waived by the Collateral Manager in accordance with Section 6.6 and (B) all reasonable and documented Collateral Manager Reimbursable Expenses due and owing to the Collateral Manager; provided that, the Collateral Manager Reimbursable Expenses payable under this Section 2.7(b)(2), together with Collateral Manager Reimbursable Expenses paid pursuant to Sections 2.7(a)(2) and 2.8(2) shall not exceed $20,000 during any Collection Period;

(3) to the extent not paid pursuant to Section 2.7(a)(3), pro rata to each Lender, in an amount equal to any accrued and unpaid Interest, Breakage Costs and Non-Usage Fee;

(4) to the extent not paid pursuant to Section 2.7(a)(4), pro rata to the Indemnified Parties and the Secured Parties, as applicable, all Administrative Expenses and any Increased Costs;

(5) after the Reinvestment Period, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Amount;

(6) (i) during the Reinvestment Period, to the extent not paid pursuant to Section 2.7(a)(5), pro rata to the Lenders to reduce the Advances Outstanding (A) if a Borrowing Base Deficiency exists, in an amount necessary to cure such Borrowing Base Deficiency and (B) in the amount necessary such that after giving effect to such reduction the Foreign Currency Advance Amount is less than the Foreign Currency Sublimit or (ii) after the end of the Reinvestment Period, pro rata to each Lender to pay the Advances Outstanding until paid in full;

(7) to the extent not paid pursuant to Section 2.7(a)(6), to the Equityholder to make any applicable Permitted RIC Distribution;

(8) to the extent not paid pursuant to Section 2.7(a)(7), pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee owing to the Lenders;

(9) to the extent not paid pursuant to Section 2.7(a)(8), to each applicable party paid to the extent applicable in the manner provided under Section 2.7(a)(8), to pay all other outstanding amounts then due and payable under the Transaction Documents;

(10) to the extent not paid pursuant to Section 2.7(a)(9), to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral; and

(11) so long as no Default has occurred and is continuing, any remaining amounts shall be deemed released from the Lien of the Trustee hereunder and distributed to the Borrower or any nominee thereof.

Section 2.8 Alternate Priority of Payments.

On (x) each Business Day (a) following the occurrence of an Event of Default or (b) following the declaration of the occurrence, or the deemed occurrence, as applicable, of the Termination Date pursuant to Section 9.2(a) or (y) the date of an Optional Sale, the Collateral Manager (or, in the case of clause (x), after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Collection Account to the extent of Available Funds (which, for the avoidance of doubt, shall include Available Funds in the Collection Account of the Borrower), in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1) pro rata to (i) (x) the applicable Governmental Authority in respect of accrued and unpaid Taxes and (y) accrued and unpaid registered office fees, in each case owing by the Borrower; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(i), Section 2.7(b)(1)(i) and this Section 2.8(1)(i) shall not exceed $50,000 per annum, (ii)(A) the Collateral Agent and the Collateral Administrator, in an amount equal to any accrued and unpaid Collateral Agent Fees and Collateral Administrator Fees, respectively, (B) the Trustee, in an amount equal to any accrued and unpaid Trustee Fees and (C) the Securities Intermediary, in an amount equal to any amounts payable to the Securities Intermediary under the Securities Account Control Agreement; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(ii), Section 2.7(b)(1)(ii) and this Section 2.8(1)(ii) shall not exceed $100,000 per annum;

(2) pro rata to the Collateral Manager or its designee, in an amount equal to the sum of (A) any accrued and unpaid Collateral Management Fee not waived by the Collateral Manager in accordance with Section 6.6 and (B) all reasonable and documented Collateral Manager Reimbursable Expenses due and owing to the Collateral Manager; provided that, the Collateral Manager Reimbursable Expenses payable under this Section 2.8(2), together with Collateral Manager Reimbursable Expenses paid pursuant to Sections 2.7(a)(2) and 2.7(b)(2) shall not exceed $20,000 during any Collection Period;

(3) pro rata to each Lender, in an amount equal to any accrued and unpaid Interest, Breakage Costs and Non-Usage Fee;

(4) pro rata to the Lenders to pay the Advances Outstanding; (5) pro rata to the Indemnified Parties and the Secured Parties, as applicable, all Administrative Expenses and Increased Costs;

(6) to the Unfunded Exposure Account, in an amount equal to the Unfunded Exposure Amount;

(7) to the Equityholder, to make any applicable Permitted RIC Distribution;

(8) pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee owing to the Lenders;

(9) (i) first, to the extent not paid pursuant to Section 2.8(1)(ii) as a result of the limitation set forth therein, pro rata to (A) the Collateral Agent, in an amount equal to any accrued and unpaid Collateral Agent Fees, (B) the Trustee, in an amount equal to any accrued and unpaid Trustee Fees and (C) the Securities Intermediary, in an amount equal to any amounts payable to the Securities Intermediary under the Securities Account Control Agreement, and (ii) second, pro rata to each applicable party to pay all other amounts outstanding under the Transaction Documents;

(10) to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral; and

(11) any remaining amounts shall be deemed released from the Lien of the Trustee hereunder and distributed to the Borrower or any nominee thereof.

Section 2.9 Collections and Allocations.

(a) Collections. The Collateral Manager shall promptly transfer, or cause to be transferred, all Collections received directly by it to the appropriate Account within two (2) Business Days after its receipt thereof. Upon the receipt of Collections in the Collection Account during any Collection Period, the Collateral Manager shall identify Principal Collections and Interest Collections no later than the Measurement Date related to the Payment Date immediately following such Collection Period and direct the Collateral Agent and Securities Intermediary to transfer the same to the Principal Collection Account and the Interest Collection Account, respectively. The Collateral Manager shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account on each Reporting Date in the Borrowing Base Certificate delivered pursuant to Section 6.8(d).

(b) Excluded Amounts. With the prior written consent of the Administrative Agent, the Collateral Manager may direct the Collateral Agent and the Securities Intermediary to withdraw from the Collection Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent, the Collateral Agent, the Borrower and each Lender a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent and each Lender.

(c) Initial Deposits. On the initial Funding Date with respect to any Loan, the Collateral Manager will deposit or cause to be deposited into the Collection Account all Collections received in respect of such Loan on such initial Funding Date; provided that, with respect to Loans acquired by the Borrower on the Closing Date, the Borrower shall have four calendar days to provide payment instructions to the related Obligors to pay into the Collection Account. The Borrower shall confirm to the Administrative Agent in writing when it has provided each such payment instruction.

(d) Investment of Funds. All uninvested amounts on deposit in the Collection Account shall be invested in Permitted Investments selected by the Collateral Manager on each Payment Date (or pursuant to standing instructions provided by the Collateral Manager). All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the Collection Account and shall be applied on each Payment Date pursuant to the provisions of Section 2.7 or Section 2.8 (as applicable).

(e) Unfunded Exposure Account. On the last day of the Reinvestment Period, the Borrower shall fund an amount equal to the Unfunded Exposure Amount into the Unfunded Exposure Account. All funding requests associated with the Unfunded Exposure Amount shall be made from the Unfunded Exposure Account after the Reinvestment Period End Date. All uninvested amounts on deposit in the Unfunded Exposure Account shall be invested in Permitted Investments selected by the Collateral Manager on each Payment Date (or pursuant to standing instructions provided by the Collateral Manager).

(f) Eligible Currency.

(i) For purposes of Section 2.7 and Section 2.8, any Available Funds on deposit in the Interest Collection Account and the Principal Collection Account denominated in any Eligible Currency shall be applied on any Payment Date (i) first, to make payments in such Eligible Currency and (ii) second, to make payments in any other Eligible Currency (pro rata based on available amounts from each other Eligible Currency), as converted by the Collateral Manager using the Applicable Conversion Rate; provided, that such payments shall be subject to availability of such funds pursuant to Section 2.7 and Section 2.8.

(ii) The Collateral Manager shall instruct the Collateral Agent, on the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in the Collection Account into Dollars to the extent necessary to make payments pursuant to Section 2.7 or Section 2.8, as applicable (as determined by the Collateral Manager using the Applicable Conversion Rate.

(iii) Any Available Funds on deposit in the Principal Collection Account denominated in an Eligible Currency may be converted by the Collateral Manager into another Eligible Currency on any Business Day (other than a Payment Date) using the Applicable Conversion Rate so long as (i) the Borrower is in compliance with each Borrowing Base both prior to and after giving effect to such conversion, and (ii) the converted amounts are used solely for purposes of acquiring a Loan denominated in such other Eligible Currency pursuant to Section 2.14. The Collateral Manager shall provide no less than one (1) Business Day’s prior written notice to the Administrative Agent and the Collateral Agent of any such conversion.

Section 2.10 Payments, Computations, etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due in lawful money of the United States or in such other Eligible Currency in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.00% per annum above the Prime Rate, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder and under the other Transaction Documents shall be made on the basis of a year consisting of 360 days (other than calculations with respect to the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be deemed due on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full.

(c) If any Advance requested by the Borrower is not effectuated as a result of the Collateral Manager’s or the Borrower’s actions or failure to fulfill any condition under Section 3.2, (which, in the case of the Collateral Manager, is solely within the control of the Collateral Manager) as the case may be, on the date specified therefor, whichever of the Collateral Manager or the Borrower is at fault, such Person shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance upon receipt by the Borrower of documentation setting forth such costs.

Section 2.11 Fees.

The Borrower shall pay to Cadwalader, Wickersham & Taft LLP as counsel to the Administrative Agent and the Lenders, within two (2) Business Days following an invoice therefor, their reasonable invoiced fees and out-of-pocket expenses through the Closing Date.

Section 2.12 Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (A) subject any Affected Party to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting any Affected Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under any other Transaction Document, then on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, but excluding Taxes, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, if the issuance of any amendment or supplement to Interpretation No. 46(R) or to Statement of Financial Accounting Standards No. 166 by the Financial Accounting Standards Board or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Seller, the Borrower or any Affected Party with the assets and liabilities of the Administrative Agent or any Lender or shall otherwise impose any loss, cost, expense, reduction of return on capital or other loss, such event shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.12. Notwithstanding the foregoing, but subject to Section 6.7, the provisions of this Section 2.12(b) shall not apply to the consolidation of the Borrower for accounting purposes as required by the Applicable Accounting Standard with the Collateral Manager or any Affiliate thereof, whether or not an Affected Party.

(c) If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten (10) days after demand by such Affected Party to the extent of funds available in the Collection Account (and, to the extent of any additional amounts, on the next Payment Date pursuant to Section 2.7 or 2.8, as applicable, occurring at least five (5) Business Days after the request for such invoice), the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d) In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.12 shall submit to the Borrower and the Collateral Manager a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent manifest error.

(e) If a Currency Disruption Event with respect to any Lender occurred on any date prior to the occurrence of a Benchmark Transition Event, such Lender shall in turn so notify the Borrower, whereupon the Interest Rate with respect to all Advances outstanding of the affected Lender denominated in the affected Eligible Currency shall accrue Interest at the Base Rate plus the Applicable Spread; provided, that such Lender or the Administrative Agent shall notify the Borrower promptly when the Currency Disruption Event is no longer continuing and interest on such Advances Outstanding on and after the date of such notice with respect to such Lender shall accrue interest at the Benchmark plus the Applicable Spread.

(f) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation. Notwithstanding anything to the contrary in this Section 2.12, the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.12 for any amounts incurred more than six (6) months prior to the date that such Affected Party notifies the Borrower of such Affected Party’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six (6) month period shall be extended to include the period of such retroactive effect.

(g) Each Lender agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.12 or Section 2.13; provided that no Lender shall be obligated to take any actions that would, in the reasonable opinion of such Lender, subject such Lender to any unreimbursed cost or expense or otherwise be disadvantageous to such Lender. In no event will Borrower be responsible for increased amounts referred to in this Section 2.12, which relates to any other entities to which Lenders provide financing.

Section 2.13 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the applicable Affected Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the applicable Affected Party timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower shall indemnify each Affected Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Affected Party or required to be withheld or deducted from a payment to such Affected Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and the calculation thereof delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Without limiting the generality of Section 11.5, each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.16(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.13(d).

(e) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(f)(ii)(1), Section 2.13(f)(ii)(2), and Section 2.13(f)(ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(1) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

a. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W- 8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b. executed copies of IRS Form W-8ECI;

c. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

d. to the extent a Foreign Lender is not the beneficial owner of the income, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification or documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding required to be made; and

(4) if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by FATCA and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by FATCA (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.13(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.13(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.13(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(i) Each Lender agrees that, notwithstanding any other provision of this Agreement, the Borrower and its Affiliates may disclose any such certifications, documentation or other information to any Governmental Authority to the extent required by Applicable Law.

(j) Any Lender (and any person that becomes a Lender, participant or otherwise acquires an interest in any Transaction Document after the date hereof), if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding under FATCA and to comply with any information reporting requirements under FATCA.

Section 2.14 Reinvestment; Discretionary Sales, Substitution and Optional Sales of Loans.

(a) Reinvestment. On the terms and conditions hereinafter set forth as certified in writing to the Administrative Agent and the Collateral Agent, prior to the Facility Maturity Date, the Borrower may withdraw funds on deposit in the Principal Collection Account for the following purposes:

(i) to reinvest such funds in Loans to be pledged hereunder (a “Reinvestment”), so long as (1) all conditions precedent set forth in Section 3.2 have been satisfied and (2) each Loan acquired by the Borrower in connection with such reinvestment shall be an Eligible Loan; or

(ii) to make payments in respect of the Advances Outstanding in the applicable Eligible Currency at such time in accordance with and subject to the terms of Section 2.3(b).

Upon the satisfaction of the applicable conditions set forth in this Section 2.14(a) (as certified by the Borrower to the Administrative Agent and the Collateral Agent), the Collateral Agent will release funds from the Principal Collection Account to be applied pursuant to clause (i) or clause (ii) above in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Principal Collection Account on such day.

(b) Substitutions. Subject to Sections 2.14(e) and (f), the Borrower may, during the Reinvestment Period, sell any Loan and replace such Loan with another Loan (each such sale and replacement, a “Substitution”) so long as (i) no Event of Default has occurred and is continuing and, immediately after giving effect to such Substitution, no Default or Event of Default shall have occurred, (ii) each substitute Loan acquired by the Borrower in connection with a Substitution shall be an Eligible Loan, (iii) 100% of the proceeds from the sale of the Loan(s) to be replaced in connection with such Substitution are either applied by the Borrower to acquire the substitute Loan(s) or deposited in the Collection Account, (iv) all conditions precedent set forth in Section 3.2 have been satisfied with respect to each substitute Loan to be acquired by the Borrower in connection with such Substitution and (v) immediately after giving effect to such Substitution, no Borrowing Base Deficiency exists; provided that, notwithstanding anything to the contrary set forth in Section 3.2, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Substitution, the Borrower may effect a Substitution so long as, immediately after giving effect to such Substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency is reduced or cured.

(c) Discretionary Sales. Subject to Sections 2.14(e) and (f), upon not less than one (1) Business Day’s prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Lenders), the Borrower shall be permitted to sell Loans (each, a “Discretionary Sale”) so long as (i) no Event of Default has occurred and is continuing and, immediately after giving effect to such Discretionary Sale, no Default or Event of Default shall have occurred, (ii) unless the Administrative Agent has provided its prior written consent, the sale price of each Loan sold pursuant to a Discretionary Sale shall be greater than or equal to its Adjusted Borrowing Value and (iii) immediately after giving effect to such Discretionary Sale, no Borrowing Base Deficiency exists and the Foreign Currency Advance Amount does not exceed the Foreign Currency Sublimit; provided that, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Discretionary Sale, the Borrower may, with the prior consent of the Administrative Agent in its sole discretion, effect a Discretionary Sale so long as, immediately after giving effect to such Discretionary Sale and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency is reduced or cured.

(d) Optional Sales. Subject to Section 2.14(e), the Borrower shall have the right to sell all of the Loans included in the Collateral (an “Optional Sale”) on any Business Day. The proceeds of any Optional Sale shall be distributed on the related sale date in accordance with Section 2.8.

(e) Conditions to Discretionary and Optional Sales, Substitutions and Repurchases. Any Discretionary Sale, sale pursuant to a Substitution or Optional Sale effected pursuant to Sections 2.14(b), (c), or (d) shall be subject to the satisfaction of the following conditions:

(i) except in connection with an Optional Sale, the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent;

(ii) the Borrower shall deliver a list of all Loans to be sold or substituted to the Administrative Agent and the Collateral Agent;

(iii) except in connection with an Optional Sale, as certified in writing to the Administrative Agent by the Borrower, no selection procedures adverse to the interests of the Administrative Agent or the Lenders shall have been utilized by the Borrower or the Collateral Manager, as applicable, in the selection of the Loans to be sold or substituted;

(iv) the Borrower shall notify the Administrative Agent and Collateral Agent of any amount to be deposited into the Collection Account in connection with any sale or substitution;

(v) each such Discretionary Sale and sale pursuant to a Substitution and Optional Sale complies with the Portfolio Acquisition and Disposition Requirements;

(vi) (A) the Borrower shall be deemed to have certified to the Administrative Agent that the representations and warranties contained in Sections 4.1 and 4.2 hereof and (B) the Seller shall be deemed to have certified to the Administrative Agent that the representations and warranties contained in Section 3.1 of the Sale Agreement shall continue to be correct in all material respects following any sale or substitution, except to the extent any such representation or warranty relates to an earlier date;

(vii) any repayment of Advances Outstanding in connection with any sale or substitution of Loans hereunder shall comply with the requirements set forth in Section 2.3;

(viii) as certified in writing to the Administrative Agent by the Borrower, any Discretionary Sale or sale in connection with a Substitution shall be made by the Borrower to a third-party purchaser unaffiliated with the Equityholder in a transaction (1) reflecting arm’s-length market terms and (2) in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to such sale (other than the representations, warranties and covenants set forth in the LSTA Par/Near Par Trade Confirmation, the LSTA Distressed Trade Confirmation or the LSTA Purchase and Sale Agreement for Distressed Trades, in each case as published by The Loan Syndications and Trading Association, Inc. as of the date of such confirmation or agreement, or substantially similar representations, warranties and covenants, to the extent such documentation is not used in connection with such transaction), provided that, notwithstanding the foregoing, the Borrower may make a Discretionary Sale or sale in connection with a Substitution, in each case for fair market value, to (A) the Seller or an Affiliate of the Borrower or the Seller and (B) an Affiliate of the Collateral Manager (x) if, after giving effect to such Discretionary Sale or sale in connection with a Substitution, the aggregate Outstanding Balance of all Loans which are sold or intended to be sold by the Borrower pursuant to this clause (x) during any 12-month rolling period shall not exceed, collectively, 10% of the Facility Amount as of the start of such 12-month period (or, if more recent, the Closing Date) or (y) with the prior written consent of the Administrative Agent in its sole discretion (except that, so long as no Event of Default has occurred and is continuing, no such consents shall be required in connection with a Discretionary Sale or Substitution to the Seller pursuant to the Seller’s mandatory repurchase or Substitution obligation, if any, under Section 7.1 of the Sale Agreement; provided, further, that after the occurrence of an Event of Default, the Borrower may only make Discretionary Sales, sales pursuant to a Substitution or Optional Sale with the prior written consent of the Controlling Lender in its sole discretion, but such sales shall otherwise be subject to the provisions of such Sections; provided, further, that the limitation set forth in clause (x) of the first proviso of this clause (viii) shall not apply with respect to any Discretionary Sale to a Person established in connection with a Permitted Securitization;

(ix) the Borrower shall pay an amount equal to all Breakage Costs and other accrued and unpaid costs and expenses (including, without limitation, reasonable legal fees) of the Administrative Agent, the Lenders and the Collateral Agent in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Trustee on behalf of the Secured Parties and any other party having an interest in the Loan in connection with such sale, substitution or repurchase);

(x) with respect to an Optional Sale, the Borrower shall, not later than ten (10) Business Days prior to the date of such sale, deliver to the Administrative Agent and each Lender a certificate and evidence to the reasonable satisfaction of such parties (which satisfaction shall be confirmed in writing by the Administrative Agent and each Lender) that (i) the Borrower shall have sufficient funds on or prior to the date of such sale to pay the outstanding Obligations in full pursuant to Section 2.8 and (ii) solely with respect to an Optional Sale, such Optional Sale is being conducted in connection with a Permitted Securitization; and

(xi) if any such Discretionary Sale, sale pursuant to a Substitution or Optional Sale is in connection with a Permitted Securitization, the Administrative Agent has provided its prior written consent (in its sole discretion) thereto.

(f) Limitations on Discretionary and Optional Sales, Substitutions and Repurchases. The aggregate Outstanding Balance of all Loans which are sold or intended to be sold by the Borrower in connection with a Substitution or a Discretionary Sale during any 12-month rolling period (or, if more recent, the period commencing on the Closing Date) shall not exceed, collectively, 20% of the Facility Amount as of the start of such 12-month period (or, if more recent, the Closing Date); provided that, the limitation set forth in this clause (f) shall not apply with respect to (x) any Substitution or Discretionary Sale of a Loan with an Assigned Value of zero or (y) any Discretionary Sale to a Person established in connection with a Permitted Securitization.

(g) Sales of Loans with an Assigned Value of Zero and Sales of Equity Securities. So long as no Default or Event of Default exists or would result, the Borrower may sell any Loan with an Assigned Value of zero or any Equity Security to any Person; provided, that (i) any such sale shall be made on an arm’s-length basis at fair market value (or, solely with respect to any Loan purchased by the Seller pursuant to Section 7.1 of the Sale Agreement, the applicable Transfer Deposit Amount (as defined in the Sale Agreement)), and (ii) any such sale shall comply with the Portfolio Acquisition and Disposition Requirements.

Section 2.15 Assignment of Specified Agreements.

The Borrower hereby assigns to the Trustee, for the benefit of the Secured Parties, all of the Borrower’s right, title and interest in and to, but none of its obligations under, the Sale Agreement, the Closing Date Participation Agreement and any UCC financing statements filed under or in connection therewith. In furtherance and not in limitation of the foregoing, the Borrower hereby assigns to the Trustee for the benefit of the Secured Parties its right to indemnification under each of the Sale Agreement and the Closing Date Participation Agreement. The Borrower confirms that the Trustee, on behalf of the Secured Parties, shall have the right to enforce the Borrower’s rights and remedies under the Sale Agreement, the Closing Date Participation Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Trustee for the benefit of the Secured Parties.

Section 2.16 Capital Contributions.

Any direct or indirect owner of the Borrower may, but shall not be obligated to, make a capital contribution in Cash or securities to the Borrower at any time.

Section 2.17 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1;

(ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Administrative Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.17 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(iii) such Defaulting Lender shall not be entitled to receive any Non- Usage Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Administrative Agent determines in its sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.18 [Reserved].

Section 2.19 Increase in Facility Amount.

The Borrower may, with the prior written consent of each Lender (in its sole discretion, and subject to customary conditions precedent including, without limitation, no existing Event of Default), (i) increase the Commitment of the existing Lenders (pro rata) with the consent of each such Lender, (ii) add additional Lenders and/or (iii) increase the Commitment of any Lender with the consent of such Lender, in each case which shall increase the Maximum Facility Amount by the amount of the Commitment of each such existing or additional Lender up to an aggregate maximum of $600,000,000.

Section 2.20 Effect of Benchmark Transition Event.

(a) Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the Lenders representing an aggregate of more than 50% of the aggregate Commitments (or, if the applicable Commitments have been terminated, Advances Outstanding). No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20 will occur prior to the applicable Benchmark Transition Start Date.

(b) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that the Administrative Agent provides prompt written notice of such amendment to the other parties hereto.

(c) The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.20.

(d) Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for an Advance to be made during any Benchmark Unavailability Period. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the Base Rate shall be used instead of such Benchmark to calculate Interest.

ARTICLE III

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1 Conditions to Closing.

No Lender shall be obligated to make any Advance hereunder, nor shall any Lender, the Administrative Agent or the Collateral Agent be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by the Administrative Agent:

(a) Each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent;

(b) The Administrative Agent shall have received satisfactory evidence that the Seller, the Borrower, the Equityholder and the Collateral Manager has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby;

(c) The Collateral Manager, the Equityholder and the Borrower shall each have delivered to the Administrative Agent a certificate as to whether such Person is Solvent in the form of Exhibit C;

(d) (i) The Borrower shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Borrower has occurred and is continuing, (ii) the Collateral Manager shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Collateral Manager or Collateral Manager Termination Event has occurred and is continuing and (iii) the Equityholder shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Equityholder has occurred and is continuing;

(e) The Administrative Agent and the Collateral Manager shall have received, with a counterpart for each Lender, the executed legal opinion or opinions of Dechert LLP, counsel to the Borrower, covering enforceability, grant and perfection of the security interests on the Collateral and non-consolidation of the Borrower with the Equityholder, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(f) The Borrower and the Administrative Agent shall have received the executed legal opinion or opinions of Dechert LLP, counsel to the Seller, the Equityholder and the Collateral Manager, covering enforceability of the Transaction Documents to which the Seller, the Equityholder or the Collateral Manager is a party and, in the case of the Seller, grant and perfection of the security interests in favor of the Borrower granted under the Sale Agreement and the Closing Date Participation Agreement and true sale of the Loans from the Seller to the Borrower, in each case, in form and substance acceptable to the Administrative Agent;

(g) The Administrative Agent and the Lenders shall have received the fees (including reasonable and documented fees, disbursements and other charges of external counsel to the Administrative Agent) to be received on date of the initial Advance referred to herein;

(h) The Administrative Agent and the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(i) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request;

(j) The Administrative Agent shall have received satisfactory evidence that any Liens over the Closing Date Loans have been released;

(k) The UCC-1 financing statements naming (1) the Borrower as debtor and the Trustee as secured party, (2) the Seller as debtor and the Trustee as secured party, and (3) the Equityholder as debtor and the Trustee as secured party are in proper form for filing in the filing office of the appropriate jurisdiction and, when filed, together with the Securities Account Control Agreement, is effective to perfect the Trustee’s security interest in the Collateral such that the Trustee’s security interest in the Collateral ranks senior to that of any other creditors of the Borrower, Equityholder or a Seller (whether now existing or hereafter acquired);

(l) The Administrative Agent shall have received an officer’s certificate of the Seller, the Collateral Manager, the Equityholder and the Borrower, with a counterpart for each Lender substantially in the form of Exhibit D, that includes a copy of the resolutions (or other authorizing instruments, if applicable), in form and substance satisfactory to the Administrative Agent, of the Board of Directors, manager, managing member (or similar governing or managing body) of such Person authorizing (i) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder, and (iii) in the case of the Borrower and the Seller, the granting by it of the Liens created pursuant to the Transaction Documents, certified by a Responsible Officer (or other authorized Person) of such Person as of the Closing Date, which certification shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions, or other authorizing instruments, if applicable, thereby certified have not been amended, modified, revoked or rescinded;

(m) The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Seller, the Collateral Manager, the Equityholder and the Borrower, dated the Closing Date, as to the incumbency and signature of such Person executing any Transaction Document, which certification shall be included in the certificate delivered in respect of such Person pursuant to Section 3.1(l) and satisfactory in form and substance to the Administrative Agent, and shall be executed by a Responsible Officer (or other authorized Person) of such Person;

(n) The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the Governing Documents of the Seller, the Collateral Manager, the Equityholder and the Borrower, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer (or other authorized Person) of such Person, which certification shall be included in the certificate delivered in respect of such Person pursuant to Section 3.1(l) and shall be in form and substance satisfactory to the Administrative Agent;

(o) The Administrative Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Seller, the Equityholder, the Collateral Manager and the Borrower (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect;

(p) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1 necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported to be created, by the Transaction Documents shall have been completed;

(q) The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Administrative Agent; and

(r) The Borrower shall have received the executed legal opinion or opinions of Nixon Peabody LLP, counsel to the Collateral Agent, covering enforceability of the Transaction Documents to which the Collateral Agent is a party.

Section 3.2 Conditions Precedent to All Advances and Acquisitions of Loans.

Each Advance under this Agreement, each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) and each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b) (each, a “Transaction”) shall be subject to the further conditions precedent that:

(a) With respect to any Advance, the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Agent and each Lender) no later than, (i) if the Advance is denominated in Dollars, no later than 1:00 p.m. on the proposed Funding Date, (ii) if the Advance is denominated in an Eligible Currency other than Dollars or GBPs, no later than 3:00 p.m. three (3) Business Days prior to the proposed Funding Date and (iii) if the Advance is denominated in GBPs, no later than 3:00 p.m. five (5) Business Days prior to the proposed Funding Date:

(i) a Funding Notice in the form of Exhibit A-1, a Borrowing Base Certificate and a Loan Schedule listing each Loan, if any, proposed to be acquired by the Borrower in connection with such Transaction; and

(ii) if a Loan is being acquired with such Advance, a certificate of assignment in the form of Exhibit F (including Exhibit A thereto) or other relevant transfer documentation and containing such additional information as may be reasonably requested by the Administrative Agent and each Lender;

(b) With respect to any Reinvestment of Principal Collections permitted by Section 2.14(a)(i) and each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b), the Collateral Manager shall have delivered to the Administrative Agent, no later than 3:30 p.m. on the Business Day prior to any such reinvestment, a Reinvestment Notice in the form of Exhibit A-3 and a Borrowing Base Certificate, executed by the Collateral Manager on behalf of the Borrower;

(c) On the date of such Transaction (A) the Borrower shall be deemed to have certified that each of the following statements shall be true and correct as of such date and (B) if the related Borrower’s Notice is executed by the Borrower, the Borrower shall have certified in such notice that (other than with respect to the Collateral Manager’s certifications in clauses (d) and, with respect to reports required to be delivered by the Collateral Manager under the Transaction Documents, (g) and the conditions precedent in clauses (f), (h) and (i) of this Section 3.2) all conditions precedent to the requested Transaction have been satisfied:

(i) the representations and warranties contained in Section 4.1 and Section 4.2 are true and correct in all respects on and as of such day (other than any representation and warranty that is made as of a specific date);

(ii) no event has occurred, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default or an Event of Default;

(iii) on and as of such day, immediately after giving effect to such Transaction (A) no Borrowing Base Deficiency exists (or, to the extent permitted under Section 2.14(b), any Borrowing Base Deficiency is reduced) and (B) the Foreign Currency Advance Amount will not exceed the Foreign Currency Sublimit;

(iv) to the extent applicable to the requested Transaction and with respect to the Borrower, no Applicable Law shall prohibit or enjoin the proposed Reinvestment of Principal Collections or acquisition of Loans; and

(v) on and as of such day, immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Facility Amount.

(d) On the date of such Transaction (A) the Collateral Manager (or, solely with respect to clause (i), the Seller) shall be deemed to have certified that each of the following statements shall be true and correct as of such date and (B) the Collateral Manager shall have certified in the related Borrower’s Notice that (other than with respect to the Borrower’s certifications in clauses (c) and, with respect to reports required to be delivered by the Borrower under the Transaction Documents, (g) and the conditions precedent in clauses (f), (h) and (i) of this Section 3.2) all conditions precedent to the requested Transaction have been satisfied:

(i) with respect to the Seller, no event has occurred, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default, an Event of Default or a Collateral Manager Termination Event;

(ii) on and as of such day, immediately after giving effect to such Transaction (A) no Borrowing Base Deficiency exists (or, to the extent permitted under Section 2.14(b), any Borrowing Base Deficiency is reduced) and (B) the Foreign Currency Advance Amount will not exceed the Foreign Currency Sublimit;

(iii) on and as of such day, immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Facility Amount.

(e) (i) With respect to any Advance under this Agreement or any Reinvestment of Principal Collections pursuant to Section 2.14(a)(i), the Reinvestment Period End Date shall not have occurred, and (ii) with respect to any Transaction, the Termination Date shall not have occurred;

(f) On each specified date, the Seller shall be deemed to have certified that the representations and warranties contained in Section 3.1 of the Sale Agreement are true and correct in all respects on and as of such day (other than any representation and warranty that is made as of a specific date);

(g) The Borrower and Collateral Manager shall have delivered to the Administrative Agent all reports required to be delivered by either thereof as of the date of such Transaction including, without limitation, all deliveries required by Section 2.2;

(h) The Borrower shall have paid all fees then required to be paid and, without duplication of Section 2.11, shall have reimbursed the Lenders, the Collateral Agent and the Administrative Agent for all fees, costs and expenses then required to be paid in connection with the closing of the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable and documented external attorney fees and any other legal and document preparation costs incurred by the Lenders, the Collateral Agent and the Administrative Agent;

(i) Other than in connection with the Loans set forth on the Loan List, the Borrower and the Collateral Manager shall have received a copy of an Approval Notice, executed by the Controlling Lender, evidencing the approval of the Controlling Lender, in its sole discretion in accordance with clause (B) of the definition of “Eligible Loan,” of the Loans to be added to the Collateral;

(j) In connection with the initial Advance with respect to the acquisition of any Loan, the Borrower shall have delivered to the Collateral Agent (with a copy to the Administrative Agent), no later than 3:30 p.m. on the related Advance Date, a faxed or emailed copy of the duly executed original promissory notes for each such Loan in respect of which a promissory note is issued (and, in the case of any Noteless Loan, a fully executed assignment agreement), and (x) if any Loans are closed in escrow, a certificate (in the form of Exhibit J) from the closing attorneys of such Loan confirming the possession of the Required Loan Documents or (y) with respect to the Loans acquired by the Borrower on the Closing Date, written confirmation from the Collateral Manager that either (1) it has possession of the Required Loan Documents or (2) it has received confirmation that the Required Loan Documents are being sent to it; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Checklist and the Required Loan Documents to be in the possession of the Collateral Agent within five (5) Business Days (or such longer period as otherwise permitted by the definition of Required Loan Documents) of any related Advance Date with respect to any Loan; and

(k) (i) With respect to any Advance, the proceeds of which will be used to acquire a Loan, such Advance shall be denominated in the same Eligible Currency as such Loan, (ii) with respect to any Reinvestment of Principal Collections pursuant to Section 2.14(a)(i), such Principal Collections shall be denominated in the same Eligible Currency (or converted to such Eligible Currency pursuant to Section 2.9(f)(iii)) as the Loan acquired in connection with such Reinvestment and (iii) with respect to any Substitution pursuant to Section 2.14(b), the Loan sold in connection with such Substitution shall be denominated in the same Eligible Currency as the Loan acquired in connection with such Substitution.

The failure of any of the foregoing conditions precedent to be satisfied in respect of any Advance shall give rise to a right of the Administrative Agent and the applicable Lender, which right may be exercised at any time on the demand of the applicable Lender, to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the applicable Lender an amount equal to the related Advances made during any such time that any of the foregoing conditions precedent were not satisfied.

Section 3.3 Custodianship; Transfer of Loans and Permitted Investments.

(a) The Collateral Agent shall hold all Certificated Securities and Instruments in physical form at its offices set forth in Section 5.5(c). Any successor Collateral Agent shall be a state or national bank or trust company which is not an Affiliate of the Borrower or the Seller, which is a Qualified Institution and which makes the representations of the Collateral Agent set forth herein to the Borrower, the Administrative Agent and the Lenders in connection with the assumption of the Collateral Agent’s duties hereunder.

(b) Each time that the Borrower shall direct or cause the acquisition of any Loan or Permitted Investment, the Borrower shall, if such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment or other relevant transfer documentation has not already been delivered to the Collateral Agent in accordance with the requirements set forth in the definition of “Required Loan Documents”, cause the delivery of such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment or other relevant transfer documentation in accordance with the requirements set forth in the definition of “Required Loan Documents” to the Collateral Agent to be credited by the Collateral Agent to the Collateral Account in accordance with the terms of this Agreement. The security interest of the Collateral Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Agent, be released.

(c) The Borrower shall cause all Loans or Permitted Investments acquired by the Borrower to be transferred to the Collateral Agent to be credited by the Collateral Agent to the Collateral Account to the extent necessary to maintain perfection, and shall cause all Loans and Permitted Investments acquired by the Borrower to be delivered to the Collateral Agent by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Trustee a valid security interest in each Loan and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower (whether now existing or hereafter acquired)):

(i) in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it Indorsed to the Collateral Agent or in blank by an effective Indorsement or registered in the name of the Collateral Agent and by (A) delivering such Instrument or Security Certificate to the Securities Intermediary at the Corporate Trust Office and (B) causing the Securities Intermediary to maintain (on behalf of the Trustee for the benefit of the Secured Parties) continuous possession of such Instrument or Security Certificate at its offices set forth in Section 5.5(c);

(ii) in the case of an Uncertificated Security, by (A) causing the Collateral Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;

(iii) in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to a Securities Account in the name of the Borrower pursuant to the Securities Account Control Agreement;

(iv) in the case of General Intangibles (including any Loan or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Trustee as secured party and describing the Loan or Permitted Investment (as the case may be) as the collateral (or describing the collateral as “all assets,” or words of similar effect) at the filing office of the Recorder of Deeds of the District of Columbia.

(d) The security interest of the Collateral Agent in any Collateral disposed of in a transaction permitted by this Agreement shall, immediately and without further action on the part of the Collateral Agent, be released and the Collateral Agent shall immediately release such Collateral to, or as directed by, the Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Organization and Good Standing. The Borrower has been duly formed and is validly existing and in good standing under the laws of the State of Delaware. The Borrower has all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Collateral.

(b) Due Qualification. The Borrower is (i) duly qualified to do business and is in good standing as a Delaware limited liability company, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be qualified, licensed or approved would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Borrower (i) has all necessary power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary action, the execution, delivery and performance of each Transaction Document to which it is a party and the pledge and assignment of a security interest in the Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by the Borrower.

(d) Binding Obligation. Each Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Governing Documents of the Borrower or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f) Agreements. The Borrower is not a party to any agreement or instrument or subject to any restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The Borrower is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such defaults could reasonably be expected to result in a Material Adverse Effect.

(g) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Borrower is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(h) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Borrower of each Transaction Document to which the Borrower is a party have been obtained.

(i) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Borrower.

(j) Solvency. The Borrower is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Borrower is a party do not and will not render the Borrower not Solvent and the Borrower shall deliver to the Administrative Agent on the Closing Date a certification in the form of Exhibit C.

(k) Taxes. The Borrower (i) is and has always been treated as either (x) a domestic partnership, each of whose partners (as determined for U.S. federal income tax purposes) will be U.S. Persons or (y) a disregarded entity of a U.S. Person for U.S. federal income tax purposes and (ii) has timely filed or caused to be filed all U.S. federal, state, and other material Tax returns and reports required to be filed by it and has paid or caused to be paid all U.S. federal, state, and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP.

(l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the transfer of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(m) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the UCC as in effect from time to time in the State of New York) in the Collateral in favor of the Trustee, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC and is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii) the Collateral is comprised of “instruments”, “security entitlements”, “general intangibles”, “certificated securities”, “uncertificated securities”, “securities accounts”, “investment property” and “proceeds” (each as defined in the applicable UCC) and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations under Section 4.1(m)(i);

(iii) with respect to Collateral that constitute Security Entitlements:

(1) all of such Security Entitlements have been credited to one of the Accounts and the securities intermediary for each Account has agreed to treat all assets credited to such Account as Financial Assets within the meaning of the UCC as in effect from time-to-time in the State of New York;

(2) the Borrower has taken all steps necessary to enable the Trustee to obtain “control” (within the meaning of the UCC as in effect from time-to-time in the State of New York) with respect to each Account; and

(3) the Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Trustee for the benefit of the Secured Parties. The Borrower has not instructed the securities intermediary of any Account to comply with the entitlement order of any Person other than the Trustee; provided that, until the Trustee delivers a Notice of Exclusive Control, the Borrower and the Collateral Manager may cause Cash in the Accounts to be invested in Permitted Investments, and the proceeds thereof to be paid and distributed in accordance with this Agreement.

(iv) all Accounts constitute “securities accounts” as defined in the Section 8-501(a) of the UCC as in effect from time to time in the State of New York;

(v) the Borrower owns and has good and marketable title to (or, with respect to assets securing any Collateral, a valid security interest in) the Collateral free and clear of any Lien (other than Permitted Liens) of any Person; provided that with respect to any Closing Date Participation Interest purchased by the Borrower, the Borrower shall not be the record owner of the underlying Loan until the Elevation Date of such Closing Date Participation Interest;

(vi) the Borrower has received all consents and approvals required by the terms of any Loan to the transfer and granting of a security interest in the Loans hereunder to the Trustee, on behalf of the Secured Parties;

(vii) the Borrower has taken all necessary steps to authorize the Trustee to file all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the Borrower’s jurisdiction of organization;

(viii) other than as expressly permitted by the terms of this Agreement and the security interest granted to the Trustee, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of any collateral included in the Collateral other than any financing statement (A) relating to the security interest granted to the Trustee hereunder, (B) relating to the security interest, if any, granted to the Borrower under the Sale Agreement, (C) relating to the security interest, if any, granted to the Borrower under the Closing Date Participation Agreement or (D) that has been terminated and/or fully and validly assigned to the Trustee or the Borrower on or prior to the date hereof;

(ix) (ix) other than Permitted Liens, there are no judgments or Liens for Taxes with respect to the Borrower and no claim is being asserted with respect to the Taxes of the Borrower;

(x) other than in the case of Noteless Loans, all original executed copies of each underlying promissory note that constitute or evidence each Loan that is evidenced by a promissory note has been or, subject to the delivery requirements contained herein, will be delivered to the Collateral Agent;

(xi) other than in the case of Noteless Loans, the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Agent that the Collateral Agent or its bailee is holding the underlying promissory notes that evidence all Loans evidenced by a promissory note solely on behalf of the Collateral Agent for the benefit of the Secured Parties;

(xii) other than any assignment to the Borrower in connection with the Borrower’s acquisition of the related Loan, if applicable, none of the underlying promissory notes (if any) that constitute or evidence the Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent on behalf of the Secured Parties;

(xiii) with respect to Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Agent on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, on behalf of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, on behalf of the Secured Parties, upon original issue or registration of transfer by the Borrower; and

(xiv) in the case of an Uncertificated Security, such Borrower shall cause the issuer of such Uncertificated Security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such Uncertificated Security.

(n) Reports Accurate. Any of the following information provided or prepared by an Obligor, the Collateral Manager, the Equityholder, the Seller or the Collateral Agent, including, without limitation, any financial statements required pursuant to Section 5.3(f), all information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished to the Administrative Agent or any Lender in connection with this Agreement are (other than projections, forward-looking information, general economic data or industry information and with respect to any information or documentation prepared by the Collateral Manager or one of its Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor), true, complete and correct after giving effect to any updates thereto (or, with respect to information relating to third parties, is true and correct in all material respects to the actual knowledge of a Responsible Officer of the Borrower) as of the date such information is provided.

(o) Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Delaware. The Borrower’s Federal Employer Identification Number is correctly set forth on the certificate required pursuant to Section 3.1(l). The Borrower has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location within the four (4) months preceding the Closing Date, except as permitted under and in satisfaction of Section 5.1(o)(vii).

(p) Collection Account. The Collection Accounts (including any sub accounts thereof) are the only accounts to which Collections are sent.

(q) Legal Name. The Borrower’s exact legal name is, and at all times has been the name as set forth on Annex A hereto, except as permitted under and in satisfaction of Section 5.1(o)(vii).

(r) Sale Agreement and Closing Date Participation Agreement. The Sale Agreement and the Closing Date Participation Agreement are the only agreements pursuant to which the Borrower purchases Collateral from MMJV SPV LP, the Seller or any Affiliate of the Seller.

(s) Value Given. The Borrower shall have given reasonably equivalent value to the applicable Seller or the applicable third party seller of Collateral in consideration for the transfer to the Borrower of the Collateral, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any Section of the Bankruptcy Code.

(t) Accounting. Other than for tax purposes, the Borrower accounts for the transfers to it of Collateral as purchases of such Collateral for legal and financial accounting purposes (including notations on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein).

(u) Special Purpose Entity. At all times prior to the Collection Date, the Borrower has not and shall not:

(i) engage in any business or activity other than the purchase, receipt, management and sale of Collateral, the transfer or pledge of, or other grant of security interest in, Collateral pursuant to the terms of the Transaction Documents, the entry into and the performance under the Transaction Documents and such other activities as are incidental thereto;

(ii) acquire or own any assets other than (a) the Collateral or (b) incidental property as may be necessary for the operation of the Borrower and the performance of its obligations under the Transaction Documents including, without limitation, capital contributions which it may receive from the Equityholder;

(iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (other than in accordance with the provisions hereof), without in each case first obtaining the prior written consent of the Administrative Agent, or except as permitted by this Agreement, change its legal structure, or jurisdiction of formation, unless, in connection with any of the foregoing, such action shall result in the substantially contemporaneous occurrence of the Collection Date;

(iv) except as otherwise permitted under clause (iii), fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent, amend, modify, terminate or fail to comply with the provisions of its limited liability company agreement or fail to observe limited liability company formalities;

(v) form, acquire or own any Subsidiary, own any Capital Stock in any other entity (other than Capital Stock in Obligors in connection with the exercise of any remedies with respect to a Loan or any exchange offer, work-out or restructuring of a Loan), or make any Investment in any Person (other than Permitted Investments or Capital Stock in Obligors in connection with the exercise of any remedies with respect to a Loan or any exchange offer, work-out or restructuring of a Loan) without the prior written consent of the Administrative Agent;

(vi) commingle its assets with the assets of any of its Affiliates, or of any other Person;

(vii) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all Advances owed to the Lenders and a termination of all the Commitments;

(viii) become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

(ix) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(x) enter into any contract or agreement with any Person, except (a) the Transaction Documents, (b) organizational documents, (c) Underlying Instruments and (d) other contracts or agreements that are upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties other than such Person; provided that, for the avoidance of doubt with regard to this clause (x), (i) acquisitions of Collateral from the Seller or its Affiliates, and sales of Collateral to the Seller and its Affiliates, each in accordance with other provisions of this Agreement (including, without limitation, Section 6.2(m) and Section 6.2(n)) and the other Transaction Documents shall be permitted and (ii) the Equityholder may contribute cash or other property as a capital contribution to the Borrower;

(xi) seek, commence or petition for its dissolution or winding up in whole or in part;

(xii) fail to correct any known misunderstandings regarding the separate identities of the Borrower, on the one hand, and any Affiliate or any principal thereof or any other Person, on the other hand;

(xiii) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business, including all oral and written communications, solely in its own name in order not (a) to mislead others as to the identity of the Person with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xvi) file or consent to the filing of any petition as to the Borrower, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(xvii) except as may be required or permitted by the Code and regulations or other applicable state or local tax law, hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

(xviii) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of the Equityholder; provided that (a) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Person and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Person or any other Person and (b) such assets shall also be listed on the Borrower’s own separate balance sheet;

(xix) fail to pay its own liabilities and expenses only out of its own funds;

(xx) fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations or to pay the salaries of its own employees, if any;

(xxi) except in connection with any exchange offer, work-out, restructuring or the exercise of any rights or remedies with respect to any Loan with respect to which an Obligor is or would thereby become an Affiliate, acquire the obligations or securities issued by its Affiliates;

(xxii) guarantee any obligation of any Person, including an Affiliate; (xxiii) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxiv) to the extent used, fail to use separate invoices and checks bearing its own name;

(xxv) except for any Permitted Lien relating to any Equity Security, pledge its assets to secure the obligations of any other Person;

(xxvi) fail at any time to have at least one (1) independent manager or director (the “Independent Manager”) who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Maples Fiduciary Services, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation, Citadel SPV or, if none of those companies is then providing professional Independent Managers, another nationally recognized company reasonably approved by the Administrative Agent, in each case that is not an Affiliate of the Borrower, the Seller or the Collateral Manager and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following: (a) a member, partner, equityholder, manager, director, officer or employee of the Borrower, or any of its equityholders, the Collateral Manager or Affiliates (other than as an Independent Manager of an Affiliate of the Borrower, that is not in the direct chain of ownership of the Borrower and that is required by a creditor to be a single purpose bankruptcy-remote entity, provided that such Independent Manager is employed by a company that routinely provides professional independent managers or directors); (b) a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Collateral Manager or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers and other corporate services to the Borrower, the Collateral Manager or any of its equityholders or Affiliates in the ordinary course of business); (c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (d) a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above. A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Manager of a “special purpose entity” affiliated with the Borrower shall be qualified to serve as an Independent Manager of the Borrower;

(xxvii) fail to ensure that all limited liability company actions relating to the appointment, maintenance or replacement of the Independent Manager are complied with;

(xxviii) fail to provide that the unanimous consent of all managers (including the consent of the Borrower’s Independent Manager) is required for the Borrower to (a) institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy, liquidation or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable local, federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, provisional liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (e) make any assignment for the benefit of the Borrower’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing;

(xxix) fail to file its own tax returns separate from those of any other Person, except to the extent that the Borrower is treated as a disregarded entity for U.S. federal income tax purposes or to the extent that such failure does not constitute a breach of Section 5.1(k).

(xxx) except in connection with any payment made to any Secured Party hereunder, claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or Interest payable (or any other amount) in respect of the Advances Outstanding (other than amounts withheld in accordance with the Code or other applicable jurisdiction) or assert any claim against any present or future Lender, by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(xxxi) issue any additional class of securities;

(xxxii) sell, transfer, exchange or otherwise dispose of Collateral, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Collateral, except as expressly permitted by this Agreement;

(xxxiii) (i) register as or become subject to regulatory supervision or other legal requirements under the laws of any country or political subdivision thereof as a bank, insurance company or finance company or (ii) hold itself out to the public as a bank, insurance company or finance company or knowingly take any action that would reasonably be expected to cause it to be treated as a bank, insurance company or finance company for purposes of (A) any tax, securities law or other filing or submission made to any Governmental Authority, (B) any application made to a rating agency, or (C) qualification for any exemption from tax, securities law or any other legal requirements;

(xxxiv) except as contemplated by the Transaction Documents, take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored (but excluding for such purposes, its partners) or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other Insolvency Proceeding. Without limiting the foregoing, (i) the Borrower shall not have any subsidiaries (other than any entity that will act as co-issuer in connection with a Permitted Securitization), and (ii) the Borrower shall not (A) have any employees, (B) except as contemplated by the Limited Liability Company Agreement, engage in any transaction with any partner that would constitute a conflict of interest, or (C) pay distributions other than in accordance with the Limited Liability Company Agreement;

(xxxv) (i) be a party to any agreement that does not include customary “non-petition” and “limited recourse” provisions or (ii) amend or eliminate such provisions in any agreement to which it is party, in each case, except for the Transaction Documents and any agreements related to the purchase, sale, maintenance or investment of any Collateral that contain customary terms or are in the form of customary loan trading documentation; or

(xxxvi) acquire or hold any Certificated Securities in bearer form (other than securities not required to be Registered) in a manner that does not satisfy the requirements of U.S. Treasury Regulations Section 1.165-12(c).

(v) Investment Company Act. The Borrower is not required to register as an “investment company” under the 1940 Act.

(w) ERISA. The following representations shall be repeated on each day during the term of this Agreement:

(i) The Borrower does not have any ERISA Affiliates;

(ii) The Borrower has not during the past six years maintained, contributed to or had an obligation to contribute to any Pension Plan or Multiemployer Plan, does not have any present intention to do so and otherwise has no liability with respect to any such plans; and

(iii) The Borrower is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a “plan” within the meaning of Section 4975(e)(1) of the Code, to which Section 4975 of the Code applies, (C) an entity whose underlying assets include “plan assets” subject to Title I of ERISA or Section 4975 of the Code by reason of Section 3(42) of ERISA, U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise, or (iii) a “governmental plan” (as defined in Section 3(32) of ERISA) or another type of plan (or an entity whose assets are considered to include the assets of any such governmental or other plan) that is subject to any law, rule or restriction that is similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) that would be violated by the entering into or performance of this Agreement or the transactions contemplated hereby.

(x) Compliance with Law. The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), to the extent applicable to the Borrower.

(y) No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Borrower since the Closing Date.

(z) Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral transferred hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two Business Days after receipt as required herein.

(aa) Full Payment. As of the initial Funding Date thereof, the Borrower had no knowledge of any fact which should lead it to expect that any Loan will not be repaid by the applicable Obligor in full.

(bb) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by the Borrower pursuant hereto, in connection herewith or in connection with the negotiation hereof is true and correct in all material respects as of the date made or deemed made.

(cc) Sanctions. None of the Borrower, or any Person directly or indirectly Controlled by the Borrower nor, to the knowledge of the Borrower, any Affiliate of the Borrower (i) is a Sanctioned Person; (ii) is controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Borrower’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds directly or, to its knowledge, indirectly derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.

(dd) Anti-Money Laundering and Anti-Corruption Laws. Each of the Borrower and its Subsidiaries and, to the knowledge of the Borrower, its other Affiliates has implemented and maintains in effect policies and procedures reasonably designed to achieve compliance with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

(ee) Beneficial Ownership Certification. As of the Closing Date, the information included in each Beneficial Ownership Certification is true and correct in all respects.

Section 4.2 Representations and Warranties of the Borrower Relating to this Agreement and the Collateral.

The Borrower hereby represents and warrants, as of the Closing Date and as of each Funding Date:

(a) Valid Security Interest. This Agreement constitutes a valid grant of a security interest in all of the Collateral to the Trustee, for the benefit of the Secured Parties, which security interest constitutes a valid and first priority perfected security interest in all of the Collateral (subject to Permitted Liens) in that portion of the Collateral in which a security interest may be created under Article 9 of the UCC as in effect from time to time in the State of New York.

(b) Eligibility of Collateral. As of the Closing Date and each Funding Date, (i) the Loan List and the information contained in each Funding Notice delivered pursuant to Section 2.2, is an accurate and complete listing of all Loans included in the Collateral as of the related Funding Date and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true, correct and complete as of the related Funding Date and (ii) each Loan included in any Borrowing Base is an Eligible Loan at such time.

(c) No Fraud. Each Loan originated by an unaffiliated third party was, to the best of the Borrower’s knowledge, originated without any fraud or material misrepresentation.

Section 4.3 Representations and Warranties of the Collateral Manager.

The Collateral Manager represents and warrants as follows as of the Closing Date, each Funding Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Organization and Good Standing. The Collateral Manager has been duly formed, registered and is validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b) Due Qualification. The Collateral Manager is (i) duly qualified to do business and is in good standing as a Delaware statutory trust, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Collateral Manager (i) has all necessary power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Collateral Manager is a party have been duly executed and delivered by the Collateral Manager.

(d) Binding Obligation. Each Transaction Document to which the Collateral Manager is a party constitutes a legal, valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Governing Documents of the Collateral Manager or any Contractual Obligation of the Collateral Manager, (ii) result in the creation or imposition of any Lien upon any of the Collateral Manager’s properties pursuant to the terms of any such Contractual Obligation, or (iii) violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Collateral Manager, threatened against the Collateral Manager, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Collateral Manager is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Collateral Manager is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Collateral Manager of each Transaction Document to which the Collateral Manager is a party have been obtained.

(h) Reports Accurate. All information, financial statements of the Collateral Manager, documents, books, records or reports furnished by the Collateral Manager (other than projections, forward-looking information, general economic data or industry information and with respect to any information or documentation prepared by the Collateral Manager or one of its Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor) to the Administrative Agent or any Lender in connection with this Agreement are true, complete and correct in all material respects; provided that, the Collateral Manager makes no representation with respect to any information furnished by an Obligor, the Borrower or the Seller or with respect to certification of information provided by the Borrower unless the Collateral Manager has also certified as to such information.

(i) Solvency. The Collateral Manager is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Collateral Manager is a party do not and will not render the Collateral Manager not Solvent and the Collateral Manager shall deliver to the Administrative Agent on the Closing Date a certification in the form of Exhibit C.

(j) No Fraud. Each Loan originated by an unaffiliated third party was, to the best of the Collateral Manager’s knowledge, originated without any fraud or material misrepresentation.

(k) Compliance with Law. The Collateral Manager has complied in all material respects with all Applicable Law to which it may be subject.

(l) Sanctions. None of the Collateral Manager, or any Person directly or indirectly Controlled by the Collateral Manager nor, to the knowledge of the Collateral Manager, any Affiliate of the Collateral Manager (i) is a Sanctioned Person; (ii) is controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Collateral Manager’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will not cause the funding of any repayment of the Obligations with proceeds directly or, to its knowledge, indirectly derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. The Collateral Manager will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.

(m) Anti-Money Laundering and Anti-Corruption Laws. Each of the Collateral Manager and its Subsidiaries and, to the knowledge of the Collateral Manager, its other Affiliates has implemented and maintains in effect policies and procedures reasonably designed to achieve compliance with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

Section 4.4 Representations and Warranties of the Collateral Agent.

The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing trust company in good standing under the laws of the Commonwealth of Massachusetts. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Contractual Obligation to which the Collateral Agent is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the Transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law as to the Collateral Agent.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(g) Corporate Collateral Agent Required; Eligibility. The Collateral Agent (including any successor Collateral Agent appointed pursuant to Section 7.5) hereunder (A)(i) is a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) is authorized under such laws to exercise corporate trust powers, (iii) has a combined capital and surplus of at least $200,000,000, and (iv) is subject to supervision or examination by federal or state authority, or (B) is otherwise acceptable to the Borrower (or the Collateral Manager on its behalf) and the Administrative Agent. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.4(g) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 4.4(g), the Collateral Agent shall give prompt notice to the Borrower, the Collateral Manager and the Lenders that it has ceased to be eligible to be the Collateral Agent.

Section 4.5 [Reserved].

Section 4.6 Representations and Warranties of the Trustee.

The Trustee in its individual capacity and as Trustee represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing trust company in good standing under the laws of the Commonwealth of Massachusetts. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Trustee under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Trustee, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Contractual Obligation to which the Trustee is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the Transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law as to the Trustee.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Trustee, required in connection with the execution and delivery of this Agreement, the performance by the Trustee of the transactions contemplated hereby and the fulfillment by the Trustee of the terms hereof have been obtained.

(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(g) Corporate Trustee Required; Eligibility. The Trustee (including any successor Trustee appointed pursuant to Section 7.5A) hereunder (A)(i) is a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) is authorized under such laws to exercise corporate trust powers, (iii) has a combined capital and surplus of at least $200,000,000, (iv) is subject to supervision or examination by federal or state authority, (v) is a separate legal entity from the Administrative Agent and each Lender and (vi) does not offer or provide credit or credit enhancement to the Borrower or the Seller (and without limitation of the foregoing is not a Lender or otherwise a holder of any Advances nor has it provided a Commitment), or (B) is otherwise acceptable to the Borrower (or the Collateral Manager on its behalf) and the Administrative Agent. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.6(g) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 4.6(g), the Trustee shall give prompt notice to the Borrower, the Collateral Manager, the Collateral Agent and the Lenders that it has ceased to be eligible to be the Trustee.

Section 4.7 Representations and Warranties of the Equityholder.

The Equityholder (in such capacity or as the Seller) hereby represents and warrants, as of the Closing Date and each date the Borrower acquires any Collateral from the Equityholder:

(a) No Fraud. Each Loan originated by an unaffiliated third party was, to the best of the Seller’s knowledge, originated without any fraud or material misrepresentation.

(b) Sanctions. None of the Equityholder, or any Person directly or indirectly Controlled by the Equityholder nor, to the knowledge of the Equityholder, any Affiliate of the Equityholder (i) is a Sanctioned Person; (ii) is controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Equityholder’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will not cause the funding of any repayment of the Obligations with proceeds directly or, to its knowledge, indirectly derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. The Equityholder will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.

ARTICLE V

GENERAL COVENANTS

Section 5.1 Affirmative Covenants of the Borrower.

The Borrower covenants and agrees with the Lenders that during the Covenant Compliance Period:

(a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof.

(b) Preservation of Company Existence. The Borrower will (i) preserve and maintain its existence, rights, franchises and privileges as a limited liability company formed under the laws of the State of Delaware, (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have, or could reasonably be expected to have, a Material Adverse Effect and (iii) maintain the Governing Documents of the Borrower in full force and effect and shall not amend the same without the prior written consent of the Administrative Agent. The Borrower shall ensure that all formalities regarding its separate existence, to the extent legally permissible, are followed.

(c) Performance and Compliance with Collateral. The Borrower will, at the Borrower’s expense, timely and fully perform and comply (or, by exercising its rights thereunder, cause the Seller or MMJV SPV LP, as applicable, to perform and comply pursuant to the Sale Agreement or the Closing Date Participation Agreement) with all provisions, covenants and other promises required to be observed by it under the Collateral, the Transaction Documents and all other agreements related to such Collateral.

(d) Keeping of Records and Books of Account. The Borrower will keep proper books of record and account in which full, true and correct entries in conformity with the Applicable Accounting Standard and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of such person at reasonable times and during normal business hours, without unreasonably interfering with such party’s business and affairs and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of such person with the Responsible Officers thereof and independent accountants therefor, in each case, other than (x) material and affairs protected by the attorney-client privilege and (y) materials which such party may not disclose without violation of confidentiality obligations binding upon it. Each Lender (or a representative designated by each Lender) shall have the right to accompany the Administrative Agent on each such visit and inspection. For the avoidance of doubt, the right of the Administrative Agent provided herein to visit and inspect the financial records and properties of the Borrower shall be limited to not more than one (1) such visits and inspections in any fiscal year; provided that after the occurrence of an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Event of Default, the number of visits occurring in the current fiscal year shall be deemed to be zero.

(e) Protection of Interest in Collateral. With respect to the Collateral acquired by the Borrower, the Borrower will (i) acquire such Collateral pursuant to and in accordance with the terms of the Sale Agreement, the Closing Date Participation Agreement or directly from an unaffiliated third party, (ii) at the Borrower’s expense, take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a) with respect to the Loans and that portion of the Collateral in which a security interest may be perfected by filing and maintaining (at the Borrower’s expense), effective financing statements or notices (as applicable) against the Borrower in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) permit the Administrative Agent or its respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the Responsible Officers of the Borrower having knowledge of such matters, and (iv) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f) Deposit of Collections.

(i) The Borrower shall, or shall cause the Collateral Manager to, instruct each Obligor (or, (x) with respect to any Agented Loan, the paying agent or (y) with respect to any Closing Date Participation Interest for which the Elevation Date has not yet occurred, the seller under the Closing Date Participation Agreement) to deliver all Collections in respect of the Collateral to the General Collection Account. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(ii) The Borrower shall, or shall cause the Collateral Manager to, identify any available Collections received in any Eligible Currency as being on account of Principal Collections and Interest Collections no later than the Measurement Date related to the Payment Date immediately following such Accrual Period, and direct the Collateral Agent and Securities Intermediary to transfer the same to the Principal Collection Account and the Interest Collection Account, respectively.

(g) Special Purpose Entity. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 4.1(u).

(h) Borrower’s Notice. On each Funding Date and on the date of each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) or acquisition by the Borrower of Loans in connection with a Substitution pursuant to Section 2.14(b), the Borrower will provide the applicable Borrower’s Notice and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent (with a copy to the Collateral Agent).

(i) Events of Default. Within two (2) Business Days, following the knowledge or receipt of notice by a Responsible Officer of the Borrower of the occurrence of any Event of Default or Default, the Borrower will provide the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which the Borrower has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Borrower setting forth the details of such event (to the extent known by the Borrower) and the action, if any, that the Borrower proposes to take with respect thereto.

(j) Obligations. The Borrower shall pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof and the Borrower shall enforce all indemnities and rights against Obligors in accordance with this Agreement and all rights against (i) the Seller under the Sale Agreement and (ii) MMJV SPV LP under the Closing Date Participation Agreement.

(k) Taxes. The Borrower (i) will be treated as either (x) a domestic partnership (each of whose partners (as determined for U.S. federal income tax purposes) will be U.S. Persons) or (y) a disregarded entity of a U.S. Person for U.S. federal income tax purposes and (ii) will timely file or cause to be filed all U.S. federal and state income Tax returns and other material Tax returns and reports required to be filed by it and will pay or cause to be paid all U.S. federal and state income Taxes and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower sets aside on its books adequate reserves in accordance with GAAP.

(l) Use of Proceeds. The Borrower will use the proceeds of the Advances only to acquire Eligible Loans, to make distributions (including Permitted RIC Distributions) to the Equityholder in accordance with the terms hereof or to pay related expenses (including interest, fees and expenses payable hereunder) in accordance with Sections 2.7 and 2.8.

(m) Obligor Notification Forms. The Administrative Agent may, in its discretion after the occurrence of a Collateral Manager Termination Event or an Event of Default, send notification forms giving the Obligors and/or agents on Agented Loans notice of the Trustee’s interest in the Collateral and the obligation to make payments as directed by the Trustee.

(n) Adverse Claims. The Borrower will not create, or participate in the creation of, or permit to exist, any Liens on any of the Accounts other than the Lien created by this Agreement.

(o) Notices. The Borrower will (or will cause the Collateral Manager to) furnish to the Administrative Agent and the Collateral Manager:

(i) Income Tax Liability. Within ten (10) Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of, or assess or propose the collection of Taxes required to have been withheld by, the Borrower or the Equityholder in respect of the Borrower which equal or exceed $1,000,000 in the aggregate, telephonic or facsimile notice (confirmed in writing within five (5) Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof;

(ii) Auditors’ Management Letters. Promptly after the receipt thereof, any auditors’ management letters are received by the Borrower or by its accountants;

(iii) Representations and Warranties. Promptly after the knowledge or receipt of notice of a Responsible Officer of the Borrower of the same, the Borrower shall notify the Administrative Agent if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of a Responsible Officer of the Borrower which would render any of the said representations and warranties untrue as of such Funding Date;

(iv) ERISA. The Borrower shall provide written notice to the Administrative Agent if it is aware that it is or will be in breach of the representations and warranties contained in Section 4.1(w);

(v) Proceedings. As soon as possible and in any event within three (3) Business Days after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Trustee’s interest in the Collateral, or the Borrower or the Equityholder; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Trustee’s interest in the Collateral, the Borrower or the Equityholder in excess of $1,000,000 or more shall be deemed to be material for purposes of this Section 5.1(o)(v);

(vi) Notice of Certain Events. Promptly upon a Responsible Officer of the Borrower obtaining knowledge thereof (and, in any event, within two (2) Business Days), notice of (1) any Collateral Manager Termination Event, (2) any Assigned Value Adjustment Event, (3) any failure to comply with Section 5.1(s), (4) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of any Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent on or prior to the related Funding Date in respect of such Loan), or (6) unless notice of such default has been provided by the Collateral Manager under Section 5.3(j), the occurrence of any default by an Obligor on any Loan in the payment of principal or interest, a financial covenant default or that would result in an Assigned Value Adjustment Event;

(vii) Organizational Changes. As soon as possible and in any event within fifteen (15) Business Days after the effective date thereof, notice of any change in the name, jurisdiction of organization, organizational structure or location of records of the Borrower; provided that the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Trustee to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; and

(viii) Accounting Changes. As soon as possible and in any event within three (3) Business Days after the effective date thereof, notice of any change in the accounting policies of the Borrower that could reasonably be expected to result in a Material Adverse Effect.

(ix) Deemed Representations. On any day, as soon as possible and in any event within one (1) Business Day after knowledge thereof, notice of any event or occurrence that would cause any representation made by the Borrower pursuant to Section 3.2(c)(i), (ii) or (iv) to be misleading or untrue in any material respect if made on such day.

(x) Notice of Liens. Promptly after receipt by a Responsible Officer of the Borrower of actual knowledge or notice thereof, the Borrower will promptly notify the Administrative Agent and the Collateral Agent of the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Collateral against all claims of third parties; provided that nothing in this Section 5.1(o) shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any of the Collateral.

(p) Contest Recharacterization. The Borrower shall in good faith contest any attempt to recharacterize the treatment of the Loans as property of the bankruptcy estate of the Seller.

(q) Financial Statements. The Borrower shall furnish to the Administrative Agent for distribution to each Lender:

(i) for each fiscal year of the Borrower commencing with the 2023 fiscal year, as soon as available, but in any event within 120 days after the end of such fiscal year of the Borrower, a copy of the audited consolidated financial statements of the Equityholder, as at the end of such fiscal year and the related statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing; and

(ii) for each of the first three fiscal quarters of each fiscal year of the Borrower commencing with the quarter ending March 31, 2024, as soon as available, but in any event within 60 days after the end of such fiscal quarter of the Borrower, a copy of the unaudited balance sheet of the Equityholder, as at the end of such quarter and the related statements of income and retained earnings and of cash flows for such fiscal quarter.

(r) Certificates; Other Information. The Borrower shall furnish to the Administrative Agent for distribution to each Lender:

(i) within five (5) days after the same are sent, copies of all financial statements and reports which the Borrower sends to all of its investors; and

(ii) within five (5) days after the same are filed, copies of all financial statements, filings and reports which the Borrower may make to, or file with, the SEC or any successor or analogous Governmental Authority.

(s) Further Assurances. The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the security interests and Liens created or intended to be created hereby. Such security interests and Liens will be created hereunder and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as it shall reasonably request to evidence compliance with this Section 5.1(s). The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(t) Non-Consolidation. The Borrower shall at all times refrain from any action, or conducting its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding, or that otherwise causes it to make incorrect any of the assumptions made by Dechert LLP in its opinions delivered on the Closing Date.

(u) Loan Acquisitions. All Loans acquired by the Borrower shall be acquired from the Seller or MMJV SPV LP, as applicable, pursuant to the Sale Agreement or the Closing Date Participation Agreement or from an unaffiliated third party.

(v) Lien Searches Against Obligors. The Administrative Agent shall, at any time, have the right to run a UCC lien search against any Obligor or equivalent searches in any Obligor’s jurisdiction of formation. Each such lien search shall be at the sole expense of the Borrower.

(w) Other. The Borrower will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Trustee or the other Secured Parties under or as contemplated by this Agreement.

(x) Notice of Liens. Promptly after receipt by a Responsible Officer of the Borrower of knowledge or notice thereof, the Borrower will promptly notify the Administrative Agent and the Collateral Agent of the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral and the Borrower shall defend the right, title and interest of the Trustee, for the benefit of the Secured Parties in, to and under the Collateral against all claims of third parties; provided that nothing in this Section 5.1(x) shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any of the Collateral.

(y) Tax Returns. Upon demand by the Administrative Agent, the Borrower shall, as soon as reasonably practicable, deliver copies of any foreign, federal and other material income Tax returns and reports filed by the Borrower, if any.

(z) Purchase Agreements. The Borrower shall enforce all of its rights, other than any rights relating to Loans previously sold or otherwise disposed of by the Borrower in accordance with this Agreement unless the Administrative Agent has given written direction that such right may be waived.

(aa) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower, each Person directly, or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any other Affiliate of the Borrower shall: (i) comply with all applicable Anti–Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to achieve compliance with the Anti- Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti- Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti- Money Laundering Laws; (iii) ensure it does not use any of the credit in violation of any Anti- Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations with proceeds directly or, to its knowledge, indirectly derived from any activities in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(bb) Beneficial Ownership Regulation. Promptly following any request therefor, the Borrower shall deliver to the Administrative Agent information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.

Section 5.2 Negative Covenants of the Borrower.

The Borrower covenants and agrees with the Lenders that during the Covenant Compliance Period:

(a) Other Business. The Borrower will not without the prior written consent of the Administrative Agent (i) engage in any business other than (A) entering into and performing its obligations under the Transaction Documents and other activities contemplated by the Transaction Documents, (B) the acquisition, ownership and management of the Collateral and (C) the sale of the Collateral as permitted hereunder, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to this Agreement, or (iii) except as otherwise provided in Section 4.1(u)(v), form any Subsidiary or make any Investment in any other Person.

(b) Collateral Not to be Evidenced by Instruments. The Borrower will not take any action to cause any Loan that is not, as of the Closing Date or the related Funding Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan or unless such Instrument is promptly delivered to the Collateral Agent, together with an Indorsement in blank, as collateral security for such Loan.

(c) Security Interests. Except as otherwise permitted herein and in respect of any Discretionary Sale, Substitution, Optional Sale, or other sale permitted hereunder or required under the Sale Agreement or the Closing Date Participation Agreement, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein.

(d) Mergers, Acquisitions, Sales, etc. The Borrower will not divide or be a party to any merger or consolidation, or purchase or otherwise acquire any of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any Collateral or any interest therein, other than as permitted or required pursuant to this Agreement (including as provided in Section 4.1(u)(iii)) or the Sale Agreement or the Closing Date Participation Agreement.

(e) Restricted Payments. The Borrower shall not make any Restricted Payments other than from amounts the Borrower receives in accordance with Section 2.7, or Section 2.8 or any other provision of any Transaction Document which expressly requires or permits payments to be made to or amounts to be reimbursed to the Borrower.

(f) Change of Location of Underlying Instruments. The Borrower shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent moving any Certificated Securities or Instruments from the Collateral Agent’s offices set forth in Section 5.5(c), unless the Borrower has given at least thirty (30) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Trustee’s first priority perfected security interest (subject to Permitted Liens) continues in effect.

(g) ERISA Matters. Except as could not reasonably be expected to result in a Material Adverse Effect alone or in combination, the Borrower will not (a) engage in any prohibited transaction with respect to any plan sponsored or maintained by the Borrower for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Pension Plan other than a Multiemployer Plan, (c) fail to make or permit any ERISA Affiliate to fail to make, any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate or permit any ERISA Affiliate to terminate any Pension Plan so as to result in any liability to the Borrower, or (e) permit to exist any occurrence of any Reportable Event with respect to a Pension Plan.

(h) Organizational Documents. The Borrower will not amend, modify, waive or terminate any provision of its organizational documents without the prior written consent of the Administrative Agent (provided that the Borrower shall be permitted to change its registered office without the consent of (but with no less than five (5) Business Days’ prior notice to) the Administrative Agent).

(i) Changes in Payment Instructions to Obligors. The Borrower will not make any change, or permit the Collateral Manager to make any change, in its instructions to Obligors (or agents on any Agented Loan) regarding payments to be made with respect to the Collateral to the General Collection Account, unless the Administrative Agent has consented to such change.

(j) Preservation of Security Interest. The Borrower (at its expense) hereby authorizes the Trustee (or its counsel on its behalf) to file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected ownership and security interest of the Trustee for the benefit of the Secured Parties in, to and under the Loans and proceeds thereof and that portion of the Collateral in which a security interest may be perfected by filing.

(k) Fiscal Year. The Borrower shall not change its fiscal year or method of accounting without providing the Administrative Agent with prior written notice (i) providing a detailed explanation of such changes and (ii) including a pro forma financial statements demonstrating the impact of such change.

(l) Change of Control. The Borrower shall not, without prior written consent of the Administrative Agent, enter into (or, to the extent permitted by Applicable Law, recognize as a beneficial owner of the Borrower any transferee in connection with) any transaction or agreement or any sale, assignment or transfer (whether direct or indirect) which results in a Change of Control or Collateral Management Service Provider Event with respect to the Borrower.

(m) Covered Transactions. The Borrower shall not use the proceeds of any Advance in a manner that would cause such credit extension to become a “covered transaction” as defined in Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223), including any transaction where the proceeds of any Advance are used for the benefit of, or transferred to, an Affiliate of a Lender.

(n) Transactions with Affiliates. No Borrower shall use the proceeds of any Advance to acquire Loans from a Lender or any Person such Borrower reasonably believes to be an Affiliate of a Lender; provided that such Borrower shall be deemed to be acting reasonably for purposes of this Section 5.2(n) by relying upon a written representation from the Person selling a Loan that such Person is not an Affiliate of a Lender.

(o) Structured Finance Loans. The Borrower shall not own or purchase any Loan that is a Structured Finance Loan.

(p) Compliance with Sanctions. None of the Borrower, any Person directly Controlled by the Borrower nor, to the knowledge of the Borrower, any other Affiliate of the Borrower will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person to the extent in violation of applicable Sanctions; or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. Each such Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to achieve compliance with Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.

Section 5.3 Affirmative Covenants of the Collateral Manager.

The Collateral Manager covenants and agrees with the Borrower and the Lenders that during the Covenant Compliance Period:

(a) Compliance with Law. The Collateral Manager will comply in all material respects with all Applicable Law in connection with the performance of its obligations under this Agreement.

(b) Preservation of Existence. The Collateral Manager will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Performance and Compliance with Collateral. The Collateral Manager will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral and will take all necessary action to preserve the first priority security interest of the Trustee for the benefit of the Secured Parties in the Collateral.

(d) Keeping of Records and Books of Account.

(i) The Collateral Manager will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral and the identification of the Collateral.

(ii) The Collateral Manager shall permit the Borrower, the Administrative Agent or their respective designated representatives, in each case at the expense of the Borrower, to visit the offices of the Collateral Manager during normal office hours and upon reasonable notice and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Collateral Manager having knowledge of such matters. Each Lender (or a representative designated by each Lender) shall have the right (at such Lender’s sole cost and expense) to accompany the Administrative Agent on each such visit and inspection.

(iii) The Collateral Manager will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral indicating that the Loans are owned by the Borrower subject to the Lien of the Trustee for the benefit of the Secured Parties hereunder.

(iv) The Collateral Manager will cooperate with the Borrower and provide all information in its possession or reasonably available to it to the Borrower or any Person designated by the Borrower to receive such information so the Borrower may comply with and perform its obligations under the Transaction Documents.

(e) Events of Default. Within two (2) Business Days following the Collateral Manager’s knowledge or notice of the occurrence of any Event of Default or Default, the Collateral Manager will provide the Borrower and the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which the Collateral Manager has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Collateral Manager setting forth the details (to the extent known by the Collateral Manager) of such event and the action, if any, that the Collateral Manager proposes to take with respect thereto.

(f) Financial Statements. The Collateral Manager shall furnish to the Administrative Agent (which may not be distributed to any other Person without the Collateral Manager’s prior written consent) for each fiscal year of the Collateral Manager as soon as available, but in any event within 120 days after the end of each fiscal year of the Collateral Manager commencing with the 2023 fiscal year, a copy of the audited balance sheet of the Collateral Manager as at the end of such year and any other related information reasonably requested by the Administrative Agent and not, in the Collateral Manager’s reasonable determination, deemed private or sensitive information, or such alternative information that the Collateral Manager reasonably believes would satisfy the Administrative Agent’s request, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing;

(g) Other. The Collateral Manager will promptly furnish to the Borrower and the Administrative Agent such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Collateral Agent or the Secured Parties under or as contemplated by this Agreement.

(h) Proceedings. The Collateral Manager will furnish to the Administrative Agent, as soon as possible and in any event within three (3) Business Days after the Collateral Manager receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Trustee’s interest in the Collateral, the Collateral Manager, or the Seller; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Trustee’s interest in the Collateral, the Borrower, the Collateral Manager, or the Seller in excess of $1,000,000 or more shall be deemed to be material for purposes of this Section 5.3(h).

(i) Deposit of Collections. The Collateral Manager shall (and shall cause each of its Affiliates to) promptly, but in any event within two (2) Business Days after its receipt thereof, deposit into the Collection Account any Collections received by it and provide the related Obligor or, with respect to any Closing Date Participation Interest for which the Elevation Date has not yet occurred, the seller under the Closing Date Participation Agreement, with instructions to remit payments directly to the Collection Account as required herein.

(j) Required Notices. The Collateral Manager will furnish to the Borrower and the Administrative Agent, promptly upon becoming aware thereof (and, in any event, within two (2) Business Days), notice of (1) any Collateral Manager Termination Event, (2) any Assigned Value Adjustment Event, (3) any Change of Control with respect to the Collateral Manager, (4) any other event or circumstance with respect to the Collateral Manager that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of any Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan”, (6) the occurrence of any default by an Obligor on any Loan in the payment of principal or interest, a financial covenant default or that would result in an Assigned Value Adjustment Event, (7) any change or amendment to the Collateral Manager Trust Agreement that would result in a Material Adverse Effect or (8) the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral.

(k) Accounting Changes. As soon as possible and in any event within three (3) Business Days after the effective date thereof, the Collateral Manager will provide to the Administrative Agent notice of any change in the accounting policies of the Collateral Manager that could reasonably be expected to result in a Material Adverse Effect.

(l) Loan Register. The Collateral Manager will maintain, or cause to be maintained, with respect to each Noteless Loan a register (each, a “Loan Register”) in which it will record, or cause to be recorded, (v) the principal amount of such Noteless Loan, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan received from the related Obligor, (y) the date of origination of such Noteless Loan and (z) the maturity date of such Noteless Loan. At any time a Noteless Loan is included in the Collateral, the Collateral Manager shall deliver to the Borrower, the Administrative Agent and the Collateral Agent a copy of the related Loan Register, together with a certificate of a Responsible Officer of the Collateral Manager certifying to the accuracy of such Loan Register as of the date of acquisition of such Noteless Loan by the Borrower, all of which information may be included in the applicable Borrowing Base Certificate.

(m) Acquisition and Disposition Requirements. Each discretionary or optional acquisition, disposition, substitution and repurchase of Loans will be undertaken in accordance with the Portfolio Acquisition and Disposition Requirements.

(n) Separation of Borrower’s Property. The Collateral Manager will ensure that all assets that are the property of the Borrower or are attributable to the Borrower which are delivered by the Borrower to the Collateral Manager shall be held or registered in the full name of the Borrower or are otherwise properly and clearly attributable to the Borrower in the records of the Collateral Manager.

(o) Compliance with Anti-Money Laundering and Anti-Corruption Laws. The Collateral Manager and any Subsidiary of the Collateral Manager shall: (i) comply with all applicable Anti-Money-Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to achieve compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure it does not use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations with proceeds directly or, to its knowledge, indirectly derived from any activities in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(p) Sanctions. The Collateral Manager shall promptly, but no later than five (5) Business Days after becoming aware thereof, notify the Administrative Agent, the Collateral Agent and the Lenders in writing of any breach of any representation, warranty or covenant relating to Sanctions or Sanctioned Persons by itself or by the Borrowers.

Section 5.4 Negative Covenants of the Collateral Manager.

During the Covenant Compliance Period:

(a) Mergers, Acquisition, Sales, etc. The Collateral Manager will not be a party to any merger or consolidation, or purchase or otherwise acquire any of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any Collateral or any interest therein (other than as permitted pursuant to this Agreement), in each case where such action would have a Material Adverse Effect.

(b) Change of Location of Underlying Instruments. The Collateral Manager shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent moving any Certificated Securities or Instruments from the Collateral Agent’s offices set forth in Section 5.5(c), unless the Collateral Manager has given at least thirty (30) days’ written notice to the Administrative Agent and has authorized the Administrative Agent to take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Trustee for the benefit of the Secured Parties in the Collateral.

(c) Change in Payment Instructions to Obligors. The Collateral Manager will not make any change in its instructions to Obligors or agents of Agented Loans regarding payments to be made with respect to the Collateral to the General Collection Account, unless the Administrative Agent, the Collateral Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, have consented to such change.

(d) Compliance with Sanctions. None of the Collateral Manager, any Person directly or indirectly Controlling the Collateral Manager nor any Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, no Related Party of the foregoing will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. Each such Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to achieve compliance with Sanctions. Each such Person will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.

Section 5.5 Affirmative Covenants of the Collateral Agent.

During the Covenant Compliance Period:

(a) Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Location of Underlying Instruments. Subject to Section 7.8, the Underlying Instruments shall remain at all times in the possession of the Collateral Agent at its offices located at 1776 Heritage Drive, Mail Stop: JAB/5 SW, North Quincy, Massachusetts 02171, unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Underlying Instruments to be released to the Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Underlying Instruments may be released pursuant to this Agreement.

(d) Corporate Collateral Agent Required; Eligibility. The Collateral Agent (including any successor Collateral Agent appointed pursuant to Section 7.5) hereunder shall at all times (A)(i) be a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $200,000,000, and (iv) be subject to supervision or examination by federal or state authority or (B) is otherwise acceptable to the Borrower (or the Collateral Manager on its behalf) and the Administrative Agent. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.5(d) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 5.5(d), the Collateral Agent shall give prompt notice to the Borrower, the Collateral Manager and the Lenders that it has ceased to be eligible to be the Collateral Agent.

Section 5.6 Negative Covenants of the Collateral Agent.

During the Covenant Compliance Period:

(a) Underlying Instruments. The Collateral Agent will not dispose of any documents constituting the Underlying Instruments in any manner that is inconsistent with the performance of its obligations as the Collateral Agent pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.

(b) No Changes to Collateral Agent Fee. The Collateral Agent will not make any changes to the Collateral Agent Fee set forth in the Collateral Agent and Collateral Administrator Fee Letter without the prior written approval of the Administrative Agent and the Borrower.

Section 5.7 [Reserved].

Section 5.8 Affirmative Covenants of the Trustee.

During the Covenant Compliance Period:

(a) Compliance with Law. The Trustee will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Trustee will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Corporate Trustee Required; Eligibility. The Trustee (including any successor Trustee appointed pursuant to Section 7.5A) hereunder shall at all times (A)(i) be a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $200,000,000, (iv) be subject to supervision or examination by federal or state authority, (v) be a separate legal entity from the Administrative Agent and each Lender and (vi) not offer or provide credit or credit enhancement to the Borrower or the Seller (and without limitation of the foregoing not become a Lender or otherwise a holder of any Advances nor provide a Commitment), or (B) is otherwise acceptable to the Borrower (or the Collateral Manager on its behalf) and the Administrative Agent. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.8(c) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.8(c), the Trustee shall give prompt notice to the Borrower, the Collateral Manager, the Collateral Agent and the Lenders that it has ceased to be eligible to be the Trustee.

Section 5.9 Negative Covenants of the Trustee.

During the Covenant Compliance Period:

(a) No Changes to Trustee Fee. The Trustee will not make any changes to the Trustee Fee set forth in the Trustee Fee Letter without the prior written approval of the Administrative Agent and the Borrower.

Section 5.10 Covenants of the Equityholder.

(a) Notice. Promptly after the knowledge or receipt of notice of a Responsible Officer of the Equityholder of the same, the Equityholder shall notify the Administrative Agent and the Borrowers if any representation or warranty set forth in Section 4.5 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. The Equityholder shall notify the Administrative Agent and the Borrowers in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of a Responsible Officer of the Equityholder which would render any of the said representations and warranties untrue as of such Funding Date.

(b) Negative Pledge. The Equityholder shall not permit any Person to have a Lien over any Capital Stock of any Borrower.

(c) Compliance with Anti-Money Laundering and Anti-Corruption Laws. The Equityholder, each Person directly or indirectly Controlled by the Equityholder and, to the knowledge of the Equityholder, each other Affiliate of the Equityholder shall: (i) comply with all applicable Anti-Money-Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to achieve compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure it does not use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti- Money Laundering Laws.

(d) Compliance with Sanctions. None of the Equityholder, any Person directly or indirectly Controlled by the Equityholder nor, to the Equityholder’s knowledge, any other Affiliate of the Equityholder will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person to the extent in violation of applicable Sanctions, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions.

Each such Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Each such Person will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.

ARTICLE VI

COLLATERAL ADMINISTRATION

Section 6.1 Appointment of the Collateral Manager.

The Collateral Manager is hereby appointed as collateral manager and servicing agent of the Borrower for the purpose of performing certain collateral management functions including, without limitation, directing and supervising the investment and reinvestment of the Loans and Permitted Investments, servicing the Collateral, enforcing the Borrower’s rights and remedies in, to and under the Collateral and performing certain administrative functions on behalf of the Borrower delegated to it under this Agreement and in accordance with the applicable provisions of this Agreement, and the Collateral Manager hereby accepts such appointment. The Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Borrower in connection with performing its obligations set forth herein. Except as may otherwise be expressly provided in this Agreement, the Collateral Manager will perform its obligations hereunder in accordance with the Collateral Manager Standard. The Collateral Manager and the Borrower hereby acknowledge that the Collateral Agent, the Trustee, the Administrative Agent, the Equityholder and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Collateral Manager hereunder.

Section 6.2 Duties of the Collateral Manager.

(a) Duties. Subject to the provisions concerning its general duties and obligations as set forth in Section 6.1 and the terms of this Agreement, the Collateral Manager agrees to manage the investment and reinvestment of the Collateral and shall perform on behalf of the Borrower all duties and functions assigned to the Borrower in this Agreement and the other Transaction Documents and the duties that have been expressly delegated to the Collateral Manager in this Agreement; it being understood that the Collateral Manager shall have no obligation hereunder to perform any duties other than as specified herein and in the other Transaction Documents. The Borrower hereby irrevocably (except as provided below) appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead in connection with the performance of its duties provided for in this Agreement, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Loans, Equity Securities and Permitted Investments in connection with any acquisition, sale or other disposition made pursuant hereto, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Borrower all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Borrower any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement and relating to any Loan, Equity Security or Permitted Investment. The Borrower hereby ratifies and confirms all that such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for the Borrower in the same manner and with the same force and effect as the managers or officers of the Borrower might or could do in respect of the performance of such services, as well as in respect of all other things the Collateral Manager deems necessary or incidental to the furtherance or conduct of the Collateral Manager’s services under this Agreement, subject in each case to the applicable terms of this Agreement. The Borrower hereby authorizes such attorney-in-fact, in its sole discretion (but subject to applicable law and the provisions of this Agreement), to take all actions that it considers reasonably necessary and appropriate in respect of the Loans, the Equity Securities, the Permitted Investments and this Agreement. Nevertheless, if so requested by the Collateral Manager or a purchaser of any Loan, Equity Security or Permitted Investment, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request. Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Borrower. Notwithstanding anything herein to the contrary, the appointment herein of the Collateral Manager as the Borrower’s agent and attorney-in-fact shall automatically cease and terminate upon the resignation of the Collateral Manager pursuant to Section 6.10 or any termination and removal of the Collateral Manager pursuant to Section 6.11. Each of the Collateral Manager and the Borrower shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement. The Collateral Manager shall provide, and is hereby authorized to provide, the following services to the Borrower:

(i) select the Loans and Permitted Investments to be acquired and select the Loans, Equity Securities and Permitted Investments to be sold or otherwise disposed of by the Borrower;

(ii) invest and reinvest the Collateral;

(iii) instruct the Collateral Agent with respect to any acquisition, disposition, or tender of, or Offer with respect to, a Loan, Equity Security, Permitted Investment or other assets received in respect thereof by the Borrower;

(iv) perform the investment-related duties and functions (including, without limitation, the furnishing of Funding Notices, Repayment Notices, Reinvestment Notices, Borrowing Base Certificates and other notices and certificates that the Collateral Manager is required to deliver on behalf of the Borrower) as are expressly required to be performed by the Collateral Manager hereunder with regard to acquisitions, sales or other dispositions of Loans, Equity Securities, Permitted Investments and other assets permitted to be acquired or sold under, and subject to this Agreement (including any proceeds received by way of Offers, workouts and restructurings on Loan or other assets owned by the Borrower) and shall comply with any applicable requirements required to be performed by the Collateral Manager in this Agreement with respect thereto;

(v) negotiate on behalf of the Borrower with prospective originators, sellers or purchasers of Loans as to the terms relating to the acquisition, sale or other dispositions thereof;

(vi) subject to any applicable terms of this Agreement, monitor the Collateral on behalf of the Borrower on an ongoing basis and shall provide or cause to be provided to the Borrower copies of all reports, schedules and other data reasonably available to the Collateral Manager that the Borrower is required to prepare and deliver or cause to be prepared and delivered under this Agreement, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Borrower to the parties entitled thereto under this Agreement. The obligation of the Collateral Manager to furnish such information is subject to the Collateral Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such information or such reports (including without limitation, the Obligors of the Loans, the Borrower, the Collateral Agent, the Administrative Agent or any Lender) and to any confidentiality restrictions with respect thereto. The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized. The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Collateral Manager is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine provided that no Responsible Officer of the Collateral Manager has knowledge that such information is materially incorrect;

(vii) subject to and in accordance with this Agreement, as agent of the Borrower and on behalf of the Borrower, direct the Collateral Agent to take, or take on behalf of the Borrower, as applicable, any of the following actions with respect to a Loan, Equity Security or Permitted Investment:

(1) purchase or otherwise acquire such Loan or Permitted Investment;

(2) retain such Loan, Equity Security or Permitted Investment;

(3) sell or otherwise dispose of such Loan, Equity Security or Permitted Investment (including any assets received by way of Offers, workouts and restructurings on assets owned by the Borrower) in the open market or otherwise;

(4) if applicable, tender such Loan, Equity Security or Permitted Investment;

(5) if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer and give or refuse to give any notice or direction;

(6) retain or dispose of any securities or other property (if other than cash) received by the Borrower;

(7) call or waive any default with respect to any Loan;

(8) vote to accelerate the maturity of any Loan;

(9) participate in a committee or group formed by creditors of an Obligor under a Loan or issuer or obligor of a Permitted Investment;

(10) after the occurrence of the Collection Date, determine in consultation with the Borrower when, in the view of the Collateral Manager, it would be in the best interest of the Borrower to liquidate all or any portion of the Collateral (and, if applicable, after discharge of the Lien of the Trustee in the Collateral under this Agreement) and, subject to the prior approval of the Borrower, execute on behalf of the Borrower any such liquidation or any actions necessary to effectuate any of the foregoing;

(11) advise and assist the Borrower with respect to the valuation of the Loans, to the extent required or permitted by this Agreement, and advise and assist the Equityholder with respect to the valuation of the Borrower; and

(12) exercise any other rights or remedies with respect to such Loan, Equity Security or Permitted Investment as provided in the Underlying Instruments of the Obligor or issuer under such assets or the other documents governing the terms of such assets or take any other action consistent with the terms of this Agreement which the Collateral Manager reasonably determines to be in the best interests of the Borrower.

(viii) the Collateral Manager may, but shall not be obligated to:

(1) retain accounting, tax, legal and other professional services on behalf of the Borrower as may be needed by the Borrower; and/or

(2) consult on behalf of the Borrower with the Collateral Agent, the Administrative Agent and the Lenders at such times as may be reasonably requested thereby in accordance with this Agreement and provide any such Person requesting the same with the information they are then entitled to have in accordance with this Agreement;

(ix) in connection with the purchase of any Loan by the Borrower, the Collateral Manager shall prepare, on behalf of the Borrower, the information required to be delivered to the Collateral Agent with respect to such Loan, the Administrative Agent or any Lender pursuant to this Agreement.

(x) prepare and submit claims to, and act as post-billing liaison with, Obligors on each Loan (for which no administrative or similar agent exists);

(xi) maintain all necessary records and reports with respect to the Collateral and provide such reports to the Borrower and the Administrative Agent in respect of the management and administration of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Borrower or the Administrative Agent may reasonably request;

(xii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate management and administration records evidencing the Collateral in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(xiii) promptly deliver to the Borrower, the Administrative Agent or the Collateral Agent, from time to time, such information and management and administration records (including information relating to its performance under this Agreement) as such Person may from time to time reasonably request;

(xiv) identify each Loan clearly and unambiguously in its records to reflect that such Loan is owned by the Borrower and that the Borrower has granted a security interest therein to the Trustee for the benefit of the Secured Parties pursuant to this Agreement;

(xv) notify the Borrower and the Administrative Agent promptly upon obtaining knowledge of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

(xvi) assist the Borrower in maintaining the first priority, perfected security interest (subject to Permitted Liens) of the Trustee, for the benefit of the Secured Parties, in the Collateral;

(xvii) maintain the loan record(s) with respect to Loans included as part of the Collateral (except for any loan records that have been provided to and remain in the possession of the Collateral Agent); provided that upon the occurrence of an Event of Default or a Collateral Manager Termination Event, the Administrative Agent may request the loan record(s) to be sent to the Collateral Agent or its designee;

(xviii) with respect to each Loan included as part of the Collateral, make its loan records available for inspection by the Borrower or the Administrative Agent, upon reasonable advance notice, at the offices of the Collateral Manager during normal business hours;

(xix) direct the Collateral Agent to make payments pursuant to the instructions set forth in the latest Payment Date Statement in accordance with Section 2.7 and Section 2.8 and prepare such other reports as required to be prepared by the Collateral Manager pursuant to Section 6.8; and

(xx) direct the Collateral Agent to convert amounts denominated in any Eligible Currency to any other Eligible Currency for any permitted purpose hereunder.

It is acknowledged and agreed that the Borrower possesses only such rights with respect to the enforcement of rights and remedies with respect to the Loans and the Underlying Assets and under the Underlying Instruments as have been transferred to the Borrower with respect to the related Loan, and therefore, for all purposes under this Agreement, the Collateral Manager shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related loan syndication Underlying Instruments, it has the right to do so.

(b) In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Loans, Equity Securities or Permitted Investments, the Collateral Manager shall carry out any reasonable written directions of the Borrower for the purpose of preventing a breach of this Agreement or any other Transaction Document; provided that such directions are not inconsistent with any provision of this Agreement by which the Collateral Manager is bound or Applicable Law.

(c) In providing services hereunder, the Collateral Manager may, without the consent of any party but with prior written notice to each of the Borrower and the Administrative Agent, employ third parties, including, without limitation, its Affiliates, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Borrower and to perform any of its duties hereunder; provided that no such written notice shall be required for a delegation of any duties of the Collateral Manager to the Collateral Management Service Provider or its employees or to the Collateral Agent in respect of collateral administration duties performed by the Collateral Agent hereunder; provided further, that such delegation of any of its duties hereunder or performance of services by any other Person shall not relieve the Collateral Manager of any of its duties or liabilities hereunder.

(d) The Collateral Manager assumes no responsibility under this Agreement other than to perform the Collateral Manager’s duties called for hereunder and under the terms of this Agreement applicable to the Collateral Manager, in good faith and, subject to the Collateral Manager Standard, shall not be responsible for any action of the Borrower or the Collateral Agent in following or declining to follow any advice, recommendation or direction of the Collateral Manager.

(e) In performing its duties, the Collateral Manager shall perform its obligations (or cause its obligation to be performed in accordance with Section 6.2(c)) with reasonable care using a similar degree of care, skill and attention as it employs with respect to similar collateral that it manages for itself and its Affiliates having similar investment objectives and restrictions in accordance with its existing practices and procedures which the Collateral Manager believes to be consistent with the customary standards, policies and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Loans, except as and to the extent expressly provided otherwise in this Agreement (the “Collateral Manager Standard”).

(f) Notwithstanding anything to the contrary contained herein, the exercise by the Collateral Agent, the Administrative Agent or the Secured Parties of their rights hereunder (including, but not limited to, the delivery of a Collateral Manager Termination Notice), shall not release the Collateral Manager, the Seller or the Borrower from any of their duties or responsibilities with respect to the Collateral, except that the Collateral Manager’s obligations hereunder shall terminate upon its removal under this Agreement. The Secured Parties, the Administrative Agent and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, other than as provided for herein or in any other Transaction Document, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder.

(g) Nothing in this Section 6.2 or any other obligations of the Collateral Manager under this Agreement shall release, modify, amend or otherwise affect any of the obligations of the Borrower or any other party hereunder.

(h) Any payment by an Obligor in respect of any Indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

(i) [Reserved].

(j) Subject to the provisions of this Agreement and Applicable Law, the Collateral Manager is hereby authorized to effect client cross-transactions in which the Collateral Manager causes the purchase or sale of a Loan to be effected between the Borrower and another account advised by the Collateral Manager or any of its Affiliates. In addition, the Collateral Manager is authorized to enter into agency cross-transactions in which the Collateral Manager or any of its Affiliates act as broker for the Borrower and for the other party to the transaction, to the extent permitted under Applicable Law, in which case any such Affiliate will have a potentially conflicting division of loyalties and responsibilities regarding, both parties to the transaction. The Borrower hereby authorizes and consents to such broker engaging in such transactions and acting in such capacities.

(k) The Collateral Manager, subject to and in accordance with the applicable provisions of this Agreement and the Sale Agreement, hereby agrees that it shall cause any transaction relating to the Loans, the Equity Securities and the Permitted Investments to be conducted on terms and conditions negotiated on an arm’s-length basis and in accordance with Applicable Law.

(l) In circumstances where the consent of a Person acting on behalf of the Borrower and independent of the Collateral Manager to the acquisition or sale of a Loan, an Equity Security or a Permitted Investment is not obtained, the Collateral Manager will use commercially reasonable efforts to obtain the best execution (but shall have no obligation to obtain the best prices available) for all orders placed with respect to any purchase or sale of any Loan, Equity Security or Permitted Investment, in a manner permitted by law and in a manner it believes to be in the best interests of the Borrower, considering all circumstances. Subject to the preceding sentence, the Collateral Manager may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Borrower and may open cash trading accounts with such brokers and dealers (provided that none of the assets of the Borrower may be credited to, held in or subject to the lien of the broker or dealer with respect to any such account). In addition, subject to the first sentence of this paragraph, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager; provided that the Collateral Manager in good faith believes that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Exchange Act (“Section 28(e)”), or in the case of principal or fixed income transactions for which the “safe harbor” of Section 28(e) is not available, the amount of the spread charged is reasonable in relation to the value of the research and other brokerage services provided. Such services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders placed with respect to the Loans with similar orders being made simultaneously for other clients of the Collateral Manager or of Affiliates of the Collateral Manager, if in the Collateral Manager’s reasonable judgment such aggregation shall not result in an overall economic loss to the Borrower, taking into consideration the availability of purchasers or sellers, the selling or purchase price, brokerage commission or other expenses, as well as the availability of such Loans on any other basis. In accounting for such aggregated order price, commissions and other expenses may be apportioned on a weighted average basis. When any purchase or sale of a Loan, Equity Security or Permitted Investment occurs as part of any aggregate sales or purchase orders, the objective of the Collateral Manager will be to allocate the executions among the clients in an equitable manner and in accordance with the internal policies and procedures of the Collateral Manager and, to the extent relevant, Applicable Law.

(m) The Collateral Manager shall not have authority to cause the Borrower to purchase or sell any Collateral from or to the Collateral Manager or any of its Affiliates as principal, or from or to any other account, portfolio or person for which the Collateral Manager or any of its Affiliates serves as investment advisor, unless (i) the terms and conditions thereof are no less favorable to the Borrower as the terms it would obtain in a comparable arm’s length transaction with a non-Affiliate and (ii) the transactions are effected in accordance with all Applicable Laws (including, without limitation, the Advisers Act). To the extent that Applicable Law requires disclosure to and the consent of the Borrower to any purchase or sale transaction on a principal basis with the Collateral Manager or any of its Affiliates, such requirement may be satisfied with respect to the Borrower pursuant to any manner that is permitted pursuant to then Applicable Law.

(n) In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to (i) facilitate the sale of the same asset both for the Borrower and for either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or for another client of the Collateral Manager or any Affiliate thereof or (ii) facilitate the acquisition of the same asset both for the Borrower and for either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or for another client of the Collateral Manager or any Affiliate thereof, then, in each such case, such purchases or sales will be allocated in a manner believed by the Collateral Manager to be equitable and that is consistent with the Collateral Manager’s obligations hereunder, the Collateral Manager Standard and Applicable Law.

(o) The Collateral Manager and its Affiliates are responsible for the investment decisions made on behalf of other advisory clients, including certain discretionary accounts. The Collateral Manager or an Affiliate of the Collateral Manager may determine that the Borrower and some other client should purchase or sell the same securities or loans at the same time. The Collateral Manager or its Affiliates may purchase securities or loans of an issuer for one client and sell such securities or loans for another client and the Collateral Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Collateral. The Collateral Manager’s, its Affiliates’ and their respective clients’ trading activities generally are carried out without reference to positions held by the Borrower and may have an effect on the value of the positions so held, or may result in the Collateral Manager, its Affiliates or their respective clients having an interest in the applicable Obligor adverse to that of the Borrower. The Collateral Manager, its Affiliates or their respective clients may create, write, sell, purchase or issue derivative instruments (including, without limitation, for the purchase or sale of credit protection) with respect to which the underlying securities or loans may be those in which the Borrower invests or which may be based on the performance of the Borrower. The Collateral Manager and its Affiliates may invest in securities or loans that are within the investment objectives of the Borrower. The Collateral Manager and its Affiliates may also invest in securities or loans through different entities which may have similar or identical investment objectives as the Borrower. Neither the Collateral Manager nor any of its Affiliates shall be under any obligation to offer investment opportunities of which they become aware to the Borrower or to the account of the Borrower (or share with the Borrower any such transaction or any benefit received by them from any such transaction or to inform the Borrower of any such transaction or any benefit received by them from any transaction) or to inform the Borrower of any investment opportunities before offering any investment opportunities to other funds or accounts that the Collateral Manager and/or its Affiliates manage or advise. The Borrower and the Lenders hereby acknowledge and consent to various potential and actual conflicts of interest that may exist with respect to the Collateral Manager and its Affiliates as described above. If the Collateral Manager, in its good faith judgment, determines that a conflict of interest exists, the Collateral Manager will be guided by its good faith judgment as to the best interests of the Borrower and will take such actions as it determines to be necessary or appropriate to ameliorate the conflict. To this end, the Collateral Manager may consult with an independent advisor, and act in accordance with the written instructions thereof, or may seek to resolve the conflict in any other manner that it believes in good faith is permitted or required under Applicable Law.

Section 6.3 Authorization of the Collateral Manager.

(a) Each of the Borrower and the Collateral Agent hereby authorizes the Collateral Manager to take any and all steps in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and not inconsistent with the grant by the Borrower to the Trustee for the benefit of the Secured Parties, of a security interest in the Collateral that at all times ranks senior to any other creditor of the Borrower, to collect all amounts due under any and all Collateral, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Seller could have done if it had continued to own such Collateral. Each of the Borrower and the Collateral Agent, on behalf of the Secured Parties shall furnish the Collateral Manager with any powers of attorney and other documents necessary or appropriate to enable the Collateral Manager to carry out its management and administrative duties hereunder, and shall cooperate with the Collateral Manager to the fullest extent in order to permit the collectability of the Collateral. In no event shall the Collateral Manager be entitled to make any Secured Party or the Collateral Agent a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any foreclosure or similar collection procedure) without the prior written consent of the Borrower and the Administrative Agent.

(b) After the declaration of the Termination Date, at the direction of the Administrative Agent, the Collateral Manager shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral and directs the Collateral Manager; provided that the Trustee may, in accordance with Section 5.1(m), notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Trustee, on behalf of the Secured Parties, and direct that payments of all amounts due or to become due be made directly to the Trustee or any collection agent, sub-agent or account designated by the Trustee and, upon such notification and at the expense of the Borrower, the Trustee may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

(c) In dealing with the Collateral Manager and its duly appointed agents, none of the Administrative Agent, the Collateral Agent, the Trustee nor any Lender shall be required to inquire as to the authority of the Collateral Manager or any such agent to bind the Borrower.

Section 6.4 Collection of Payments; Accounts.

(a) Collection Efforts. The Collateral Manager will use commercially reasonable efforts consistent with the Collateral Manager Standard to collect or cause to be collected all payments called for under the terms and provisions of the Loans included in the Collateral as and when the same become due.

(b) Taxes and other Amounts. To the extent the Borrower is required under the Underlying Instruments to perform such duties, the Collateral Manager will collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan to the extent required to be paid to the Borrower for such application under the Underlying Instrument, directing all such payments to be paid to the General Collection Account, and direct the Collateral Agent to remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(c) Payments to General Collection Account. On or before the applicable Funding Date, the Borrower or the Collateral Manager, as applicable, shall have instructed all Obligors and paying agents of Agented Loans to make all payments owing to the Borrower in respect of the Collateral directly to the General Collection Account in accordance with Section 2.9; provided that neither the Borrower nor the Collateral Manager is required to so instruct any Obligor which is solely a guarantor unless and until the Collateral Manager (on behalf of the Borrower) directly calls on the related guaranty.

(d) Accounts. Each of the parties hereto hereby agrees that each Account shall be deemed to be a Securities Account. Each of the parties hereto hereby agrees to cause the Collateral Agent or any other Securities Intermediary that holds any Cash or other Financial Asset for the Borrower in an Account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.4(e) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) the jurisdiction governing the Account, all Cash and other Financial Assets credited to the Account and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall, in each case, be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Borrower, unless such Financial Asset has also been Indorsed in blank or to the Collateral Agent or other Securities Intermediary that holds such Financial Asset in such Account.

(e) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent nor any Securities Intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower of a security interest to the Trustee, of any Loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Agent shall hold any Instrument delivered to it evidencing any Loan transferred to the Collateral Agent hereunder as custodial agent for the Secured Parties in accordance with the terms of this Agreement.

Section 6.5 Realization Upon Loans Subject to an Assigned Value Adjustment Event.

The Collateral Manager will use reasonable efforts consistent with the Underlying Instruments to exercise available remedies, if any, relating to a Loan that has become subject to one or more Assigned Value Adjustment Events in order to maximize recoveries thereunder in accordance with the Collateral Manager Standard. Subject to the terms of the Underlying Instruments and the Collateral Manager Standard, the Collateral Manager will comply in all material respects with Applicable Law in exercising such remedies.

Section 6.6 Collateral Manager Compensation.

As compensation for its administrative and management activities hereunder, the Collateral Manager or its designee shall be entitled to receive (but shall be permitted to waive in whole or in part by providing written notice of such waiver to the Collateral Agent at least two (2) Business Days prior to the Payment Date on which such payment is due and payable) the Collateral Management Fee pursuant to the provisions of Section 2.7 and Section 2.8, as applicable.

Section 6.7 Expense Reimbursement.

Subject to Sections 2.7 and 2.8, as applicable, the Borrower shall pay or reimburse the Collateral Manager for its payment of any and all reasonable costs and expenses incurred on behalf of the Borrower in connection with its management, administration and collection activities with respect to the Collateral and compliance with the terms of this Agreement, including, without limitation: (i) any transfer fees necessary to register any Loan; (ii) any fees and expenses in connection with the acquisition, management, amendment, enforcement, pricing, valuation or disposition of Collateral or otherwise in connection with the Advances or the Borrower (including (a) investment related travel, communications and related expenses, (b) reasonable legal fees and expenses, (c) in connection with the termination, cancellation or abandonment of a potential acquisition or disposition of any Collateral that is not consummated and (d) amounts required to be paid or reimbursed to any agent under any Underlying Instrument); (iii) any and all taxes and governmental charges that may be incurred or payable by the Borrower; (iv) any and all costs and expenses for services to the Borrower and the Collateral in respect of assignment processing fees; (v) in the event the Borrower is included in the consolidated financial statements of the Collateral Manager or its Affiliates, costs and expenses associated with the preparation of such financial statements and other information by the Collateral Manager or its Affiliates to the extent related to the inclusion of the Borrower in such financial statements, and (vi) any and all expenses incurred to comply with any law or regulation related to the activities of the Borrower and, to the extent relating specifically to the Borrower (or its activities) and the Collateral, the Collateral Manager; provided that, the Collateral Manager shall bear as non-reimbursable costs, all of the Collateral Manager’s own internal and incidental costs and expenses, including the salaries, wages (other than with respect to clause (v) of this Section 6.7) and payroll Taxes of its officers and employees, the cost of insurance coverage for its officers and employees and the other similar general overhead costs and expenses of the Collateral Manager incurred by or on behalf of the Collateral Manager in rendering the services of the Collateral Manager hereunder and under the other Transaction Documents; provided, further, that (i) to the extent the Borrower is entitled to be reimbursed for any such costs and expenses by any Obligor and is, in fact, paid or reimbursed thereby, the

Borrower shall pay or reimburse the Collateral Manager in accordance with this Section 6.7 (net of any amounts, if any, received by the Collateral Manager directly) and (ii) in the event the Collateral Manager has fees or expenses (including internal costs of the Collateral Manager or that are allocated to the Collateral Manager) that are allocable to one or more entities in addition to the Borrower to which the Collateral Manager provides management or advisory services, the Borrower shall be responsible for only a pro rata portion (based on aggregate principal or committed amounts) of such fees and expenses, based on the aggregate assets under management of all entities to which such costs or expenses are allocable, all such reimbursable costs and expenses being the “Collateral Manager Reimbursable Expenses”.

Section 6.8 Reports; Information.

(a) Obligor Financial Statements; Other Reports. The Collateral Manager will deliver to the Borrower and the Administrative Agent, to the extent received by the Collateral Manager (on behalf of the Borrower) pursuant to the Underlying Instruments, the complete financial reporting package with respect to each Obligor and with respect to each Loan for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan for such Obligor) provided to the Collateral Manager (on behalf of the Borrower) for the periods required by the Underlying Instruments, which delivery shall be made within ten (10) Business Days after receipt by the Borrower or the Collateral Manager (on behalf of the Borrower) as specified in the Underlying Instruments. The Collateral Manager will provide, promptly upon request from the Administrative Agent or the Borrower, such other information received by it from any Obligor as may reasonably be requested with respect to such Obligor.

(b) Amendments to Loans. The Collateral Manager will post on a password protected website maintained by the Collateral Manager to which the Borrower, the Collateral Agent and the Administrative Agent will have access (or otherwise deliver to the Borrower, the Collateral Agent and the Administrative Agent, including, without limitation, by electronic mail) a copy of any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan (along with any internal documents prepared by the Collateral Manager and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within ten (10) Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(c) Payment Date Reporting. The Collateral Manager shall deliver (or cause to be delivered) a Borrowing Base Certificate and a Payment Date Statement, in each case determined as of the day that is two (2) Business Days prior to each Payment Date, and delivered to the Administrative Agent, the Collateral Agent and the Borrower not later than the Business Day preceding the related Payment Date. Each such Payment Date Statement shall contain instructions to the Collateral Agent to (i) withdraw on the related Payment Date from the applicable Collection Account (including the amount from each applicable Borrower’s respective Collection Account), (ii) to convert funds into Dollars as necessary to make any applicable payments, and (iii) to pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(d) Certificates; Other Information.

(i) The Collateral Manager on behalf of the Borrower shall furnish to the Borrower and to the Administrative Agent for distribution to each Lender, within ten (10) days after the end of each calendar month (calculated on the last day of the immediately preceding calendar month) and on each Funding Date pursuant to Section 2.2(b)(ii), a Borrowing Base Certificate showing each Borrowing Base as of such calculation date, certified as complete and correct by a Responsible Officer of the Collateral Manager. Each Borrowing Base Certificate delivered pursuant to this Section 6.8(d)(i) shall further include the Applicable Conversion Rate as of such date.

(ii) The Collateral Manager will provide the Borrower and the Equityholder with a monthly report regarding the Collateral and its activities hereunder in such form as they may mutually agree to be (A) calculated as of the last day of each calendar month and (B) delivered on or prior to the tenth (10th) calendar day of each month (or, if such date is not a Business Day, the immediately following Business Day).

(iii) The Collateral Manager shall furnish to the Administrative Agent for distribution to each Lender within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, commencing with the 2024 fiscal year, a report covering such fiscal year of a firm of independent certified public accountants of nationally recognized standing to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule IV, it being understood that the Collateral Manager and the Administrative Agent will provide an updated Schedule IV reflecting any further amendments to such Schedule IV prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule IV) to certain documents and records relating to the Collateral, such Borrower, the Equityholder and the Collateral Manager, compared the information contained in the Borrowing Base Certificates and Payment Date Statements delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that the information and the calculations included in such Borrowing Base Certificates and Payment Date Statements were not determined or performed in accordance with the provisions of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

Section 6.9 Annual Statement as to Compliance.

The Collateral Manager will provide to the Borrower and the Administrative Agent, within one hundred and twenty (120) following the end of each fiscal year of the Collateral Manager, commencing with the fiscal year ending on December 31, 2024, a report signed by a Responsible Officer of the Collateral Manager certifying that (a) a review of the activities of the Collateral Manager, and the Collateral Manager’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Collateral Manager has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Collateral Manager Termination Event has occurred or, if any such Collateral Manager Termination Event has occurred, a statement describing the nature thereof and the steps being taken to remedy such Collateral Manager Termination Event.

Section 6.10 The Collateral Manager Not to Resign.

The Collateral Manager shall not resign from the obligations and duties hereby imposed on it except upon the Collateral Manager’s good faith determination in consultation with legal counsel that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Manager could take to make the performance of its duties hereunder permissible under Applicable Law. In connection with any such determination permitting the resignation of the Collateral Manager, the Collateral Manager shall deliver to the Administrative Agent and the Borrower a description of the circumstances giving rise to such determination.

Section 6.11 Collateral Manager Termination Events.

Upon the occurrence of a Collateral Manager Termination Event, notwithstanding anything herein to the contrary, the Administrative Agent may, in its respective sole discretion, by written notice to the Collateral Manager with a copy to the Borrower, the Equityholder, the Collateral Agent and each other Lender (such notice, a “Collateral Manager Termination Notice”), terminate all of the rights and obligations of the Collateral Manager as “Collateral Manager” under this Agreement. Each Collateral Manager Termination Notice shall designate the replacement Collateral Manager, who shall be selected by the Administrative Agent in its respective sole discretion with the consent of each Lender. Until a Collateral Manager Termination Notice is delivered as set forth above, the Collateral Manager shall (i) unless otherwise notified by the Administrative Agent, continue to act in such capacity pursuant to Section 6.1 and (ii) as requested by the Administrative Agent in its sole discretion (A) terminate some or all of its activities as Collateral Manager hereunder by the Administrative Agent in its sole discretion as necessary or desirable, (B) provide such information as may be requested by the Administrative Agent to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof and (C) take all other actions requested by the Administrative Agent, in each case to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof.

ARTICLE VII

THE COLLATERAL AGENT

Section 7.1 Designation of Collateral Agent.

(a) Initial Collateral Agent. The role of Collateral Agent with respect to the Underlying Instruments shall be conducted by the Person designated as Collateral Agent hereunder from time to time in accordance with this Section 7.1. Until the Administrative Agent shall give to State Street Bank and Trust Company a Collateral Agent Termination Notice, State Street Bank and Trust Company is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Agent pursuant to the terms hereof.

(b) Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 7.5, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

Section 7.2 Duties of Collateral Agent.

(a) Appointment. Each of the Borrower and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent and hereby authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof. In such capacity, the Collateral Agent shall assist the Borrower and the Collateral Manager in connection with maintaining a database of certain characteristics with respect to the Collateral on an ongoing basis as provided herein, and in providing to the Borrower and the Collateral Manager certain reports, schedules and calculations, all as more particularly described in Section 7.2(b) below (in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time), based upon information and data received from the Borrower and/or the Collateral Manager. The Collateral Agent’s duties and authority are limited to the duties and authority specifically set forth in this Agreement. By entering into, or performing its duties under, this Agreement, the Collateral Agent shall not be deemed to assume any obligations or liabilities of the Borrower or the Collateral Manager under this Agreement or any other Transaction Document, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Borrower or the Collateral Manager under this Agreement. Concurrently herewith, the Lenders direct and authorize the Collateral Agent to enter into any Securities Account Control Agreement and the Pledge Agreement. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under such Securities Account Control Agreement or the Pledge Agreement in such capacity.

(b) Duties. On or before the initial Funding Date, and until its removal pursuant to Section 7.5, the Collateral Agent shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

(i) The Collateral Agent shall take and retain custody, as the bailee of the Trustee, of the Required Loan Documents delivered by the Borrower pursuant to the definition of “Eligible Loans” in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five (5) Business Days of its receipt of any Underlying Instruments and the Loan Checklist, the Collateral Agent shall review the Required Loan Documents delivered to it to confirm that (A) if the files delivered per the following sentence indicate that any document must contain an original signature, each such document appears to bear the original signature, or if the file indicates that such document must contain a copy of a signature, that such copies appear to bear a reproduction of such signature and (B) based on a review of the applicable note, the related original Loan balance, Loan identification number and Obligor name with respect to such Loan is referenced on the related Loan Checklist and is not a duplicate Loan (such items (A) through (B) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Agent, in connection with each delivery of Underlying Instruments hereunder to the Collateral Agent, the Collateral Manager shall provide to the Collateral Agent an electronic file (in EXCEL or a comparable format acceptable to the Collateral Agent) or the related Loan Checklist that contains a list of all Required Loan Documents and whether they require original signatures, the Loan identification number and the name of the Obligor and the original Loan balance with respect to each related Loan. If, at the conclusion of such review, the Collateral Agent shall determine that (1) the original Loan balances of the Loans with respect to which it has received Underlying Instruments is less than as set forth on the electronic file, the Collateral Agent shall immediately notify the Administrative Agent, the Borrower and the Collateral Manager of such discrepancy, and (2) any Review Criteria is not satisfied, the Collateral Agent shall within one (1) Business Day notify the Collateral Manager and the Borrower of such determination and provide the Collateral Manager and the Borrower with a list of the non-complying Loans and the applicable Review Criteria that they fail to satisfy. The Collateral Manager shall have ten (10) Business Days to correct any non-compliance with any Review Criteria. If after the conclusion of such time period the Collateral Manager has still not cured any non-compliance by a Loan with any Review Criteria, the Collateral Agent shall promptly notify the Collateral Manager, Borrower and the Administrative Agent of such determination by providing a written report to such persons identifying, with particularity, each Loan and each of the applicable Review Criteria that such Loan fails to satisfy. In addition, if requested in writing in the form of Exhibit E by the Collateral Manager and approved by the Administrative Agent within ten (10) Business Days of the Collateral Agent’s delivery of such report, the Collateral Agent shall return the Underlying Instruments for any Loan which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Collateral Agent shall not have any responsibility for reviewing any Underlying Instruments.

(ii) In taking and retaining custody of the Underlying Instruments, the Collateral Agent shall be deemed to be acting as the agent of the Secured Parties and as bailee of the Trustee; provided that the Collateral Agent makes no representations as to the existence, perfection or priority of any Lien on the Underlying Instruments or the instruments therein; and provided further that the Collateral Agent’s duties as agent shall be limited to those expressly contemplated herein.

(iii) All Underlying Instruments that are originals or copies shall be kept in fire resistant vaults, rooms or cabinets at its offices set forth in Section 5.5(c). All Underlying Instruments that are originals or copies shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All Underlying Instruments that are originals or copies shall be clearly segregated from any other documents or instruments maintained by the Collateral Agent. All Underlying Instruments that are delivered to the Collateral Agent in electronic format shall be saved onto disks and/or onto the Collateral Agent’s secure computer system, and maintained in a manner so as to permit retrieval and access.

(iv) The Collateral Agent shall make payments in accordance with Section 2.7 and Section 2.8 and as otherwise expressly provided under this Agreement (the “Payment Duties”).

(v) On each Reporting Date, the Collateral Agent shall provide a written report to the Administrative Agent, the Borrower and the Collateral Manager (in a form acceptable to the Administrative Agent) identifying each Loan for which it holds Underlying Instruments, the non-complying Loans and the applicable Review Criteria that any non-complying Loan fails to satisfy.

(vi) The Collateral Agent shall, promptly upon its actual receipt of a Borrowing Base Certificate from the Collateral Manager on behalf of the Borrower, calculate the Borrowing Base and, if the Collateral Agent’s calculation does not correspond with the calculation provided by the Collateral Manager on such Borrowing Base Certificate, deliver such calculation to each of the Administrative Agent, Borrower and Collateral Manager within one (1) day of receipt by the Collateral Agent of such Borrowing Base Certificate. The Collateral Agent shall also make required calculations for each Payment Date Statement as of the day that is four (4) Business Days prior to the applicable Payment Date, and deliver such calculations to the Borrower and the Collateral Manager (and, following the delivery of a Notice of Exclusive Control, the Administrative Agent and the Collateral Manager) for the Collateral Manager’s (or Administrative Agent’s, as applicable) review no later than two (2) Business Days prior to such Payment Date. Upon the approval (which may be by email) by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent), the Payment Date Statement shall constitute instructions by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(vii) The Collateral Agent shall create a collateral database with respect to the Collateral (the “Collateral Database”), and update the Collateral Database daily for changes, including to reflect the sale or other disposition of the Collateral, based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower as may be reasonably required by the Collateral Agent.

(viii) The Collateral Agent shall track the receipt and daily allocation to the Accounts of Collections, the outstanding balances therein, and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager daily reports reflecting such actions as of the close of business on the preceding Business Day.

(ix) The Collateral Agent shall provide such other information with respect to the Collateral as may be routinely maintained by the Collateral Agent or as may be required by this Agreement, in each case as the Borrower, Collateral Manager or the Administrative Agent may reasonably request from time to time.

(x) The Collateral Agent shall notify the Borrower, the Collateral Manager and the Administrative Agent upon receiving notices, reports or proxies or any other requests relating to corporate actions affecting the Collateral.

(xi) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired. If the Collateral Agent does not receive such instructions within two (2) Business Days after its request therefor, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants obtained in good faith in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(xii) In performing its duties, (A) the Collateral Agent shall comply with the standard of care set forth herein and the express terms of the Transaction Documents with respect to the Collateral and (B) all calculations made by the Collateral Agent pursuant to this Section 7.2(b) using information that is not routinely maintained by the Collateral Agent, including Advance Rate, EBITDA, Assigned Value, Applicable Conversion Rate and Unrestricted Cash of any Obligor shall be made using such amounts as provided by the Administrative Agent, Controlling Lender, Borrower or the Collateral Manager to the Collateral Agent.

(xiii) With respect to the duties of the Collateral Agent specified in Sections 7.2(b)(vi) through (x) of this Agreement (the “Collateral Administration Duties”), the Borrower has separately engaged Virtus Group, LP to perform such duties pursuant to the Collateral Administration Agreement, and, for so long as such Collateral Administration Agreement remains in effect, State Street Bank and Trust Company, as Collateral Agent, shall have no responsibility for performance of such Collateral Administration Duties.

(xiv) Nothing herein shall prevent the Collateral Agent or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

Section 7.3 Merger or Consolidation.

Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor to the Collateral Agent under this Agreement (and shall be deemed to have expressly assumed all obligations of the Collateral Agent under this Agreement) without further act of any of the parties to this Agreement; provided that such Person shall be otherwise qualified and eligible to act in such capacity under this Agreement.

Section 7.4 Collateral Agent Compensation.

As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to a Collateral Agent Fee pursuant to the provisions of Section 2.7(a)(1), Section 2.7(b)(1) or Section 2.8(1), as applicable. The Collateral Agent’s entitlement to receive the Collateral Agent Fee shall cease on the earlier to occur of: (i) its removal as Collateral Agent pursuant to Section 7.5 or (ii) the termination of this Agreement.

Section 7.5 Collateral Agent Removal.

The Collateral Agent may be removed, with or without cause, by the Administrative Agent by 30 days’ notice given in writing to the Collateral Agent and the Lenders (the “Collateral Agent Termination Notice”); provided that notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed, has agreed to act as Collateral Agent hereunder in full compliance with the requirements of Section 5.5(d), and has received all Underlying Instruments held by the previous Collateral Agent. In the case of a resignation or removal of the Collateral Agent, if no successor shall have been appointed and an instrument of acceptance by a successor shall not have been delivered to the Collateral Agent within ninety (90) days after the giving of such notice of resignation or removal, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

Section 7.6 Limitation on Liability.

(a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Collateral Agent receives written or email notice of such matter. Notice or knowledge of any matter by State Street Bank and Trust Company in its capacity as Trustee, Administrative Agent or Lender and other publicly available information shall not constitute notice or actual knowledge of the Trustee.

(b) The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except, notwithstanding anything to the contrary contained herein, in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties and in the case of its grossly negligent performance of its Payment Duties and in the case of its grossly negligent performance of its duties in taking and retaining custody of the Underlying Instruments.

(d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment be contrary to Applicable Law or involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent.

(f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Agent is not overseeing or guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Collateral Agent shall not be responsible for any willful misconduct or gross negligence on the part of any non-Affiliated agent or attorney appointed with due care by it hereunder.

(i) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Collateral Administrator, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

(j) The Collateral Agent shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services).

(k) The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA Patriot Act and its implementing regulations, the Collateral Agent in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. Each Borrower hereby agrees that it shall provide the Collateral Agent with such information as it may request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Agent to identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 7.7 Resignation of the Collateral Agent.

The Collateral Agent shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days’ prior written notice to the Borrower, Collateral Manager, Administrative Agent and each Lender, or (b) the Collateral Agent’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Agent could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Agent shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a successor Collateral Agent acceptable to the Administrative Agent, the Collateral Manager (if no Collateral Manager Termination Event has occurred) and the Borrower (if no Default or Event of Default has occurred and is continuing) in their respective sole discretion shall have assumed the responsibilities and obligations of the Collateral Agent hereunder, which Collateral Agent satisfies all requirements of Section 5.5(d).

Section 7.8 Release of Documents.

(a) Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Agent is hereby authorized (unless and until such authorization is revoked by the Administrative Agent after the occurrence of an Event of Default), upon written receipt from the Collateral Manager of a request for release of documents and receipt in the form annexed hereto as Exhibit E, to release to the Collateral Manager within two (2) Business Days of receipt of such request, the related Underlying Instruments or the documents set forth in such request and receipt to the Collateral Manager. All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the benefit of the Collateral Agent in accordance with the terms of this Agreement. The Collateral Manager shall return to the Collateral Agent the Underlying Instruments or other such documents (i) promptly upon the request of the Administrative Agent (after the occurrence of an Event of Default), or (ii) when the Collateral Manager’s need therefor in connection with such enforcement or servicing no longer exists, unless the Loan shall be liquidated or sold, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation or sale from the Collateral Manager to the Collateral Agent in the form annexed hereto as Exhibit E, the Collateral Manager’s request and receipt submitted pursuant to the first sentence of this subsection shall be released by the Collateral Agent to the Collateral Manager.

(b) Release for Payment. Upon receipt by the Collateral Agent of the Collateral Manager’s request for release of documents and receipt in the form annexed hereto as Exhibit E (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been or will be credited to the Collection Account as provided in this Agreement), the Collateral Agent shall promptly release the related Underlying Instruments to the Collateral Manager.

Section 7.9 Return of Underlying Instruments.

The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Collateral Agent return each Required Loan Document (as applicable), respectively (a) delivered to the Collateral Agent in error, (b) as to which the lien on the Underlying Asset has been so released pursuant to Section 8.2, (c) that has been the subject of a Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14 or (e) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case by submitting to the Collateral Agent and the Administrative Agent a written request in the form of Exhibit E hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Agent shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Underlying Instruments so requested to the Borrower.

Section 7.10 Access to Certain Documentation and Information Regarding the Collateral; Audits.

(a) The Collateral Manager, the Borrower and the Collateral Agent shall provide to the Administrative Agent access to the Underlying Instruments and all other documentation in the possession of such Persons regarding the Collateral including in such cases where the Administrative Agent may direct the Collateral Agent in connection with the enforcement of the rights or interests of the Collateral Agent hereunder, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Collateral Manager’s, the Borrower’s and Collateral Agent’s normal security and confidentiality procedures. Prior to the Closing Date and periodically thereafter at the discretion of the Administrative Agent, the Administrative Agent may review the Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the Collateral Manager with Article VI and may conduct an audit of the Collateral, and Underlying Instruments in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time.

(b) Without limiting the foregoing provisions of Section 7.10(a), from time to time on request of the Administrative Agent, the Collateral Agent shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct a review of the Underlying Instruments and all other documentation regarding the Collateral. Up to two (2) such reviews per fiscal year shall be at the expense of the Borrower and additional reviews in a fiscal year shall be at the expense of the requesting Lender(s); provided that, after the occurrence of an Event of Default, any such reviews, regardless of frequency, shall be at the expense of the Borrower.

ARTICLE VIIA

THE TRUSTEE

Section 7.1A Designation of Trustee.

(a) Initial Trustee. The role of Trustee with respect to the Underlying Instruments shall be conducted by the Person designated as Trustee hereunder from time to time in accordance with this Section 7.1. Until the Administrative Agent shall give to the Trustee a Trustee Termination Notice, State Street Bank and Trust Company is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Trustee pursuant to the terms hereof.

(b) Successor Trustee. Upon the Trustee’s receipt of a Trustee Termination Notice from the Administrative Agent of the designation of a successor Trustee pursuant to the provisions of Section 7.5A, the Trustee agrees that it will terminate its activities as Trustee hereunder.

Section 7.2A Duties of Trustee.

(a) Appointment. Each of the Borrower and the Administrative Agent hereby designate and appoint the Trustee to act as its agent and hereby authorizes the Trustee to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Trustee by this Agreement. The Trustee hereby accepts such agency appointment to act as Trustee pursuant to the terms of this Agreement, until its resignation or removal as Trustee pursuant to the terms hereof. By entering into, or performing its duties under, this Agreement, the Trustee shall not be deemed to assume any obligations or liabilities of the Borrower or the Collateral Manager under this Agreement or any other Transaction Document, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Borrower or the Collateral Manager under this Agreement. Concurrently herewith, the Lenders direct and authorize the Trustee to enter into the Securities Account Control Agreement, the Pledge Agreement and the Sale Agreement. For the avoidance of doubt, all of the Trustee’s rights, protections and immunities provided herein shall apply to the Trustee for any actions taken or omitted to be taken under the Securities Account Control Agreement, the Pledge Agreement or the Sale Agreement in such capacity.

(b) Duties. On and after the date hereof and until its removal pursuant to Section 7.5A, the Trustee shall perform the duties and obligations as expressly set forth in this Agreement.

(c) If, in performing its duties under this Agreement, the Trustee is required to decide between alternative courses of action, the Trustee may request written instructions from the Administrative Agent as to the course of action desired. If the Trustee does not receive such instructions within two (2) Business Days after its request therefor, the Trustee may, but shall be under no duty to, take or refrain from taking any such courses of action. The Trustee shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Trustee shall be entitled to rely on the advice of legal counsel and independent accountants obtained in good faith in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

Section 7.3A Merger or Consolidation. Any Person (i) into which the Trustee may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Trustee shall be a party, or (iii) that may succeed to the properties and assets of the Trustee substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Trustee hereunder, shall be the successor to the Trustee under this Agreement without further act of any of the parties to this Agreement.

Section 7.4A Trustee Compensation. As compensation for its Trustee activities hereunder, the Trustee shall be entitled to a Trustee Fee pursuant to the provision of Section 2.7(a)(1), Section 2.7(b)(1) or Section 2.8(1), as applicable. The Trustee’s entitlement to receive the Trustee Fee shall cease on the earlier to occur of: (i) its removal as Trustee pursuant to Section 7.5A or (ii) the termination of this Agreement.

Section 7.5A Trustee Removal. The Trustee may be removed, with or without cause, (x) by the Administrative Agent or (y) in the event the Trustee has breached its representations in Section 4.6(g) or breaches its obligations under Section 5.8(c), by the Borrower, in each case, by 30 days written notice given in writing to the Trustee and the Lenders (the “Trustee Termination Notice”); provided that notwithstanding its receipt of a Trustee Termination Notice, the Trustee shall continue to act in such capacity until a successor Trustee has been appointed, has agreed to act as Trustee hereunder in full compliance with the requirements of Section 5.8(c) and makes all of the representations and warranties set forth in Section 4.6(g). In the case of a resignation or removal of the Trustee, if no successor shall have been appointed and an instrument of acceptance by a successor shall not have been delivered to the Trustee within 90 days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

Section 7.6A Limitation on Liability. The Trustee may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Trustee may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent. The Trustee shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Trustee receives written notice of such matter.

The Trustee may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

The Trustee shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except, notwithstanding anything to the contrary contained herein, in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties.

The Trustee makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Trustee shall not be obligated to take any legal action hereunder that might in its judgment be contrary to applicable law or involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

The Trustee shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Trustee.

The Trustee shall not be required to expend or risk its own funds in the performance of its duties hereunder.

It is expressly agreed and acknowledged that the Trustee is not overseeing or guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Trustee shall not be responsible for any willful misconduct or gross negligence on the part of any non- Affiliated agent or attorney appointed with due care by it hereunder.

It is expressly acknowledged by the parties hereto that application and performance by the Trustee of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Collateral Administrator, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Trustee shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). The Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services).

Section 7.7A Resignation of the Trustee. The Trustee shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days’ prior written notice to the Borrower, Collateral Manager, Administrative Agent and each Lender, or (b) the Trustee’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Trustee could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Trustee shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a successor Trustee acceptable to the Administrative Agent, the Collateral Manager (if no Collateral Manager Termination Event has occurred) and the Borrower (if no Default or Event of Default has occurred and is continuing) in their respective sole discretion shall have assumed the responsibilities and obligations of the Trustee hereunder, which Trustee and makes all of the representations and warranties set forth in Section 4.6(g) and satisfies all requirements of Section 5.8(c).

Section 7.8A Co-Trustee. At any time or times, the Borrower and the Trustee shall have power to appoint one or more Persons to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to the terms hereof and to make such claims and enforce such rights of action on behalf of the Secured Parties. The Borrower shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. The Trustee shall not be liable by reason of any act or omission of a co-trustee appointed pursuant to the terms hereof.

ARTICLE VIII

SECURITY INTEREST

Section 8.1 Grant of Security Interest.

(a) This Agreement constitutes a security agreement and the Advances effected hereby constitute secured loans by the applicable Lenders to the Borrower under Applicable Law. For such purpose, the Borrower hereby transfers, conveys, assigns and grants as of the Closing Date or, if later, the date on which such Borrower became a party hereto, to the Trustee for the benefit of the Secured Parties, a lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all Collateral (other than any Collateral which constitutes Margin Stock), whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations of the Borrower arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Obligations. Notwithstanding any of the other provisions set forth in this Agreement, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Applicable Law in effect as of the date hereof or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law. The powers conferred on the Trustee hereunder are solely to protect the Trustee’s interests in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers. The Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Trustee nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. If the Borrower fails to perform or comply with any of its agreements contained herein, the Trustee, at its option and at the direction of the Administrative Agent, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Trustee incurred in connection with such performance or compliance, together with interest thereon at the rate per annum applicable to Advances, shall be payable by the Borrower to the Trustee in accordance with Sections 2.7 and 2.8 and shall constitute Obligations secured hereby.

(b) The grant of a security interest under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Trustee of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Trustee on behalf of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) the Trustee shall not have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Trustee be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c) Notwithstanding anything to the contrary, the Seller, the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent, the Trustee and each Lender hereby agree to treat, and to cause each of their respective Affiliates to treat, each Advance as indebtedness for purposes of United States federal and state income tax or state franchise tax to the extent permitted by Applicable Law and shall file their tax returns or reports, or cause their Affiliates to file such tax returns or reports, in a manner consistent with such treatment.

Section 8.2 Release of Lien on Collateral.

(a) At the same time as (i) any Loan expires by its terms or is prepaid in full and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account or (ii) any Loan has been the subject of a Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14, has been sold to the Seller as required under the Sale Agreement or has been sold pursuant to Section 9.2, the Trustee, as agent for the Secured Parties will automatically release its interest in such Collateral. In connection with any release of such Collateral, the Trustee, on behalf of the Secured Parties, will upon receipt into the General Collection Account of the Proceeds of any such sale, payment in full or prepayment in full of a Loan, at the sole expense of the Borrower, (i) execute and deliver to the Borrower or the Collateral Manager (or its designee) requesting the same, any assignments, bills of sale, termination statements and any other releases and instruments as such Person may reasonably request in order to effect the release and transfer of such Collateral, (ii) deliver any portion of the Collateral to be released from the Lien granted under this Agreement in its possession to or at the direction of the Borrower and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Trustee for the benefit of the Secured Parties on the applicable portion of the Collateral to be released and delivered to or at the direction of the Borrower such portion of the Collateral to be so released; provided that, the Trustee, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such release, sale, transfer and/or assignment. Nothing in this Section shall diminish the Collateral Manager’s obligations pursuant to Section 6.5 with respect to the Proceeds of any such sale.

(b) On the Collection Date, the Trustee, on behalf of the Secured Parties, will release the security interest in the Collateral created hereby, which release shall occur simultaneously with receipt in the Collection Account of the payoff amount specified in a payoff letter signed by the Administrative Agent. Upon request of the Borrower to the Collateral Agent and to the Administrative Agent, the Collateral Agent shall promptly provide to the Borrower and the Administrative Agent a computation of all amounts owing to the Collateral Agent as of the anticipated Collection Date and the Administrative Agent shall promptly provide to the Borrower, with a copy to the Collateral Agent, a computation of all amounts owing to the Administrative Agent and the Lenders as of the anticipated Collection Date. In connection with such release of the Collateral, the Trustee, on behalf of the Secured Parties, will, at the sole expense of the Borrower, (i) execute and deliver to the Borrower or the Collateral Manager (or its designee) requesting the same, any assignments, bills of sale, termination statements and any other releases and instruments as the Borrower may reasonably request in order to effect the release of the Collateral, (ii) deliver any portion of the Collateral to be released from the Lien granted under this Agreement in its possession to or at the direction of the Borrower or the Collateral Manager (on behalf of the Borrower) and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Trustee for the benefit of the Secured Parties on the Collateral (including, without limitation, delivering a Termination Notice (as defined in the Securities Account Control Agreement) in respect of the Securities Account Control Agreement); provided that, the Trustee, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such release.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1 Events of Default.

The following events shall be Events of Default (“Events of Default”) hereunder:

(a) the Borrower, the Equityholder or the Seller fails to make any payment when due under any Transaction Document, subject to any applicable cure period thereunder (such cure period not to exceed three (3) Business Days); or

(b) the Borrower, the Collateral Manager or the Seller defaults in making any payment required to be made under an agreement for borrowed money owing by it (other than, in the case of the Borrower, this Agreement) to which it is a party individually or in an aggregate principal amount in excess of (i) with respect to the Borrower, $500,000, and (ii) with respect to the Collateral Manager or the Seller, $2,500,000 in excess of any amounts disputed in good faith by such Person and, in each case, such default is not cured within the applicable cure period, if any, provided for under such agreement; or

(c) any failure on the part of the Borrower, the Equityholder or the Seller to duly observe or perform any other covenants or agreements of such Person (other than those specifically addressed by a separate Event of Default), as applicable, set forth in this Agreement or the other Transaction Documents to which such Person is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which a Responsible Officer of such Person acquires knowledge thereof; or

(d) the occurrence of an Insolvency Event relating to the Borrower, the Equityholder or the Seller; or

(e) the occurrence of a Collateral Manager Termination Event; or

(f) the rendering of one or more judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $500,000 (or $2,500,000 with respect to the Seller) against the Borrower or the Seller, and such Person shall not (i) have had any such judgment, decree or order dismissed, or (ii) have perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or

(g) the Borrower shall assign or attempt to assign any of its rights, obligations or duties under this Agreement without the prior written consent of each Lender in their respective sole discretion; or

(h) the Borrower shall have made payments (other than payments made on behalf of the Borrower from insurance proceeds of the Borrower) individually or in the aggregate in excess of $500,000 in settlement of any litigation claim or dispute; or

(i) the Borrower or the Seller or the Collateral Manager (other than as set forth in clause (a) of the definition of “Collateral Manager Termination Event”) fails to observe or perform any agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral, and such failure is not cured within five (5) Business Days; or

(j) the Borrower shall fail to satisfy each of the criteria set forth in Section 4.1(u), unless a law firm reasonably acceptable to the Administrative Agent renders a substantive non-consolidation opinion with respect thereto acceptable to the Administrative Agent; or

(k) any material provision of any Transaction Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Collateral Manager or the Seller; or

(l) the Borrower, the Equityholder, the Collateral Manager, the Seller or any other Person shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder, or

(m) the Borrower ceases to have a valid ownership interest in all of the Collateral (subject to Permitted Liens) or the Trustee shall fail to have a first priority perfected security interest in any part of the Collateral (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(n) the existence of a Borrowing Base Deficiency which continues unremedied for (i) if the Borrower (x) delivers a Capital Call Notice with respect to such Borrowing Base Deficiency and/or (y) submits otherwise Eligible Loans for approval by the Administrative Agent within three (3) Business Days of the occurrence of such Borrowing Base Deficiency in an aggregate amount under clauses (x) and (y) to cure such Borrowing Base Deficiency, twenty (20) Business Days or (ii) otherwise, three (3) Business Days; or

(o) the Borrower or the pool of Collateral shall become required to register as an “investment company” within the meaning of the 1940 Act; or

(p) the Internal Revenue Service or any other Governmental Authority shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any assets of the Borrower and such lien shall not have been released (or bonded off by filing a surety bond with the applicable Governmental Authority in an amount at least equal to the amount specified for payment in connection with the filing of notice of such lien) within five (5) Business Days; or

(q) any representation, warranty or certification made or deemed made by the Borrower, the Equityholder or the Seller in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any respect when made or deemed made, such failure has a material adverse effect on the Lenders and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which a Responsible Officer of such Person acquires actual knowledge thereof; or

(r) a Change of Control or a Collateral Management Service Provider Event occurs without the prior written consent of the Administrative Agent; or

(s) at the end of any fiscal quarter following the BDC Election Date, the Equityholder fails to maintain the Asset Coverage Ratio at greater than or equal to 1:5:1; or

(t) on any date following the BDC Election Date, the Equityholder shall fail to maintain (i) shareholder’s equity (determined including both called and uncalled equity commitments, but without any deductions at the end of the most recently ended fiscal quarter of the Equityholder and reflected in the Equityholder’s most recent SEC Form 10-Q or Form 10-K) in an amount equal to $300,000,000 plus 50% of the net proceeds of the sale of equity interests in the Equityholder received by the Equityholder after the Closing Date and (ii) its status as a “business development company” under the 1940 Act.

Section 9.2 Remedies.

(a) Upon the occurrence of an Event of Default and, other than with respect to an Event of Default described in Section 9.1(d) involving the Borrower, the expiration of the Standstill Period, the Trustee shall, at the request of the Administrative Agent (in its discretion or at the direction of the Required Lenders) and by notice to the Borrower, declare (i) the Termination Date to have occurred and all outstanding Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) or (ii) the Reinvestment Period End Date to have occurred; provided that, in the case of any event involving the Borrower described in Section 9.1(d), all of the Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Borrower) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event.

(b) On and after the declaration or occurrence of the Termination Date, the Trustee, for the benefit of the Secured Parties, shall have, with respect to the Collateral granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Trustee and the Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative. Without limiting the generality of the foregoing, but subject to Section 9.2(c), the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Trustee’s name or the name of any Secured Party or its nominee or nominees, and/or forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Trustee or any Secured Party or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and/or may take such other actions as may be available under applicable law. The Trustee or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. In addition, the Borrower and the Collateral Manager hereby agree that they will, at the Borrower’s expense and at the direction of the Trustee, forthwith, (i) assemble all or any part of the Collateral as directed by the Trustee and make the same available to the Trustee at a place to be designated by the Trustee, whether at the Borrower’s premises or elsewhere, and (ii) without notice except as specified below, sell the Collateral or any part thereof upon such terms, in such lots, to such buyers, and according to such other instructions as the Trustee at the direction of the Controlling Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days’ notice to the Borrower of any sale hereunder shall constitute reasonable and proper notification. All cash Proceeds received by the Trustee on behalf of the Secured Parties in respect of any sale of, collection from, or other realization upon, all or any part of the Loans (after payment of any amounts incurred in connection with such sale) shall be deposited into the General Collection Account and to be applied pursuant to Section 2.8. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Trustee or any other Secured Party arising out of the exercise by the Trustee or any other Secured Party of any of its rights hereunder. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Trustee or any Secured Party to collect such deficiency.

(c) Notwithstanding any other provision of this Article IX, in connection with the sale of the Collateral following a declaration that the Obligations are immediately due and payable pursuant to Section 9.2(a), the Equityholder or any Affiliates thereof shall have the right to purchase any or all of the Loans in the Collateral, in each case by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Obligations. If the Equityholder or any Affiliates thereof fail to exercise this purchase right within five (5) Business Days following the declaration that the Obligations are immediately due and payable pursuant to Section 9.2(a), then such contractual rights shall be irrevocably forfeited by the Equityholder and Affiliates thereof, but nothing herein shall prevent the Equityholder or its Affiliates from bidding at any sale of such Collateral.

Section 9.3 Trustee Shall Enforce Claims.

All rights of action and claims under this Agreement or any other Transaction Document shall be prosecuted and enforced by the Trustee at the direction of the Administrative Agent in accordance with the terms hereof in any legal or equitable proceeding, judicial or otherwise, relating thereto in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 2.8.

Section 9.4 Application of Cash Collected.

Any Cash collected by the Trustee with respect to the Obligations pursuant to this Article IX and any Cash that may then be held or thereafter received by the Collateral Agent with respect to the Obligations hereunder shall be applied in accordance with Section 2.8, at the date or dates fixed by the Trustee (acting at the direction of the Administrative Agent); provided, that (a) subject to clause (b), no such date may be fixed by the Trustee unless the Trustee has given the Borrower no fewer than two (2) Business Days’ prior written notice of such date, which notice shall set forth in reasonable detail the expected applications of Cash on such date and (b) no failure by the Trustee to deliver the notice required pursuant to the foregoing clause (a) will affect the application of funds in the Collection Accounts pursuant to Section 2.8 on the next succeeding Payment Date.

Section 9.5 Rights of Action.

Notwithstanding any other provision of this Agreement (other than Section 12.10) or in any other Transaction Document, the Administrative Agent (in its discretion or at the direction of Controlling Lender) shall have the right to direct the Trustee to institute any proceedings, judicial or otherwise, with respect to any Transaction Document, or for the appointment of a separate receiver or trustee, or for any other remedy hereunder. The Trustee shall only institute proceedings and exercise remedies hereunder at the direction of the Administrative Agent (in its discretion or at the direction of Controlling Lender) (which the Trustee shall implement without delay) and, in taking any action as so directed, shall have the right to indemnity against the costs, expenses and liabilities to be incurred in compliance with such request.

Section 9.6 Unconditional Rights of Lenders to Receive Principal and Interest

(a) Notwithstanding any other provision in this Agreement, each Lender shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Obligations as such principal and interest become due and payable in accordance with the terms hereof and, subject to the provisions of Section 9.5, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Lender.

(b) If collections in respect of the Collateral are insufficient to make payments due in respect of the Obligations, no other assets will be available for payment of the deficiency following realization of the Collateral and application of the proceeds thereof in accordance with Sections 2.7 and 2.8, and the obligations of the Borrower to pay any deficiency shall thereupon be extinguished and shall not thereafter revive.

Section 9.7 Restoration of Rights and Remedies.

If the Trustee or any Lender has instituted any judicial proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Lender, then and in every such case the Borrower, the Trustee and the Lenders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such proceeding had been instituted.

Section 9.8 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.9 Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 9.9 or by law to the Trustee or to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Lenders, as the case may be.

Section 9.10 Standstill Period.

The Administrative Agent will use reasonable efforts to inform both the Borrower and the Collateral Manager of the commencement of the Standstill Period. If an Event of Default occurs (other than an Event of Default described in Section 9.1(d)), the Controlling Lender hereby agrees solely for the benefit of the Lenders that it will not exercise its right to direct the Trustee to accelerate under Section 9.2(a) until the end of the Standstill Period. The Lenders acknowledge and agree that if at any time multiple Events of Default have occurred and are continuing, the provisions of this Section 9.10 shall apply with respect to the first such Event of Default to occur. During the Standstill Period, the Controlling Lender and the Collateral Manager shall use commercially reasonable efforts to identify a mutually acceptable remediation plan (a “Remediation Plan”). If a Remediation Plan is not agreed to before the end of the Standstill Period by the Controlling Lender and the Collateral Manager and the Collateral Manager has not agreed to the Controlling Lender instructing the Trustee to accelerate under Section 9.2(a), then the Collateral Manager shall, under the direction of the Controlling Lender in its sole discretion, effectuate any and all remedies available to the Lenders hereunder or under any other Transaction Documents (including, without limitation, the sale of any Loans included in the Collateral).

Section 9.11 Waiver of Stay or Extension Laws.

The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.12 Power of Attorney.

The Borrower hereby irrevocably appoints the Trustee its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement after the occurrence and during the continuance of a Default or an Event of Default, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Trustee after the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Trustee or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. For the avoidance of doubt, after the occurrence and during the continuance of a Default or an Event of Default, the power of attorney granted by the Borrower pursuant to this Section 9.12 supersedes any other power of attorney or similar rights granted by the Borrower to any other party (including, without limitation, the Collateral Manager) under this Agreement, any other Transaction Document or any other agreement; provided that, the Collateral Manager may continue to exercise its rights under this Agreement until the Collateral Manager has received notice of the Trustee’s exercise of its power of attorney hereunder.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnities by the Borrower.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Secured Parties and each of their respective assigns and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against, incurred by or asserted against such Indemnified Party or any of them arising out of or as a result of this Agreement or having an interest in the Collateral or in respect of any Loan included in the Collateral, excluding, however, any Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party or in respect of Taxes (other than those described in clause (xiii) of this Section 10.1(a) or in Section 12.9). If the Borrower has made any indemnity payment pursuant to this Section 10.1 or Section 10.3 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such Indemnified Amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts (except to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party) relating to or resulting from:

(i) any representation or warranty made or deemed made by the Borrower, the Collateral Manager (on behalf of the Borrower) or any of their respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii) the failure of any Loan acquired on the Closing Date to be an Eligible Loan as of the Closing Date and the failure of any Loan acquired after the Closing Date to be an Eligible Loan on the related Funding Date;

(iii) the failure by the Borrower or the Collateral Manager (on behalf of the Borrower) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Collateral or the nonconformity of any Collateral with any such Applicable Law;

(iv) the failure to vest and maintain vested in the Trustee, for the benefit of the Secured Parties, a first priority, perfected security interest in the Collateral, together with all Collections, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Advance or at any time thereafter;

(v) the existence of any Borrowing Base Deficiency as of the close of business on any Business Day prior to the Termination Date;

(vi) the Foreign Currency Advance Amount exceeding the Foreign Currency Sublimit on any Business Day prior to the Termination Date;

(vii) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time;

(viii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on the Collateral not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(ix) any failure of the Borrower or the Collateral Manager (on behalf of the Borrower) to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents to which it is a party or any failure by the Borrower or the Collateral Manager (on behalf of the Borrower) to perform its respective duties under any Collateral;

(x) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower to qualify to do business or file any notice or business activity report or any similar report;

(xi) any action taken by the Borrower or the Collateral Manager (on behalf of the Borrower) in the enforcement or collection of any Collateral;

(xii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Assets or services that are the subject of any Collateral;

(xiii) the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

(xiv) any repayment by the Administrative Agent or another Secured Party of any amount previously distributed in reduction of Advances Outstanding or payment of Interest or any other amount due hereunder which amount the Administrative Agent or another Secured Party believes in good faith is required to be repaid;

(xv) except with respect to funds held in the Collection Account, the commingling of Collections on the Collateral at any time with other funds;

(xvi) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or the security interest in the Collateral;

(xvii) any failure by the Borrower to give reasonably equivalent value to the Seller or to the applicable third party transferor, in consideration for the transfer by the Seller or such third party to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xviii) the use of the proceeds of any Advance in a manner other than as provided in this Agreement, the Sale Agreement or the Closing Date Participation Agreement; or

(xix) the failure of the Borrower or any of its agents or representatives to remit to the Collateral Manager (on behalf of the Borrower) or the Collateral Agent, Collections on the Collateral remitted to the Borrower, the Collateral Manager (on behalf of the Borrower) or any such agent or representative as provided in this Agreement.

(b) Any amounts subject to the indemnification provisions of this Section 10.1 shall be paid by the Borrower to the Indemnified Party pursuant to Sections 2.7 or 2.8, as applicable, on the Payment Date following such Person’s demand therefor (if given at least five (5) Business Days prior to such Payment Date, and, if not, on the next subsequent Payment Date), accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.

(c) If for any reason the indemnification provided above in this Section 10.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that the Borrower shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 10.1(a).

(d) The obligations of the Borrower under this Section 10.1 shall survive the resignation of the Administrative Agent, the resignation or removal of the Collateral Manager, the Collateral Agent or the Trustee and the termination of this Agreement.

Section 10.2 Indemnities by the Collateral Manager.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Collateral Manager hereby agrees to indemnify each Indemnified Party, the Borrower, the Equityholder, and their respective managers, officers, directors, employees and agents (collectively, the “Collateral Manager Indemnified Parties”) forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Collateral Manager Indemnified Party by reason of any acts or omissions of the Collateral Manager arising out of a breach of its obligations and duties under this Agreement and each other Transaction Document to which it is a party, including, but not limited to (i) any representation or warranty made by the Collateral Manager under or in connection with any Transaction Document or any other information or report delivered by or on behalf of the Collateral Manager pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by the Collateral Manager to comply with any Applicable Law, (iii) the failure of the Collateral Manager to comply with its duties or obligations in accordance with this Agreement, (iv) any gross negligence, willful misconduct, bad faith or fraud on the part of the Collateral Manager or (v) any litigation, proceedings or investigation against the Collateral Manager in connection with any Transaction Document or its role as Collateral Manager hereunder solely to the extent arising from the Collateral Manager’s breach of its obligations and duties under this Agreement or any other Transaction Document to which it is a party excluding, however, any Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Collateral Manager Indemnified Party. The provisions of this indemnity shall run directly to and be enforceable by a Collateral Manager Indemnified Party subject to the limitations hereof; provided that the indemnification of the Borrower, the Equityholder and their respective managers, officers, directors, employees and agents shall be in all respects junior and subordinate to the indemnification of the Indemnified Parties and their respective managers, officers, directors, employees and agents.

(b) Any amounts subject to the indemnification provisions of this Section 10.2 shall be paid by the Collateral Manager to the applicable Collateral Manager Indemnified Party within five (5) Business Days following such Person’s demand therefor.

(c) For the avoidance of doubt, the Collateral Manager shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

(d) The obligations of the Collateral Manager under this Section 10.2 shall survive the resignation of the Administrative Agent, the resignation or removal of the Collateral Agent or the Trustee and the termination of this Agreement.

(e) Any indemnification pursuant to this Section 10.2 shall not be payable from the Collateral.

Section 10.3 After-Tax Basis.

Indemnification under Section 10.1, Section 10.2, Section 2.12, Section 2.13, and Section 12.9 shall be on an after-Tax basis.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1 Appointment.

Each Secured Party hereby appoints and authorizes the Administrative Agent as its agent and hereby further authorizes the Administrative Agent to appoint additional agents and bailees (including, without limitation, the Collateral Agent) to act on its behalf and for the benefit of each of the Secured Parties. Each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Lenders may direct the Administrative Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Lenders; provided that the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action. To the extent not delivered or required to be delivered to the Lenders by the Borrower or the Collateral Manager hereunder or the other Transaction Documents, the Administrative Agent shall furnish to the Lenders, promptly upon the Administrative Agent’s receipt of the same, copies of all notices, certificates and other information delivered to the Administrative Agent under the Transaction Documents.

Section 11.2 Standard of Care.

The Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Section 11.3 Administrative Agent’s Reliance, etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any of the Borrower, the Collateral Manager, the Equityholder or the Seller or to inspect the property (including the books and records) of any of the Borrower, the Collateral Manager, the Equityholder or the Seller; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

Section 11.4 Credit Decision with Respect to the Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

Section 11.5 Indemnification of the Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Collateral Manager), ratably in accordance with its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that, the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. The payment of amounts under this Section 11.5 shall be on an after-Tax basis. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Collateral Manager.

Section 11.6 Successor Administrative Agent.

The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five (5) days’ written notice thereof to each Lender and the Borrower. Upon any such resignation, the Lenders acting jointly shall appoint a successor Administrative Agent with the consent of the Borrower, such consent not to be unreasonably withheld. Each of the Borrower and each Lender agree that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000, (ii) a Lender or (iii) an Affiliate of such a bank or a Lender. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 11.7 Payments by the Administrative Agent.

Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 3:30 p.m. on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

Section 11.8 Notices.

The Administrative Agent shall deliver to each Lender a copy of any notice not otherwise delivered to the Lenders received by the Administrative Agent.

Section 11.9 Erroneous Payments.

(a) Each Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party or any other Person that the Administrative Agent has determined in its sole discretion that has received funds on behalf of a Lender, Secured Party or other Person (each such recipient, a “Payment Recipient”) from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.9(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) then such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and, upon written notice from the Administrative Agent, shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf shall cause such Payment Recipient to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Payment Recipient (i) such Payment Recipient shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made to the Administrative Agent or, at the option of the Administrative Agent, any Lender Affiliated with the Administrative Agent, in a principal amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest, without further consent or approval of any party hereto, without any further payment by the Administrative Agent or its Affiliated Lender as the assignee of such Erroneous Payment Deficiency Assignment, and the Administrative Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. As to any Erroneous Payment Deficiency Assignment, the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.16. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations) and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations).

(f) Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under pursuant to this Section 11.9 or under the indemnification provisions of this Agreement.

(g) Each party’s obligations under this Section 11.9 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Amendments and Waivers.

Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Administrative Agent, the Collateral Manager, the Required Lenders and the Equityholder; provided that no amendment, waiver or consent shall:

(a) increase the Commitment of any Lender without the written consent of such Lender;

(b) waive, extend or postpone any date fixed by this Agreement or any other Transaction Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitment hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Advance or Obligation, or any fees or other amounts payable hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(d) change Sections 2.7, 2.8 or any related definitions or provisions in a manner that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby;

(e) change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(f) consent to the assignment or transfer by the Borrower, the Seller or the Collateral Manager of such Person’s rights and obligations under any Transaction Document to which it is a party (except as expressly permitted hereunder), in each case, without the written consent of each Lender;

(g) make any modification to the definition of “Borrowing Base (Aggregate)”, “Borrowing Base (CADs)”, “Borrowing Base (Dollars)”, “Borrowing Base (Euros)”, “Borrowing Base (GBPs)”, “Borrowing Bases” or “Adjusted Borrowing Value” or any definition related thereto, in each case, which would have a material adverse effect on the calculation of any Borrowing Base, without the written consent of each Lender;

(h) release all or substantially all of the Collateral or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or the applicable Transaction Document) without the written consent of each Lender; or

(i) waive an Event of Default without the written consent of each Lender;

provided, further, that, (i) any amendment of this Agreement that is solely for the purpose of adding a Lender may be effected without the written consent of the Borrower or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Agent or the Trustee shall be effective without the written agreement of such Person, (iii) any amendment of this Agreement that a Lender is advised by its legal or financial advisors to be necessary or desirable in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of any other Lender and (iv) the Administrative Agent, the Collateral Manager and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Administrative Agent, the Collateral Manager and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Each waiver, amendment and consent made pursuant to this Section 12.1 shall be effective only in the specific instance and for the specific purpose for which given.

Section 12.2 Notices, etc.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt.

Section 12.3 Ratable Payments.

If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Secured Party (other than payments received pursuant to Section 10.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 12.4 No Waiver; Remedies.

No failure on the part of the Administrative Agent, the Collateral Agent, the Trustee or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.5 Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent, the Trustee, the Secured Parties and their respective successors and permitted assigns. Each Collateral Manager Indemnified Party and each Indemnified Party shall be an express third-party beneficiary of this Agreement to the extent set forth herein. The Equityholder, in its individual capacity, shall be an express third-party beneficiary of Section 9.2(c). Notwithstanding anything to the contrary herein, the Collateral Manager may not assign any of its rights or obligations hereunder by virtue of any change of control considered an “assignment” within the meaning of Section 202(a)(1) of the Advisers Act without the prior written consent of the Borrower and the Equityholder.

Section 12.6 Term of this Agreement.

This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V, and the Collateral Manager’s representations, covenants and duties set forth in Articles IV and V, creates and constitutes the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect during the Covenant Compliance Period; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Collateral Manager pursuant to Articles IV and V, the provisions, including, without limitation the indemnification and payment provisions, of Article X, Section 2.13, Section 12.9, Section 12.10 and Section 12.11, shall be continuing and shall survive (i) any termination of this Agreement and the occurrence of the Collection Date and (ii) with respect to the rights and remedies of the Lenders under Article X, any sale by the Lenders of the Obligations hereunder.

Section 12.7 Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 12.8 Waivers.

Each of the Collateral Manager, the Borrower, the Seller, the Lenders, the Administrative Agent, the Collateral Agent and the Trustee hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or the Collateral Manager, as applicable;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.8 any special, indirect, exemplary, punitive or consequential (including loss of profit)damages.

Section 12.9 Costs and Expenses.

(a) In addition to (and without duplication of) the rights of indemnification granted to the Indemnified Parties under Article X hereof and amounts payable pursuant to Section 2.11, the Borrower agrees to pay all reasonable invoiced out-of-pocket costs and expenses of the Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing, to the extent required to be paid by the Borrower pursuant to this Agreement), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable invoiced fees and out-of-pocket expenses of counsel for the Secured Parties with respect thereto and with respect to advising the Administrative Agent, the Collateral Manager, the Collateral Agent, the Trustee and the Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable invoiced out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Secured Parties in connection with the enforcement of this Agreement by such Person and the other documents to be delivered hereunder or in connection herewith.

(b) The Borrower shall pay on the Payment Date following receipt of a request therefor, all other costs and expenses that have been invoiced at least two (2) Business Days prior to such Payment Date and incurred by the Administrative Agent and the Secured Parties, in each case in connection with periodic audits of the Borrower’s books and records.

Section 12.10 No Proceedings.

Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower or the Equityholder any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the end of the Covenant Compliance Period. The provisions of this Section 12.10 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 12.10 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws of any jurisdiction. The provisions of this paragraph shall survive the termination of this Agreement.

Section 12.11 Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate, partnership or limited liability company obligations of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder, and that no personal liability whatsoever shall attach to or be incurred by the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder or any incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder and each incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder, or any of them, for breaches by the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, partner, member, manager or director of the Borrower, the Collateral Manager, the Seller or the Equityholder to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b) [Reserved].

(c) [Reserved].

(d) Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Seller, the Collateral Manager or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Borrower, the Seller and the Collateral Manager hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(e) Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower against the Collateral Manager or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(f) Notwithstanding any contrary provision set forth herein, no claim may be made by the Collateral Manager against the Borrower or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Collateral Manager hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(g) No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Administrative Agent and the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

(h) Notwithstanding any other provision of this Agreement, none of the parties to this Agreement, may, prior to the date which is one year (or if longer the applicable preference period then in effect) plus one day after the later to occur of (A) if a Permitted Securitization does not proceed with respect to a particular Borrower, the Termination Date or (B) if a Permitted Securitization does proceed, the payment in full of all notes issued by the Borrower thereunder, institute against, or join any other Person in instituting against, the Borrower, any bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws of any jurisdiction. Nothing in this Section 12.11(h) shall preclude, or be deemed to estop, the Collateral Agent or any other party to this Agreement (i) from taking any action prior to the expiration of the aforementioned period in (y) any case or proceeding voluntarily filed or commenced by the Borrower or (z) any involuntary insolvency proceeding filed or commenced by a Person other than one of the parties to this Agreement, or (ii) from commencing against the Borrower or any of its property any legal action that is not a bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. It is understood that the foregoing provisions of this paragraph (h) shall not (i) prevent recourse to the Collateral in the manner provided herein for the sums due or to become due under any obligation, instrument or agreement that is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Loans (to the extent that they evidence debt) or secured by this Agreement until such Collateral has been realized and proceeds distributed in accordance with the provisions of Section 2.7 and Section 2.8, whereupon any outstanding indebtedness or obligation of the Borrower shall be extinguished. It is further understood that the foregoing provisions of this paragraph (h) shall not limit the right of any Person to name the Borrower as a party defendant in any proceeding or in the exercise of any other remedy under this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Borrower.

(i) Wells Fargo (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Agreement or any document executed in connection herewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that any person providing such instructions or directions shall provide to Wells Fargo an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give Wells Fargo email or facsimile instructions (or instructions by a similar electronic method) and Wells Fargo in its discretion elects to act upon such instructions, Wells Fargo’s reasonable understanding of such instructions shall be deemed controlling. Wells Fargo shall not be liable for any losses, costs or expenses arising directly or indirectly from Wells Fargo’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to Wells Fargo, including without limitation the risk of Wells Fargo acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(j) The provisions of this Section 12.11 shall survive the termination of this Agreement.

Section 12.12 Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances.

(a) The Borrower shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent, as agent for the Secured Parties, and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Administrative Agent, as agent of the Secured Parties, hereunder to all property comprising the Collateral. The Borrower shall cooperate fully with the Collateral Manager in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.12(a).

(b) The Borrower agrees that from time to time, at its expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the security interest granted in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c) If the Borrower or the Collateral Manager fails to perform any of its obligations hereunder, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Article X. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

(d) Without limiting the generality of the foregoing, the Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the financing statements filed on the Closing Date or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Covenant Compliance Period shall have ended, authorize, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to each such financing statement.

Section 12.13 Confidentiality.

(a) Each of the Administrative Agent, the Secured Parties, the Collateral Agent, the Trustee, the Borrower and the Collateral Manager shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the business and beneficial ownership of the Borrower and the Collateral Manager hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors, rating agencies, potential investors or other agents engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loans contemplated herein and the agents of such Persons (“Excepted Persons”); provided that each Excepted Person (other than external accountants, auditors, attorneys and other Excepted Persons governed by ethical obligations and requirements) shall, as a condition to any such disclosure, agree that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower, (ii) disclose such information to Apollo Entities, (iii) disclose the existence of this Agreement, but not the financial terms thereof, (iv) disclose such information as is required by Applicable Law, and (v) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Collateral Manager Termination Events, and priority of payment provisions. For purposes of this Section 12.13, “Apollo Entities” means Apollo Global Management, LLC and each of its Subsidiaries and Affiliates and funds for which it provides management or investment services.

(b) Anything herein to the contrary notwithstanding, each of the Borrower and the Collateral Manager hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Collateral Manager, the Collateral Agent, the Trustee or the Secured Parties by each other, (ii) by the Administrative Agent, the Collateral Agent, the Trustee and the Secured Parties to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential in accordance with the terms hereof and to use such information solely for the purposes of the transactions contemplated by this Agreement, or (iii) by the Administrative Agent, and the Secured Parties to S&P or Moody’s, any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Administrative Agent, and the Collateral Manager may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Administrative Agent’s, the Secured Parties’, the Collateral Agent’s, the Trustee’s, the Collateral Manager’s, the Equityholder’s or the Borrower’s business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Secured Parties, the Collateral Agent, the Trustee, the Collateral Manager or the Borrower or an officer, director, employee, shareholder or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower or, to the extent information with respect to the Collateral Manager is included therein, the Collateral Manager, (E) to any affiliate, independent or internal auditor, agent (including any potential sub-or-successor servicer), employee or attorney of the Collateral Agent, the Trustee or the Collateral Manager having a need to know the same, (F) to any Person whose consent is required or to whom notice is required to be given in connection with the Borrower’s acquisition or disposition of any Loan or any assignment thereof, or (G) to any Person when required for USA Patriot Act or other “know your customer” purposes, provided that the Collateral Agent, the Trustee or the Collateral Manager, as applicable, advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower or the Collateral Manager, as applicable.

(d) Notwithstanding any other provision of this Agreement, each of the Borrower and the Collateral Manager shall each have the right to keep confidential from the Administrative Agent, the Collateral Agent and/or the Secured Parties, for such period of time as such Person determines is reasonable (i) any information that such Person reasonably believes to be in the nature of trade secrets and (ii) any other information that such Person or any of their Affiliates, or the officers, employees or directors of any of the foregoing, is required by law as evidenced by an Opinion of Counsel.

(e) Each of the Administrative Agent, the Secured Parties and the Collateral Agent will keep the information of the Obligors confidential in the manner required by the applicable Underlying Instruments.

Section 12.14 Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 12.15 Waiver of Setoff.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 12.16 Assignments by the Lenders.

(a) Each Lender may, with the prior written consent of the Borrower (such consent not to be (x) unreasonably withheld, conditioned or delayed or (y) required if an Event of Default has occurred), at any time assign an interest in, or sell a participation interest in any Advance (or portion thereof) or its Commitment hereunder (or any portion thereof) to any Person; provided that, (i) unless an Event of Default has occurred or the Reinvestment Period End Date has occurred, any such transferee shall have either a long-term unsecured debt rating of “Baa2” or above from Moody’s or “BBB” or above from S&P, (ii) the consent of the Borrower is not required for any assignment (x) to any Affiliate of a Lender or (y) required by any change in Applicable Law and (iii) in the case of an assignment of any Commitment (or any portion thereof) or any Advance (or any portion thereof) the assignee executes and delivers to the Collateral Manager, the Borrower the Administrative Agent, the Collateral Agent and the Trustee a fully executed Joinder Supplement substantially in the form of Exhibit H hereto. Each Lender hereby represents and warrants that is an Approved Lender. The parties to any such assignment or sale of a participation interest shall execute and deliver to such Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties. The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien (except Permitted Liens) to exist upon, any of the Borrower’s rights, obligations or duties under the Transaction Documents without the prior written consent of the Administrative Agent. Notwithstanding anything contained in this Agreement to the contrary, none of the Lenders shall need prior consent of the Borrower to consolidate with or merge into any other Person or convey or transfer substantially all of its properties and assets, including without limitation any Advance (or portion thereof), to any Person.

(b) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and Borrower, the Collateral Manager the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower, the Collateral Manager and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c) The Borrower agrees that each participant pursuant to Section 12.16(a) shall be entitled to the benefits of Section 2.12 and Section 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) (it being understood that the documentation required under Section 2.13(f) shall be delivered by the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant (A) agrees to be subject to the provisions of Section 2.12(g) as if it were an assignee hereunder; and (B) shall not be entitled to receive any greater payment under Section 2.12 or Section 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by the participating Lender or such participant with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case that occurs after the participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.12(g) with respect to the applicable participant.

(d) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of the applicable participants and the principal amounts (and stated interest) of each such participant’s interest in the Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Notwithstanding the foregoing provisions of this Section 12.16 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Advances or Commitments as collateral security to the Federal Reserve Bank or, as applicable, to such Lender’s trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder).

(f) Wells Fargo, as a Lender, hereby agrees to retain at least 50% of the Commitments unless (a) an Event of Default occurs or (b) it is required to sell any or all of its Commitments by Applicable Law or any regulatory authority.

(g) Any assignee or participant pursuant to this Section 12, on the date it becomes a Lender or participant shall certify in the applicable Joinder Supplement, participation agreement or other similar document that it is an Approved Lender. Any failure to include such a certification in a Joinder Supplement, participation agreement or other applicable document shall render such Joinder Supplement (and its related Joinder Supplement), participation agreement or other similar document void ab initio and of no force or effect for any purpose.

Section 12.17 Heading and Exhibits.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.18 Recognition of the U.S. Special Resolution Regimes.

To the extent that this Agreement and/or any other Transaction Document constitutes a QFC, the Borrower agrees with each Secured Party as of the Closing Date as follows:

(a) In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or such other Transaction Document, and any interest and obligation in or under this Agreement and/or such other Transaction Document from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or such other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that a Covered Party or a BHC Act Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or such other Transaction Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or such other Transaction Document were governed by the laws of the United States or a state of the United States.

Section 12.19 Intent of the Parties.

It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Borrower and do not constitute a “security” within the meaning of Section 8-102(15) of the UCC.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

AP LEAF, LLC

By: Middle Market Apollo Institutional Private Lending, its sole member

By: MMJV LLC, its Manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Loan and Security Agreement]

COLLATERAL MANAGER:

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

By:	MMJV LLC, its Manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Loan and Security Agreement]

EQUITYHOLDER:

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

By:	MMJV LLC, its Manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Loan and Security Agreement]

THE ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent

By:	/s/ Mike Romanzo
Name: Mike Romanzo
Title: Managing Director

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mike Romanzo
Name: Mike Romanzo
Title: Managing Director

[Signature Page to Loan and Security Agreement]

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Joseph Thomas
Name: Joseph Thomas
Title: Director

[Signature Page to Loan and Security Agreement]

THE COLLATERAL AGENT:

STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but solely as Collateral Agent

By:	/s/ Brian Peterson
Name: Brian Peterson
Title: Vice President

THE TRUSTEE:

STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Brian Peterson
Name: Brian Peterson
Title: Vice President

[Signature Page to Loan and Security Agreement]

EXHIBITS AND SCHEDULES

TO

LOAN AND SECURITY AGREEMENT

Dated as of December 20, 2023

EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	Form of Approval Notice
EXHIBIT B	[Reserved]
EXHIBIT C	Form of Officer’s Certificate as to Solvency
EXHIBIT D	Form of Officer’s Closing Certificate
EXHIBIT E	Form of Release of Underlying Instruments
EXHIBIT F	Form of Assignment of Underlying Instruments
EXHIBIT G	[Reserved]
EXHIBIT H	Form of Joinder Supplement
EXHIBIT I-1 to I-4	Form of U.S. Tax Compliance Certificate
EXHIBIT J	Form of Certificate of Required Loan Documents
EXHIBIT K	Form of Portfolio Acquisition and Disposition Certificate

SCHEDULES
SCHEDULE I	Legal Names
SCHEDULE II	Closing Date Loans
SCHEDULE III	Loan List
SCHEDULE IV	Agreed-Upon Procedures
SCHEDULE V	S&P Industry Classification Group List

EXHIBIT A-1

To Loan and

Security Agreement

FORM OF FUNDING NOTICE

[Date]

(AP LEAF, LLC)

Wells Fargo Bank, National Association

as the Administrative Agent

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2358

All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

Re:	Loan and Security Agreement dated as of December 20, 2023

Ladies and Gentlemen:

This Funding Notice is delivered to you pursuant to Sections 2.2 and 3.2 of that certain Loan and Security Agreement, dated as of December 20, 2023 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among AP Leaf, LLC, as the borrower (the “Borrower”), Middle Market Apollo Institutional Private Lending, as the collateral manager (in such capacity, the “Collateral Manager”) and as the equityholder (in such capacity, the “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto, State Street Bank and Trust Company, as the Trustee and as the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

The undersigned, through its duly elected Responsible Officer, and holding the office set forth below such officer’s name, hereby certifies as follows:

1.

The [Collateral Manager on behalf of the] Borrower hereby requests a Loan Advance in the principal amount of [$][CAD][€][£][      ] (the “Requested Advance”). Each Advance requested pursuant to the first sentence in any Eligible Currency shall be at least equal to the lesser of (A) the equivalent of $500,000 in such Eligible Currency (as determined by the Collateral Manager using the Applicable Conversion Rate) and (B) the equivalent in such Eligible Currency of the Foreign Currency Sublimit on the Requested Funding Date minus the Foreign Currency Advance Amount on the Requested Funding Date before giving effect to the Requested Advance.

2.	The Collateral Manager on behalf of the Borrower hereby requests that such Advance be made on the following date: (the “Requested Funding Date”).

3.	Wire Instructions:	Name of Bank:
A/C No.:
ABA No.:
Reference:____________________

Exhibit A-1

4.

Attached to this Funding Notice is a true, correct and complete list of the Obligors and all Loans (if any) which will be acquired with the Requested Advance and become part of the Collateral, each Loan reflected thereon being an Eligible Loan, and specifying the appropriate file number, Outstanding Balance, Eligible Currency, Approved Country, Assigned Value and Purchase Price of each such Loan.

5.

[The Borrower hereby certifies that as of the Requested Funding Date all of the conditions precedent set forth in Section 3.2 of the Loan and Security Agreement (other than with respect to the Collateral Manager’s certifications in clauses (d) and, with respect to reports required to be delivered by the Collateral Manager under the Transaction Documents, (g) and the conditions precedent in clauses (f), (h) and (i) of such Section 3.2) to the making of the Advances requested hereby set forth have been satisfied.]

6.

[The Collateral Manager hereby certifies that as of the Requested Funding Date all of the conditions precedent set forth in Section 3.2 of the Loan and Security Agreement (other than with respect to the Borrower’s certifications in clauses (c) and, with respect to reports required to be delivered by the Borrower under the Transaction Documents, (g) and the conditions precedent in clauses (f), (h) and (i) of such Section 3.2) to the making of the Advances requested hereby set forth have been satisfied.]

7.	The undersigned certifies that all information contained herein and in the attached Borrowing Base Certificate is true, correct and complete as of the date hereof.

Exhibit A-1

IN WITNESS WHEREOF, the undersigned has executed this Funding Notice as of the date first written above.

[AP LEAF, LLC, as Borrower

By:
Name:
Title: ]

[MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING, as the Collateral Manager on behalf of the Borrower

By:
Name:
Title: ]

[Attach Borrowing Base Certificate and List of Loans]

Exhibit A-1

EXHIBIT A-2

To Loan and

Security Agreement

FORM OF REPAYMENT NOTICE

[Date]

(AP LEAF, LLC)

Wells Fargo Bank, National Association

as the Administrative Agent

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2358

All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

Re:	Loan and Security Agreement dated as of December 20, 2023

Ladies and Gentlemen:

This Repayment Notice is delivered to you pursuant to Section 2.3 of that certain Loan and Security Agreement, dated as of December 20, 2023 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among AP Leaf, LLC, as the borrower (the “Borrower”), Middle Market Apollo Institutional Private Lending, as the collateral manager (in such capacity, the “Collateral Manager”) and as the equityholder (in such capacity, the “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto, State Street Bank and Trust Company, as the Trustee and as the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

The undersigned, through its duly elected Responsible Officer, and holding the office set forth below such officer’s name, hereby certifies as follows:

1. [Pursuant to Section 2.3(b) of the Loan and Security Agreement, the Collateral Manager on behalf of the] Borrower desires to reduce the Advances Outstanding (an “Advance Reduction”) by the amount of [$][CAD][€][£]       of Loan Advances on     (the “Requested Advance Reduction Date”). Any reduction of the Advances Outstanding (other than with respect to payments of Advances Outstanding made by the Borrower to cure a Borrowing Base Deficiency or Foreign Currency Sublimit Breach) in any Eligible Currency shall be in a minimum amount of the equivalent of $500,000 and in integral multiples of the equivalent of $100,000 (in each case, as determined by the Collateral Manager using the Applicable Conversion Rate) in excess thereof.]

2. [In connection with the Advance Reduction (if such Advance Reduction is in connection with an Optional Sale pursuant to Section 2.14 of the Loan and Security Agreement), the Borrower shall deliver to the Administrative Agent, on the Requested Advance Reduction Date, funds sufficient to repay such Advances Outstanding together with all accrued Interest thereon and Breakage Costs.] [In connection with the Advance Reduction (if such Advance Reduction is not in connection with an Optional Sale pursuant to Section 2.14 of the Loan and Security Agreement), the Borrower shall deliver to the Administrative Agent, on the Requested Advance Reduction Date, funds sufficient to repay such Advances Outstanding together with all Breakage Costs.]

A-2-1

3. [Pursuant to Section 2.3(a) of the Loan and Security Agreement, [the Collateral Manager on behalf of] the Borrower desires to permanently and irrevocably reduce the Commitments (a “Commitment Reduction”) by the amount of $       on     (the “Requested Commitment Reduction Date”). Such Commitment Reduction shall be in an amount equal to the aggregate Commitments, or, in the case of a partial reduction, $5,000,000 and in integral multiples of $500,000 in excess thereof. In connection with any such Commitment Reduction, other than in connection with a Permitted Securitization, the Borrower shall deliver to the Administrative Agent the applicable Commitment Reduction Fee.]

4. [On the Requested Commitment Reduction Date, the Borrower certifies that, after giving effect to the Commitment Reduction, the Advances Outstanding owing to any Lender will be less than the remaining Commitments.]

The undersigned certifies that all information contained herein is true and correct as of the date hereof.

[Remainder of Page Intentionally Left Blank]

A-2-2

IN WITNESS WHEREOF, the undersigned has executed this Repayment Notice this     day of      ,   .

[AP LEAF, LLC, as Borrower		[MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING, as the Collateral Manager on behalf of the Borrower

By:		By:
	Name:	Name:
	Title: ]	Title: ]

[Attach Borrowing Base Certificate]

A-2-3

EXHIBIT A-3

To Loan and

Security Agreement

FORM OF REINVESTMENT NOTICE

[Date]

(AP LEAF, LLC)

Wells Fargo Bank, National Association

as the Administrative Agent

550 S. Tryon Street,

Charlotte, NC 28202

Attention: Corporate Debt Finance

All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

Re:	Loan and Security Agreement dated as of December 20, 2023

Ladies and Gentlemen:

This Reinvestment Notice is delivered to you pursuant to Section 3.2(b) of that certain Loan and Security Agreement, dated as of December 20, 2023 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among AP Leaf, LLC, as the borrower (the “Borrower”), Middle Market Apollo Institutional Private Lending, as the collateral manager (in such capacity, the “Collateral Manager”) and as the equityholder (in such capacity, the “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto, State Street Bank and Trust Company, as the Trustee and as the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

The Collateral Manager (on behalf of the Borrower), through its duly elected Responsible Officer, and holding the office set forth below such officer’s name, hereby certifies as follows:

1. In connection with a proposed [Reinvestment of Principal Collections permitted by Section 2.14(a)] [acquisition of additional Loans in connection with a Substitution pursuant to Section 2.14(b)] of the Loan and Security Agreement, the Collateral Manager (on behalf of the Borrower) hereby requests a disbursement (a “Disbursement”) of Principal Collections from the Principal Collection Account in the amount of [$][CAD][€][£]      .

2. The Collateral Manager (on behalf of the Borrower) hereby requests that such Disbursement be made on the following date:       (the “Requested Reinvestment Date”).

3. Attached to this Reinvestment Notice is a true, correct and complete calculation of each Borrowing Base and all components thereof.

4. As of the Requested Reinvestment Date all of the conditions precedent set forth in Section 3.2 of the Loan and Security Agreement to the Disbursement requested hereby (other than with respect to the Borrower’s certifications in clauses (c) and, with respect to reports required to be delivered by the Borrower under the Transaction Documents, (g) and the conditions precedent in clauses (f), (h) and (i) of such Section 3.2) have been satisfied.

The undersigned certifies that all information contained herein and in the attached Borrowing Base Certificate is true and correct as of the date hereof.

[Remainder of Page Intentionally Left Blank]

A-3-1

IN WITNESS WHEREOF, the undersigned has executed this Reinvestment Notice this     day of      ,   .

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING, as the Collateral Manager on behalf of the Borrower

By:
Name:
Title:

[Attach Borrowing Base Certificate]

A-3-2

EXHIBIT A-4

To Loan and

Security Agreement

FORM OF BORROWING BASE CERTIFICATE

[DATE]

This certificate is delivered pursuant to that certain Loan and Security Agreement, dated as of December 20, 2023 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among AP Leaf, LLC, as the borrower (the “Borrower”), Middle Market Apollo Institutional Private Lending, as the collateral manager (in such capacity, the “Collateral Manager”) and as the equityholder (in such capacity, the “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto, State Street Bank and Trust Company, as the Trustee and as the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

[As of the date hereof the Borrower certifies that (i) all of the information set forth in Annex I attached hereto is true, correct and complete, (ii) with respect to the Borrower, no Default or Event of Default has occurred and is continuing, (iii) all of the Loans owned by the Borrower are Eligible Loans other than with respect to any criteria waived by the Administrative Agent on the applicable Funding Date of such Loan; and (iv) each of the representations and warranties in Sections 4.1 and 4.2 of the Loan and Security Agreement is true, correct and complete.

As of the date hereof the Collateral Manager certifies that (i) with respect to the Collateral Manager and the Seller, no Default, Event of Default or Collateral Manager Termination Event has occurred and is continuing; (ii) with respect to the Collateral Manager, each of the representations and warranties in Section 4.3 of the Loan and Security Agreement is true, correct and complete; and (iii) with respect to the Seller, each of the representations and warranties set forth in Section 3.1 of the Sale Agreement is true, correct and complete.]

[As of the date hereof the Collateral Manager certifies that (i) all of the information set forth in Annex I attached hereto is true, correct and complete, (ii) with respect to the Collateral Manager and the Seller, no Default, Event of Default or Collateral Manager Termination Event has occurred and is continuing; (iii) all of the Loans owned by the Borrower are Eligible Loans other than as waived by the Administrative Agent on the applicable Funding Date of such Loan; (iv) with respect to the Collateral Manager, each of the representations and warranties in Section 4.3 of the Loan and Security Agreement is true, correct and complete; and (v) with respect to the Seller, each of the representations and warranties set forth in Section 3.1 of the Sale Agreement is true, correct and complete.]

[Remainder of Page Intentionally Left Blank]

A-4-1

This Borrowing Base Certificate is certified as of the date first written above.

AP LEAF, LLC, as Borrower		MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING, as the Collateral Manager on behalf of the Borrower

By:		By:
	Name:	Name:
	Title:	Title:

A-4-2

ANNEX I

To Exhibit A-4

BORROWING BASE REPORT

SEE ATTACHED

A-4-3

EXHIBIT A-5

To Loan and

Security Agreement

FORM OF APPROVAL NOTICE

DATE

ELIGIBLE LOAN INFORMATION

Obligor Name

Tranche Description

Loan Type	MML

Par Amount of Loan Asset

Pricing

Remaining Term to Maturity

Net Senior Leverage Ratio

Total Net Leverage Ratio

Cash Interest Coverage Ratio

Eligible Currency	[Dollars][CADs][Euros][GBPs]

Approved Country

Primary Obligor

Designated as a Designated Loan	[YES][N/A]

ASSIGNED VALUE

Assigned Value

Advance Rate

Purchase Price

CONTROLLING LENDER APPROVAL

Commitment Termination

Approval Good Until

Approval Conditioned Upon

Reviewed by:
Name:
Telephone No..

A-5-1

EXHIBIT B

To Loan and

Security Agreement

[RESERVED]

B-1

EXHIBIT C

To Loan and

Security Agreement

FORM OF OFFICER’S CERTIFICATE AS TO SOLVENCY

[AP LEAF, LLC]

[MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING]

Reference is made to that certain [Loan and Security Agreement, dated as of December 20, 2023 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among AP Leaf, LLC, as the Borrower, Middle Market Apollo Institutional Private Lending, as the Collateral Manager and as the Equityholder, Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto, State Street Bank and Trust Company, as the Trustee and as the Collateral Agent][Loan Sale Agreement, dated as of December 20, 2023 (as amended, modified, supplemented or restated from time to time, the “Sale Agreement”), by and between Middle Market Apollo Institutional Private Lending, as the Seller, and AP Leaf, LLC, as the Purchaser]. Capitalized terms used but not defined herein shall have the meanings provided in the [Loan and Security Agreement][Sale Agreement].

The undersigned, through its duly elected Responsible Officer, hereby certifies as of the     day of     ,   (the “Certification Date”) to [the Borrower,] the Administrative Agent, the Lenders, the other Secured Parties, and their respective successors and assigns, as follows:

Both before and after giving effect to (a) the transactions contemplated by the [Loan and Security Agreement][Sale Agreement] and the other Transaction Documents and (b) the payment and accrual of all transaction costs in connection with the foregoing, the undersigned is and will be Solvent.

[Remainder of Page Intentionally Left Blank]

C-1

IN WITNESS WHEREOF, I have signed and delivered this Officer’s Certificate as to Solvency as of the Certification Date.

[AP LEAF, LLC

By:
Name:
Title:]

[MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

By:
Name:
Title:]

C-2

EXHIBIT D

To Loan and

Security Agreement

FORM OF OFFICER’S CLOSING CERTIFICATE

Dated as of [ ], 20[ ]

The undersigned, the [Officer’s Title] of [Name of Entity] (the “Company”), does, as of the date hereof, hereby certify in such capacity, and not individually, as follows pursuant to that certain Loan and Security Agreement, dated as of December 20, 2023 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among AP Leaf, LLC, as the borrower, Middle Market Apollo Institutional Private Lending, as the collateral manager and as the equityholder, Wells Fargo Bank, National Association, as the administrative agent, each of the Lenders from time to time party thereto, State Street Bank and Trust Company, as the trustee and as the collateral agent. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Loan and Security Agreement.

(1) Duly [Formed][Incorporated][Registered]. The Company is [duly formed, validly existing and in good standing][duly incorporated, validly existing and in good standing][duly registered, validly existing and in good standing] under the laws of the State of Delaware.

(2) No Default. No Default, Event of Default, Change of Control with respect to the Company [or Collateral Manager Termination Event] has occurred and is continuing.

(3) Certificate of [Incorporation][Formation][Partnership]. Attached hereto as “Exhibit A” is a true, correct and complete copy of the Certificate of [Incorporation][Formation][Registration] of the Company, together with any and all amendments thereto, as on file with the Secretary of State of Delaware, and no action has been taken to amend, modify or repeal such Certificate of [Incorporation][Formation][Registration], the same being in full force and effect in the attached form as of the date hereof.

(4) Governing Documents. Attached hereto as “Exhibit B” are true, correct and complete copies of the [Constitution][Memorandum and Articles of Association][Limited Liability Company Agreement][Partnership Agreement] of the Company, together with any and all amendments thereto, and such [Constitution][Memorandum and Articles of Association][Limited Liability Company Agreement][Partnership Agreement] remains in full force and effect in the attached form as of the date hereof.

(5) Resolutions. Attached hereto as “Exhibit C” is a true and correct copy of the resolutions that have been duly adopted by the [Member(s)] of the Company dated [     ], and such resolutions have not been amended, modified, revoked or rescinded in any respect since its adoption and remains in full force and effect on the date hereof.

D-1

(6) Incumbency. Attached hereto as “Exhibit D” is an Incumbency Certificate which sets forth the names, titles, and specimen signatures of the individuals who are duly elected, qualified and acting officers of the Company as of the date hereof.

(7) Good Standing/Existence. Attached hereto as “Exhibit E” is a recently dated Certificate of [Good Standing][Existence] of the Company, issued by the Secretary of State or other appropriate authority of each jurisdiction in which the Company was formed or is qualified to do business, such certificates evidencing the good standing and existence of the Company         in         such         jurisdictions.

D-2

IN WITNESS WHEREOF, the undersigned has hereunto executed this Officer’s Certificate as of the date first set forth above.

Name:
Title:

The undersigned, ____________________, does hereby certify that he is a duly elected and presently incumbent ____________________ of the Company and in such capacity on behalf of the Company, does hereby certify that ____________________ is a duly elected and presently incumbent ____________________ of the Company.

Name:
Title:

Signature Page to Officer’s Certificate

Exhibit A

to Officer’s Certificate

Certificate of [Incorporation][Formation][Registration]

Exh. A

Exhibit B

to Officer’s Certificate

Governing Documents

Exh. B

Exhibit C

to Officer’s Certificate

Resolutions

Exh. C

Exhibit D

to Officer’s Certificate

Incumbency

NAME	TITLE	SIGNATURE

Exh. D

Exhibit E

to Officer’s Certificate

Good Standing Certificates

Exh. E

EXHIBIT E

To Loan and

Security Agreement

FORM OF RELEASE OF UNDERLYING INSTRUMENTS

[Delivery Date]

State Street Bank and Trust Company

1776 Heritage Drive

North Quincy, MA 02171

Attention: Structured Trust and Analytics

Phone: 617-786-3000

Re:

Loan and Security Agreement, dated as of December 20, 2023 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among AP Leaf, LLC, as the borrower (the “Borrower”), Middle Market Apollo Institutional Private Lending, as the collateral manager (in such capacity, the “Collateral Manager”) and as the equityholder (in such capacity, the “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto, State Street Bank and Trust Company, as the Trustee and as the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

Ladies and Gentlemen:

In connection with the administration of the Underlying Instruments held by State Street Bank and Trust Company, as the Collateral Agent on behalf of the Secured Parties, under the Loan and Security Agreement, we request the release of the Underlying Instruments (or such documents as specified below) for the Loans described below, for the reason indicated. All capitalized terms used but not defined herein shall have the meaning provided in the Loan and Security Agreement.

Obligor’s Name, Address & Zip Code:

Loan Identification Number:

Reason for Requesting Documents (check one)

☐	1.	Loan paid in full. (The Collateral Manager hereby certifies that all amounts received in connection with such Loan have been or will be credited to the Collection Account as required by the Loan and Security Agreement.)

☐	2.	Loan liquidated by . (The Collateral Manager hereby certifies that all proceeds (net of liquidation expenses which the Collateral Manager may retain to pay such expenses) of foreclosure, insurance, condemnation or other liquidation have been finally received and have been or will be credited to the Collection Account.)

☐	3.	Loan in foreclosure / being enforced.

☐	4.	Delivered in Error.

☐	5.	Substitution.

☐	6.	Failure to satisfy Review Criteria.

☐	7.	Repurchased.

☐	8.	Occurrence of the Collection Date.

☐	9.	Discretionary Sale.

☐	10.	Servicing.

☐	11.	Other (explain).

If box 1, 2, 4, 5, 6, 7, 8, or 9 above is checked, and if all or part of the Underlying Instruments were previously released to us, please release to us the Underlying Instruments, requested in our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Loan.

If box 6 is checked, we understand that the Underlying Instruments will not be released to us until such release is approved by the Administrative Agent pursuant to Section 7.2(b)(i) of the Loan and Security Agreement.

If box 3, 10 or 11 above is checked, we will return of all of the above Underlying Instruments to you as the Collateral Agent (i) promptly upon the request of the Administrative Agent (after an Event of Default) or (ii) when our need therefor no longer exists.

[Remainder of Page Intentionally Left Blank]

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING, as the Collateral Manager

By:
Name:
Title:

Consent of Administrative Agent if required under the Loan and Security Agreement:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Administrative Agent

By:
Name:
Title:
Date:

EXHIBIT F

To Loan and

Security Agreement

FORM OF ASSIGNMENT OF UNDERLYING INSTRUMENTS

THIS GENERAL ASSIGNMENT OF UNDERLYING INSTRUMENTS (this “Assignment”), made as of the     day of     , 20   by           (“   ”), having an address                (“Assignor”) to [     ], a [     ] [     ], having an address at [     ]] (“Assignee”).

KNOW ALL MEN BY THESE PRESENTS, that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby does sell, assign, transfer, grant, convey and set over unto Assignee and to the successors and assigns of Assignee all of Assignor’s right, title and interest in, to and under (a) the document(s) referenced in Exhibit A attached hereto and made a part hereof, including any amendments or supplements thereto (such documents collectively referred to herein as the “Underlying Instruments”), (b) the instruments, documents, certificates, letters, records and papers relating to the Underlying Instruments and all other documents executed and/or delivered in connection with the loan evidenced and or secured by the Underlying Instruments, including, without limitation, all of Assignor’s right, title and interest in any title insurance policies, and other insurance policies, endorsements and certificates, security agreements, guaranties, indemnities, bank accounts, certificates of deposit, letters of credit, bonds, operating accounts, reserve accounts, escrow accounts and other accounts, permits, licenses, opinions, surveys, appraisals, environmental reports, inspection reports, financial statements, and any and all other documents and collateral arising out of and/or executed and/or delivered in connection with the Underlying Instruments, (c) all rights and benefits of Assignor related to the Underlying Instruments, including without limitation, all of Assignor’s rights to receive insurance proceeds, condemnation awards, indemnity payments, sales proceeds and all other income, issues, profits, payments and proceeds of any nature under or in connection with the Underlying Instruments, and all of Assignor’s rights to exercise any rights or remedies thereunder, and all claims, demands and causes of action related to the items referenced in clauses (a) and (b) above (the items referenced in clauses (a), (b) and (c) are collectively referred to herein as the “Assigned Documents”). Assignor represents to Assignee that Assignor has good right, title and authority to assign the Assigned Documents as set forth herein.

[Signature Page To Follow]

IN WITNESS WHEREOF, Assignor has caused these presents to be duly executed as of the day and year first written above.

[Entity], a [State of Inc./Formation] [Entity Type]

[By:	_____________________, its _________]

By:	[SEAL]
Name:
Title:

EXHIBIT A

To Exhibit F

EXHIBIT A1

[Modify/add/delete as appropriate]

1.

[Loan Agreement][Credit Agreement], dated as of ______________ ___, 20__ (together with all amendments and supplements from time to time thereto), between _______________________ and _____________________.

2.	Promissory Note dated ___________ ___, 20__ in the original principal amount of $_________ issued by _____________ in favor of ______________, or order.

3.	UCC-1 Financing Statements showing ________, as debtor, and ___________, as secured party.

4.

[Reference other major loan documents if applicable, such as: note purchase agreement, acquisition agreement, intercreditor agreement, guarantees, insurance policies and assumption or substitution agreements.]

[1]	Capitalized terms used but not defined herein shall have the meaning ascribed to them in the .

EXHIBIT G

To Loan and

Security Agreement

[RESERVED]

G-1

EXHIBIT H

To Loan and

Security Agreement

FORM OF JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto, AP Leaf, LLC, as the borrower (the “Borrower”), and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).

WHEREAS, this Joinder Supplement is being executed and delivered under Section 2.1(d) of the Loan and Security Agreement, dated as of December 20, 2023 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among AP Leaf, LLC, as the borrower (the “Borrower”), Middle Market Apollo Institutional Private Lending, as the collateral manager (in such capacity, the “Collateral Manager”) and as the equityholder (in such capacity, the “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto, State Street Bank and Trust Company, as the Trustee and as the Collateral Agent. Capitalized terms used but not defined herein shall have the meaning provided in the Loan and Security Agreement; and

WHEREAS, the party set forth in Item 2 of Schedule I hereto (the “Proposed Lender”) wishes to become a Lender party to the Loan and Security Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Administrative Agent of an executed counterpart of this Joinder Supplement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Proposed Lender, the Borrower and the Administrative Agent, the Administrative Agent will transmit to the Proposed Lender and the Borrower, a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Supplement (a “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Supplement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be a Lender party to the Loan and Security Agreement for all purposes thereof.

(b) Each of the parties to this Joinder Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Supplement.

(c) By executing and delivering this Joinder Supplement, the Proposed Lender confirms to and agrees with the Administrative Agent and the other Lenders as follows: (i) none of the Administrative Agent and the other Lenders makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Security Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Security Agreement or any other instrument or document furnished pursuant thereto, or the Collateral (as defined under the Loan and Security Agreement) or the financial condition of the Seller, the Collateral Manager or the Borrower, or the performance or observance by the Seller, the Collateral Manager or the Borrower of any of their respective obligations under the Loan and Security Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Supplement; (iii) the Proposed Lender will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan and Security Agreement; (iv) the Proposed Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan and Security Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan and Security Agreement; and (v) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lenders) that it will perform in accordance with their terms all of the obligations which, by the terms of the Loan and Security Agreement, are required to be performed by it as a Lender.

(d) By executing and delivering this Joinder Supplement, the Proposed Lender certifies to the Administrative Agent and the other Lenders that it is an Approved Lender.

(e) Schedule II hereto sets forth administrative information with respect to the Proposed Lender.

(f) This Joinder Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO

JOINDER SUPPLEMENT

COMPLETION OF INFORMATION AND

SIGNATURES FOR JOINDER SUPPLEMENT

Re:

Loan and Security Agreement, dated as of December 20, 2023 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among AP Leaf, LLC, as the borrower (the “Borrower”), Middle Market Apollo Institutional Private Lending, as the collateral manager (in such capacity, the “Collateral Manager”) and as the equityholder (in such capacity, the “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto, State Street Bank and Trust Company, as the Trustee and as the Collateral Agent.

Item 1:	Date of Joinder Supplement:

Item 2:	Proposed Lender:

Item 3:	Qualifying Lender:	[YES][NO]

Item 4:		Commitment $
Facility Maturity Date:

Item 5:	Signatures of Parties to Agreement:

___________________________, as
Proposed Lender

By:
Name:
Title:

AP LEAF, LLC, as Borrower

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[NAME OF LENDER], as Lender

By:
Name:
Title:

SCHEDULE II TO

JOINDER SUPPLEMENT

ADDRESS FOR NOTICES

AND

WIRE INSTRUCTIONS

Address for Notices:

Telephone:
Facsimile:
email:

With a copy to:

Telephone:
Facsimile:
email:

Wire Instructions:

Name of Bank:
A/C No.:
ABA No.:
Reference:

SCHEDULE III TO

JOINDER SUPPLEMENT

FORM OF

JOINDER EFFECTIVE NOTICE

To:	[Name and address of the Borrower, Administrative Agent and Proposed Lender]

This Joinder Effective Notice is delivered to you pursuant to Section (a) of the Joinder Supplement by the undersigned, as Administrative Agent under the Loan and Security Agreement, dated as of December 20, 2023 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among AP Leaf, LLC, as the Borrower, Middle Market Apollo Institutional Private Lending, as the collateral manager and as the equityholder, the Administrative Agent, each of the Lenders from time to time party thereto, State Street Bank and Trust Company, as the Trustee and as the Collateral Agent. [Note: attach copies of Schedules I and II from such Loan and Security Agreement.] Terms defined in such Joinder Supplement are used herein as therein defined.

Pursuant to such Joinder Supplement, you are advised that the Joinder Effective Date for [Name of Proposed Lender] will be        with a Commitment of $        .

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: Name: Title:

EXHIBIT I TO

Loan and

Security Agreement

[FORM OF EXHIBIT I-1]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of December 20, 2023 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Agreement”), between AP Leaf, LLC, as Borrower, Middle Market Apollo Institutional Private Lending, as Collateral Manager and as Equityholder, Wells Fargo Bank, National Association, as Administrative Agent, State Street Bank and Trust Company, as Trustee and as Collateral Agent, and each of the Lenders from time to time party thereto.

Pursuant to the provisions of Section 2.13 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Obligations in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name: Title:

Date:        , 20[ ]

[FORM OF EXHIBIT I-2]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of December 20, 2023 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Agreement”), between AP Leaf, LLC, as Borrower, Middle Market Apollo Institutional Private Lending, as Collateral Manager and as Equityholder, Wells Fargo Bank, National Association, as Administrative Agent, State Street Bank and Trust Company, as Trustee and as Collateral Agent, and each of the Lenders from time to time party thereto.

Pursuant to the provisions of Section 2.13 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name: Title:

Date:         , 20[ ]

[FORM OF EXHIBIT I-3]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of December 20, 2023 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Agreement”), between AP Leaf, LLC, as Borrower, Middle Market Apollo Institutional Private Lending, as Collateral Manager and as Equityholder, Wells Fargo Bank, National Association, as Administrative Agent, State Street Bank and Trust Company, as Trustee and as Collateral Agent, and each of the Lenders from time to time party thereto.

Pursuant to the provisions of Section 2.13 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:        , 20[ ]

[FORM OF EXHIBIT I-4]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of December 20, 2023 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Agreement”), between AP Leaf, LLC, as Borrower, Middle Market Apollo Institutional Private Lending, as Collateral Manager and as Equityholder, Wells Fargo Bank, National Association, as Administrative Agent, State Street Bank and Trust Company, as Trustee and as Collateral Agent, and each of the Lenders from time to time party thereto.

Pursuant to the provisions of Section 2.13 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Obligations in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Obligations, (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:        , 20[ ]

EXHIBIT J TO

Loan and

Security Agreement

FORM OF CERTIFICATE OF REQUIRED LOAN DOCUMENTS

Reference is made to that certain Loan and Security Agreement, dated as of December 20, 2023 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among AP Leaf, LLC, as the borrower (the “Borrower”), Middle Market Apollo Institutional Private Lending, as the collateral manager (in such capacity, the “Collateral Manager”) and as the equityholder (in such capacity, the “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto, State Street Bank and Trust Company, as the Trustee and as the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

In connection with the acquisition of [     ] (the “Loan”) by the Borrower as of the     day of      ,    (the “Certification Date”), the undersigned hereby certifies to the Administrative Agent, the Lenders, the other Secured Parties, and their respective successors and assigns, that it has possession of the documents specified on Exhibit A attached hereto relating to the Loan.

IN WITNESS WHEREOF, I have signed and delivered this certificate as of the Certification Date.

By:
Name:
Title:

J-1

Exhibit A2

[Modify/add/delete as appropriate]

1.	Loan Agreement, dated as of , 20 (together with all amendments and supplements from time to time thereto), between and relating to a loan in the original principal amount of $ .

2.	Promissory Note dated , 20 in the original principal amount of $ issued by in favor of , or order.

3.	UCC-1 Financing Statements showing , as debtor, and , as secured party. [Reference Recording Office and any assignments.]

4.

[Reference other major loan documents, such as: loan agreement, credit agreement, note purchase agreement, acquisition agreement, intercreditor agreement, guarantees, insurance policies and assumption or substitution agreements.]

[2]	Capitalized terms used but not defined herein shall have the meaning ascribed to them in the .

J-2

EXHIBIT K TO

Loan and

Security Agreement

FORM OF PORTFOLIO ACQUISITION AND DISPOSITION CERTIFICATE

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

Reference is made to that certain Loan and Security Agreement, dated as of December 20, 2023 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among AP Leaf, LLC, as the borrower (the “Borrower”), Middle Market Apollo Institutional Private Lending, as the collateral manager (in such capacity, the “Collateral Manager”) and as the equityholder (in such capacity, the “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto, State Street Bank and Trust Company, as the Trustee and as the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

In connection with the [acquisition][disposition] of [    ] (the “Loan”) by the Borrower as of [DATE] (the “Certification Date”), the undersigned, through its duly elected Responsible Officer, hereby certifies to the Collateral Agent and its successors and assigns, as follows:

1. The Loan, if being acquired by the Borrower, meets the requirements set forth in clause (aa) of the definition of Eligible Loan;

2. The Loan is being acquired or disposed of in accordance with the terms and conditions set forth in the Loan and Security Agreement; and

3. The Loan is not being acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

[Remainder of Page Intentionally Left Blank]

K-1

IN WITNESS WHEREOF, I have signed and delivered this Portfolio Acquisition and Disposition Certificate as of the Certification Date.

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING, as the Collateral Manager

By:
Name:
Title:

K-2

SCHEDULE I

To Loan and

Security Agreement

LEGAL NAMES

The exact legal name of each of the Borrower, the Equityholder, the Collateral Manager and the Seller is as follows:

Borrower:	AP Leaf, LLC

Equityholder:	Middle Market Apollo Institutional Private Lending

Collateral Manager:	Middle Market Apollo Institutional Private Lending

Seller:	Middle Market Apollo Institutional Private Lending

SCHEDULE I-1

SCHEDULE II

To Loan and

Security Agreement

CLOSING DATE LOANS

N/A

SCHEDULE II-1

SCHEDULE III

To Loan and

Security Agreement

LOAN LIST

[SEE ATTACHED]

SCHEDULE III-1

SCHEDULE IV

To Loan and

Security Agreement

AGREED-UPON PROCEDURES

In accordance with Section 6.8(d)(iii) of the Loan and Security Agreement, the Borrower will cause a firm of nationally recognized independent public accountants to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants have either verified, compared, or recalculated each of the following items to applicable system or records of the Borrower or the Collateral Manager, as applicable:

[•	List of Loans included in the Collateral (as of the end of the applicable fiscal year)

•	Adjusted Borrowing Value

•	Borrowing Base (Aggregate)]

[With respect to the Borrowing Base (Aggregate) determination, based on the Borrowing Base Certificate delivered with respect to each Payment Date pursuant to Section 6.8(c) of the Loan and Security Agreement, commencing with the Payment Date occurring in February 2024.]

The report provided by the accountants may be in a format such typically utilized for a report of this nature, however it will consist of at a minimum, (i) a list of deviations from the applicable report or Loan and Security Agreement requirement and (ii) discuss with the Collateral Manager the reason for such deviations, and set forth the findings in such report.

SCHEDULE IV-1

SCHEDULE V

To Loan and

Security Agreement

S&P INDUSTRY CLASSIFICATION GROUP LIST

Asset Type Code	Asset Type Description

1020000	Energy Equipment & Services
1030000	Oil, Gas & Consumable Fuels
1033403	Mortgage REITs
2020000	Chemicals
2030000	Construction Materials
2040000	Containers & Packaging
2050000	Metals & Mining
2060000	Paper & Forest Products
3020000	Aerospace & Defense
3030000	Building Products
3040000	Construction & Engineering
3050000	Electrical Equipment
3060000	Industrial Conglomerates
3070000	Machinery
3080000	Trading Companies & Distributors
3110000	Commercial Services & Supplies
9612010	Professional Services
3210000	Air Freight & Logistics
3220000	Airlines
3230000	Marine
3240000	Road & Rail
3250000	Transportation Infrastructure
4011000	Auto Components
4020000	Automobiles
4110000	Household Durables
4120000	Leisure Products
4130000	Textiles, Apparel & Luxury Goods
4210000	Hotels, Restaurants & Leisure
9551701	Diversified Consumer Services
4310000	Media
4300001	Entertainment
4300002	Interactive Media and Services
4410000	Distributors
4420000	Internet and Direct Marketing Retail
4430000	Multiline Retail
4440000	Specialty Retail
5020000	Food & Staples Retailing
5110000	Beverages
5120000	Food Products

SCHEDULE V-1

Asset Type Code	Asset Type Description

5130000	Tobacco
5210000	Household Products
5220000	Personal Products
6020000	Health Care Equipment & Supplies
6030000	Health Care Providers & Services
9551729	Health Care Technology
6110000	Biotechnology
6120000	Pharmaceuticals
9551727	Life Sciences Tools & Services
7011000	Banks
7020000	Thrifts & Mortgage Finance
7110000	Diversified Financial Services
7120000	Consumer Finance
7130000	Capital Markets
7210000	Insurance
7310000	Real Estate Management & Development
7311000	Equity Real Estate Investment Trusts (REITs)
8030000	IT Services
8040000	Software
8110000	Communications Equipment
8120000	Technology Hardware, Storage & Peripherals
8130000	Electronic Equipment, Instruments & Components
8210000	Semiconductors & Semiconductor Equipment
9020000	Diversified Telecommunication Services
9030000	Wireless Telecommunication Services
9520000	Electric Utilities
9530000	Gas Utilities
9540000	Multi-Utilities
9550000	Water Utilities
9551702	Independent Power and Renewable Electricity Producers
PF1	Project finance: Industrial equipment
PF2	Project finance: Leisure and gaming
PF3	Project finance: Natural resources and mining
PF4	Project finance: Oil and gas
PF5	Project finance: Power
PF6	Project finance: Public finance and real estate
PF7	Project finance: Telecommunications
PF8	Project finance: Transport

SCHEDULE V-2

Annex A

AP LEAF, LLC

as Borrower

9 West 57th Street, 42nd Floor

New York, New York 10019

Email: khester@apollo.com

With a copy to:

Middle Market Apollo Institutional Private Lending

9 West 57th Street, 42nd Floor

New York, New York 10019

Attention: Kristin Hester

Email: khester@apollo.com

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

as Equityholder

9 West 57th Street, 42nd Floor

New York, New York 10019

Attention: Kristin Hester

Email: khester@apollo.com

With copies to:

Apollo Credit Management, LLC

9 West 57th Street, 42nd Floor

New York, New York 10019

Attention: Kristin Hester

Email: khester@apollo.com

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

as Collateral Manager

9 West 57th Street, 42nd Floor

New York, New York 10019

Email: khester@apollo.com

With copies to:

Apollo Credit Management, LLC

9 West 57th Street, 42nd Floor

New York, New York 10019

Attention: Kristin Hester

Email: khester@apollo.com

Annex A to LSA

Annex A (Continued)

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2358

All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION

as a Lender

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2358

All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

STATE STREET BANK AND TRUST COMPANY,

as Collateral Agent

1776 Heritage Drive, Mail Stop: JAB0527

North Quincy, Massachusetts 02171

Attention: Structured Trust and Analytics

Email: StructuredTrustandAnalytics@StateStreet.com

and,

(a) for the delivery of DTC eligible securities:

DTCC

Newport Office Center

570 Washington BLVD

Jersey City, NJ 07310

5th floor/NY Window/Robert Mendez

FBO: State Street Bank & Trust for account A3UF (SSB Fund Number)

Annex A to LSA

(b) for the delivery of any non-DTC Eligible Documents:

Attention: Michael Mauleon

1776 Heritage Drive, JAB/5 SW

North Quincy MA 02171

FBO: State Street Bank & Trust for account A3UF (SSB Fund Number)

STATE STREET BANK AND TRUST COMPANY,

as Trustee

1776 Heritage Drive, Mail Stop: JAB0527

North Quincy, Massachusetts 02171

Attention: Structured Trust and Analytics

Email: StructuredTrustandAnalytics@StateStreet.com

VIRTUS GROUP, LP

as Collateral Administrator

Virtus Group, LP

347 Riverside Avenue

Jacksonville, Florida 32202

Attention: AP Leaf, LLC

e-mail: apleafllc@virtusllc.com

with a copy, in the case of any notice of breach, default or termination, to:

FIS

347 Riverside Avenue

Jacksonville, Florida 32202

Attention: Chief Legal Officer

Annex A to LSA

Annex A (Continued)

BANK OF AMERICA, N.A.

as a Lender

101 S. Tryon Street

Mail Code: NC1-002-14-27

Charlotte, NC 28205

Attention: Loan Operations

Facsimile: (704) 719-5385

Email: dg.baml-trs-loan-ops@baml.com

Annex A to LSA

Annex B

Lender	Commitment
Wells Fargo Bank, National Association	$300,000,000
Bank of America, N.A.	$200,000,000

Annex B to LSA